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Filed pursuant to Rule 424(b)(3)
Registration No. 333-200718

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This prospectus supplement and the accompanying base prospectus are not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2016
PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus dated February 13, 2015)

Ashford Hospitality Prime, Inc.
5.50% Series B Cumulative Convertible Preferred Stock
(Liquidation Preference $25.00 per share)

          We are offering 290,850 shares of our 5.50% Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") pursuant to this prospectus supplement. We are conducting this offering to comply with our obligation to conduct an underwritten offering of the Series B Preferred Stock and provide for the listing of the Series B Preferred Stock on a national securities exchange pursuant to an agreement with the current holder of all of the currently outstanding 2,600,000 shares of Series B Preferred Stock.

          The Series B Preferred Stock is perpetual and has limited voting rights prior to conversion into our common stock. The annual dividend on each share of Series B Preferred Stock is 5.50% per annum on the $25.00 per share liquidation preference. Dividends are payable each July 15, October 15, January 15 and April 15 (or the next succeeding business day) to holders of record on the preceding June 30, September 30, December 30 and March 30. Dividends on the Series B Preferred Stock issued in this offering will accrue and be cumulative from April 15, 2016, when, as and if declared by our board of directors out of legally available funds for such purpose. See "Description of the Series B Preferred Stock."

          We may redeem the Series B Preferred Stock under certain circumstances. In addition, the holders of our Series B Preferred Stock may require us to redeem their shares of Series B Preferred Stock under certain circumstances. See "Description of the Series B Preferred Stock—Redemption."

          Holders of the Series B Preferred Stock may convert their shares of Series B Preferred Stock into common stock at any time. In addition, on or prior to the occurrence of a Change of Control, holders of the Series B Preferred Stock may convert some or all of their shares of Series B Preferred Stock into shares of our common as described under "Description of the Series B Preferred Stock—Conversion Rights."

          Our common stock, par value $0.01 per share (the "common stock"), is traded on the New York Stock Exchange, or NYSE, under the symbol "AHP." On April 25, 2015, the last reported sale price of our common stock on the NYSE was $10.65 per share. Currently, there is no public market for the Series B Preferred Stock. We have applied to have the Series B Preferred Stock admitted to trading on the NYSE under the symbol AHP PR B and we anticipate that our Series B Preferred Stock will be approved assuming that we sell a sufficient number of shares of Series B Preferred Stock to satisfy the minimum listing requirements, and we satisfy all other listing requirements. If the application is approved, trading of the Series B Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series B Preferred Stock.

          We are taxed as, and operate in a manner that allows us to qualify as, a real estate investment trust ("REIT") for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock. See "Restrictions on Ownership and Transfer" in the accompanying prospectus for a detailed description of the ownership and transfer restrictions applicable to our capital stock.

          We are an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012.

          Investing in our Series B Preferred Stock involves risks. You should carefully consider each of the factors described under "Risk Factors" on page S-13 of this prospectus supplement, and under "Risk Factors" on page 9 of the accompanying prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price(1)	$	$

Underwriting discounts and commissions(2)	$	$

Proceeds, before expenses, to Ashford Hospitality Prime, Inc.	$	$

(1)
Including accrued dividends since April 15, 2016.

(2)
Excludes an aggregate structuring and advisory fee equal to 1.35% of the gross proceeds of this offering, or approximately $            , payable by us to FBR Capital Markets & Co. See "Underwriting" beginning on page S-73 of this prospectus supplement.

The underwriter expects to deliver the Series B Preferred Stock on or about April     , 2016.

Sole Book-Running Manager

FBR

Prospectus supplement dated                        , 2016

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the registration statement of which this prospectus supplement is a part, the accompanying prospectus, and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus supplement is correct on any date after the date of the prospectus supplement even though this prospectus supplement is delivered or shares are sold pursuant to this prospectus supplement at a later date. Since the date of this prospectus supplement, our business, financial condition, results of operations or prospects may have changed.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in a filing we have made with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the date hereof, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC under the Exchange Act prior to the termination of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing, this prospectus supplement or the accompanying prospectus, as the case may be.

        This prospectus supplement and the documents incorporated by reference herein contain registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including Marriott International®, Hilton Worldwide®, Sofitel® and Accor®. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees is an issuer of the securities described herein. In addition none of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees has or will have any liability arising out of or related to the sale or offer of the shares being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus supplement, or the documents incorporated by reference herein, or otherwise disseminated in connection with the offer or sale of the shares offered hereby.

        When used in this prospectus supplement, the terms "the Company," "our company," "we," "us," "our" or "Ashford Prime" refer to Ashford Hospitality Prime, Inc., a Maryland corporation and, as the context may require, its consolidated subsidiaries including Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership, which we refer to as our "operating partnership" or "Ashford Prime OP." Additionally, other terms that we use throughout this prospectus are defined as follows:

  •
  "ADR" means average daily rate and is calculated by dividing total hotel rooms revenues by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. We use ADR to assess the pricing levels that we are able to generate.

S-ii

  •
  "Ashford LLC" means Ashford Hospitality Advisors LLC, a Delaware limited liability company and a wholly-owned subsidiary of Ashford Inc., an affiliate of Ashford Trust ("Ashford Inc." and, together with Ashford LLC, the "Advisor").

  •
  "Ashford Trust" means Ashford Hospitality Trust, Inc., a Maryland corporation, and, as the context may require, its consolidated subsidiaries, including Ashford Hospitality Limited Partnership, a Delaware limited partnership and Ashford Trust's operating partnership, which we refer to as "Ashford Trust OP."

  •
  "Gateway market" means, with respect to U.S. markets, any of the 20 most populous metropolitan statistical areas, as estimated by the United States Census Bureau and delineated by the U.S. Office of Management and Budget. With respect to foreign markets, a gateway market means an area that is a general destination or in close proximity to a major transportation hub or business center, such that it serves as a significant entry or departure point to a foreign country or region of a foreign country for business or leisure travelers.

  •
  "High RevPAR," for purposes of our investment strategy, means RevPAR of at least twice the then current U.S. average RevPAR for all hotels as determined by Smith Travel Research (i.e., anticipated RevPAR of at least $157 for the year ended December 31, 2015).

  •
  "Occupancy" means the total number of hotel rooms sold in a given period divided by the total number of rooms available. Occupancy measures the utilization of our hotels' available capacity. We use occupancy to measure demand at a specific hotel or group of hotels in a given period.

  •
  "Our TRSs" refers to our taxable REIT subsidiaries, including Ashford Prime TRS Corporation, a Delaware corporation, which we refer to as Ashford Prime TRS," and its subsidiaries, together with the two taxable REIT subsidiaries that lease our two hotels held in a consolidated joint venture and are wholly owned by the joint venture.

  •
  "REIT" means real estate investment trust, as defined in Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  •
  "Remington" means Remington Lodging and Hospitality LLC, a property management company owned by Mr. Monty J. Bennett, our chief executive officer and chairman, and his father, Mr. Archie Bennett, Jr., chairman emeritus of Ashford Trust.

  •
  "RevPAR" means revenue per available room and is calculated by multiplying ADR by the average daily occupancy. RevPAR is one of the commonly used measures within the hotel industry to evaluate hotel operations. RevPAR does not include revenues from food and beverage sales, parking, telephone or other non-rooms revenues generated by the property. Although RevPAR does not include these ancillary revenues, it is generally considered the leading indicator of core revenues for many hotels. We also use RevPAR to compare the results of our hotels between periods and to analyze results of our comparable hotels (comparable hotels represent hotels we have owned for the entire period).

        References to websites included in this prospectus supplement are intended to be inactive textual references only, and the information on such websites is not incorporated by reference into this prospectus supplement.

S-iii

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Throughout this prospectus supplement, the accompanying prospectus and documents incorporated herein and therein, we make forward-looking statements that are subject to risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:

  •
  our business and investment strategy;

  •
  our projected operating results and dividend rates;

  •
  our ability to obtain future financing arrangements;

  •
  our understanding of our competition;

  •
  market trends;

  •
  projected capital expenditures;

  •
  anticipated acquisitions or dispositions; and

  •
  the impact of technology on our operations and business.

        Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward looking statements are based on reasonable assumptions, taking into account all information currently available to us, our actual results and performance could differ materially from those set forth in our forward looking statements. Factors that could have a material adverse effect on our forward-looking statements include, but are not limited to:

  •
  factors referenced, including those set forth in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement, under the section captioned "Item 1. Business," "Item 1A. Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Conditions and Results of Operations;"

  •
  general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise;

  •
  our ability to deploy capital and raise additional capital at reasonable costs to repay debts, invest in our properties and fund future acquisitions;

  •
  unanticipated increases in financing and other costs, including a rise in interest rates;

  •
  the degree and nature of our competition;

  •
  actual and potential conflicts of interest with Ashford Trust, Ashford LLC, Ashford Inc., Remington Lodging, our executive officers and our non-independent directors;

  •
  the impact and result of shareholder activism on our operations, strategy and management, including possible changes to our board of directors and executive officers;

  •
  changes in personnel of Ashford LLC or the lack of availability of qualified personnel;

  •
  changes in governmental regulations, accounting rules, tax rates and similar matters;

  •
  legislative and regulatory changes, including changes to the Internal Revenue Code and related rules, regulations and interpretations governing the taxation of REIT; and

S-iv

  •
  limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify and continue to qualify as a REIT for U.S. federal income tax purposes.

        When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein could cause our actual results and performance to differ significantly from those contained in our forward-looking statements. Accordingly, we cannot guarantee future results or performance. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this prospectus supplement. Furthermore, we do not intend to update any of our forward-looking statements after the date hereof to conform these statements to actual results and performance, except as may be required by applicable law.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus supplement. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus supplement and in our other filings with the SEC. Any such updated or superseded statement will not be deemed, except as so updated or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below and any filings made by us in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all shares of Series B Preferred Stock registered hereunder or termination of the registration statement of which this prospectus is a part; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016 (including the portions of our proxy statement for our 2015 annual meeting of stockholders incorporated by reference therein); and

  •
  our Current Reports on Form 8-K filed with the SEC on July 15, 2015, December 21, 2015, February 2, 2016, February 3, 2016, February 4, 2016, February 18, 2016, February 25, 2016, February 26, 2016, March 1, 2016, March 9, 2016, March 11, 2016, March 15, 2016, March 21, 2016, March 24, 2016, March 29, 2016, March 31, 2016, April 4, 2016, April 8, 2016 (two filings), April 11, 2016 and April 26, 2016.

        You can request a copy of any document incorporated by reference in this prospectus supplement, at no cost, by writing or telephoning us at:

Ashford Hospitality Prime, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600

S-v

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and does not contain all of the information that you should consider before investing in shares of our Series B Preferred Stock. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements due to certain factors, including those set forth under "Risk Factors" and "Special Note Regarding Forward-Looking Statements." You should read carefully the entire prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein including the information set forth in the "Risk Factors" section of this prospectus supplement and in the documents incorporated by reference herein and therein, before deciding to invest in our Series B Preferred Stock.

Ashford Hospitality Prime, Inc.

  Overview

        We are an externally-advised Maryland corporation that was formed in April 2013 and became a public company on November 19, 2013 when Ashford Trust, a NYSE-listed REIT, completed the spin-off of our company through the distribution of our outstanding common stock to the Ashford Trust stockholders. We invest primarily in High RevPAR, luxury, upper-upscale and upscale hotels in gateway and resort locations. High RevPAR, for purposes of our investment strategy, means RevPAR of at least twice the then current U.S. national average RevPAR for all hotels as determined by Smith Travel Research. Two times the U.S. national average was $157 for the year ended December 31, 2015. We have elected to be taxed as a REIT under the Code beginning in the year ended December 31, 2013. We conduct our business and own substantially all of our assets through our operating partnership, Ashford Prime OP.

        We operate in the direct hotel investment segment of the hotel lodging industry. As of March 11, 2016, we own interests in twelve hotels in six states, the District of Columbia and St. Thomas, U.S. Virgin Islands with 3,952 total rooms, or 3,717 net rooms, excluding those attributable to our partner. The hotels in our current portfolio are predominantly located in U.S. gateway and resort locations with favorable growth characteristics resulting from multiple demand generators. We own ten of our hotel properties directly, and the remaining two hotel properties through an investment in a majority-owned consolidated entity.

        We are advised by Ashford LLC, a subsidiary of Ashford Inc., and an affiliate of Ashford Trust, through an advisory agreement. All of the hotels in our portfolio are currently asset-managed by Ashford LLC. We do not have any employees. All of the services that might be provided by employees are provided to us by Ashford LLC.

  Our Investment and Growth Strategies

        Our principal business objectives are to generate attractive returns on our invested capital and long-term growth in cash flow to maximize total returns to our stockholders. To achieve our objectives, we pursue the following strategies:

        Pursue Focused Investment Strategy.    Our strategy is to invest in premium branded and high quality independent hotels that are:

  •
  full-service and urban select-service hotels in the luxury, upper-upscale and upscale segments which are anticipated to generate RevPAR at least twice the average RevPAR for the U.S. lodging industry, as determined by Smith Travel Research, located predominately in U.S. gateway markets;

  •
  located outside of the U.S. that satisfy the same anticipated RevPAR criteria as our domestic hotels (after any applicable currency conversion), with a primary focus on international gateway markets; and

  •
  upper-upscale and luxury hotels in U.S. and international resort markets and meeting our stated RevPAR criteria.

        We intend to concentrate our investments in markets where we believe there are significant growth opportunities and taking into consideration the risk of additional supply. In determining anticipated RevPAR for a particular asset, we may take into account forecasts and other considerations, including without limitation, conversions or repositions of assets, capital plans, brand changes and other factors which may reasonably be forecasted to raise RevPAR after stabilization. Stabilization with respect to a hotel, after the completion of an initiative such as a capital plan, conversion or change of brand name or change of the business mix or other operating characteristics, is generally expected to occur within 12 to 24 months after the completion of the related renovation, reposition or brand change.

        In connection with this investment strategy, we frequently evaluate opportunities to acquire additional hotels, either through direct ownership, joint ventures, partnership participations or similar arrangements. We may use cash or issue common units in Ashford Prime OP as currency for a transaction. Some or all of these acquisitions, if completed, may be material to our company, individually or in the aggregate. We may, from time to time, be party to letters of intent, term sheets and other non-binding agreements relating to potential acquisitions. We cannot assure you that we will enter into definitive acquisition agreements with respect to any potential acquisitions.

        Active Asset Management Strategy.    We rely on Ashford LLC to asset-manage the hotels in our portfolio, and will rely on Ashford LLC to asset-manage any hotel properties we may acquire in the future, to help maximize the operating performance, cash flow and value of each hotel. Asset management is intended to include actively "managing" the third-party property manager and holding them accountable to drive industry leading top line and bottom line operating performance. Ashford LLC aims to achieve this goal by benchmarking each asset's performance compared to similar hotels within our portfolio. Ashford LLC also closely monitors all hotel operating expenses, as well as third-party vendor and service contracts. If expense levels are not commensurate with the property revenues, Ashford LLC works with the property manager to implement cost cutting initiatives. Ashford LLC is also very active in critiquing and proposing improved strategies for the sales, marketing and revenue management initiatives of the property manager as well as its ability to drive ancillary hotel revenues (for example, spa, food and beverage, parking, and Internet). In addition to supervising and directing the property manager, Ashford LLC works with the brands and management companies to negotiate favorable franchise agreement and property management agreement terms. Ashford LLC also actively participates in brand advisory committee meetings to provide feedback and input on new hotel brand initiatives.

        Asset management functions include acquisition, renovation, financing and disposition of assets, operational accountability of managers, budget review, capital expenditures and property-level strategies as compared to the day-to-day management of our hotels, which is performed by our property managers. Additionally, Ashford LLC and Ashford Inc. have agreed, from time to time, to make mutually agreed upon "key money investments" in our company, our subsidiaries or affiliates to facilitate our acquisition of one or more properties, if our independent directors and Ashford Inc.'s independent directors determine that without such an investment, the acquisition of such property would be uneconomic to us.

        Disciplined Capital Allocation Strategy.    We intend to pursue a disciplined capital allocation strategy as it relates to the acquisition, operation, disposition and financing of assets in our portfolio and those that we may acquire in the future. Ashford LLC utilizes its extensive industry experience and capital markets expertise to influence the timing of capital deployment and recycling, and we may selectively sell hotels that are no longer consistent with our investment strategy or as to which returns appear to have been maximized. To the extent we sell hotels, we generally intend to redeploy the capital into investment opportunities that we believe will achieve higher returns.

        Strategic Initiatives.    On April 8, 2016, the date we announced that our independent directors had concluded the previously announced review of strategic alternatives for the Company. This review, conducted with the support of independent financial and legal advisors, was deliberate and comprehensive in its evaluation of all potential alternatives including a sale of the Company, sales of individual assets, joint ventures, mergers, various recombination opportunities with other Ashford entities, share repurchases, and capital raising across various structures. The Company received indications of interest from a number of financial and strategic buyers to acquire the Company; however, none of the indications were at levels that the independent directors, following consultation with their independent advisor, believed would provide adequate value to stockholders. Taking into account feedback from the investor community and the analysis completed through the strategic review process, the Company announced a number of immediate structural changes and longer-term initiatives designed to enhance value for its stockholders, which include:

  •
  Utilizing up to $50 million to initiate a stock repurchase program;

  •
  Amending the Company's 2016 dividend policy commencing with the second quarter by increasing the expected quarterly cash dividend for the Company's common stock by 20%, from $0.10 per diluted share to $0.12 per diluted share. This equates to an annual rate of $0.48 per diluted share, representing a 4.4% yield based on the Company's closing stock price on April 7, 2016;

  •
  Liquidating its investment in the AIM Real Estate Hedged Equity investment fund and utilizing the cash to fund the share repurchase plan;

  •
  Immediately unwinding the OP Unit enfranchisement preferred equity transaction for the Company's OP unit holders, previously announced on February 2, 2016; and

  •
  Commencing the sale process for up to four of the Company's assets that do not have the RevPAR level and product quality consistent with the long-term vision of Ashford Prime. The assets include the Courtyard Philadelphia Downtown Hotel, Courtyard Seattle Downtown Hotel, Renaissance Tampa Hotel and Marriott Legacy Center Hotel in Plano, Texas.

  Executive Offices

        Our principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.ahpreit.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document that we file with or furnish to the SEC. We have included our website address in this prospectus supplement as an inactive textual reference and do not intend it to be an active link to our website.

 The Offering

Issuer	Ashford Hospitality Prime, Inc.
Securities offered	290,850 shares of our 5.50% Series B Cumulative Convertible Preferred Stock.
For a detailed description of the Series B Preferred Stock, please read "Description of the Series B Preferred Stock.
Purpose of the offering

We are conducting this offering to comply with our obligation to conduct an underwritten offering of the Series B Preferred Stock and provide for the listing of the Series B Preferred Stock on a national securities exchange pursuant to an agreement with the current holder of 2,600,000 shares of Series B Preferred Stock.

Price per share of Series B Preferred Stock	$ .
Maturity	Perpetual (unless redeemed by us). Please read "Description of the Series B Preferred Stock—Redemption."
Dividends

Dividends on the Series B Preferred Stock issued in this offering will accrue and be cumulative from April 15, 2016, when, as and if declared by our board of directors out of legally available funds for such purpose.

Dividend payment dates	Each July 15, October 15, January 15 and April 15 (or the next succeeding business day) to holders of record on the preceding June 30, September 30, December 30 and March 30.
Dividend rate

Dividends will accrue at a rate of 5.50% per annum on the $25.00 per share liquidation preference. Whenever dividends on any shares of Series B Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the dividend rate will increase to 7.50% per annum until all accumulated, accrued but unpaid dividends on the Series B Preferred Stock have been paid in full, at which time the dividend rate will revert to 5.50% per annum.

Ranking

The Series B Preferred Stock represents a perpetual equity interest in us and will not give rise to a claim for payment of a principal amount at a particular date. The Series B Preferred Stock will rank:

•

senior in right of payment to our common stock and to each other class or series of our common or preferred equity established after the original issue date of the Series B Preferred Stock that is not expressly made senior or to or pari passu in right of payment with the Series B Preferred Stock as to the payment of dividends ("Junior Securities");

•

pari passu in right of payment with any class or series of preferred equity established after the original issue date of the Series B Preferred Stock that is not expressly made senior or subordinated in right of payment to the Series B Preferred Stock as to the payment of dividends ("Parity Securities");

•

junior in right of payment to all of our existing and future indebtedness (including indebtedness outstanding under our secured revolving credit facility) and other liability with respect to assets available to satisfy claims against us;

•

junior in right of payment to each other class or series of preferred equity established after the original issue date of the Series B Preferred Stock that is expressly made senior to the Series B Preferred Stock as to the payment of dividends ("Senior Securities").

Restrictions on dividends

No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities or options, warrants or rights to subscribe for or purchase Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or set aside for payment on all shares of Series B Preferred Stock and any Parity Securities through the most recent respective dividend payment dates.

Optional redemption	On and after June 11, 2020, we may redeem the Series B Preferred Stock, in whole or in part, for a cash redemption price of $25.00 per share, plus any accumulated, accrued and unpaid dividends.

On or prior to the occurrence of a Change of Control (as defined under "Description of the Series B Preferred Stock—Redemption—Special Optional Redemption"), we may redeem the shares for $25.00 per share in cash plus a make-whole premium.

Please read "Description of the Series B Preferred Stock—Redemption."
General conversion right

Each outstanding share of Series B Preferred Stock will be convertible at any time at the option of the holder into that number of whole shares of our common stock at an initial conversion price equal to $18.90. Please read "Description of Series B Preferred Stock—Conversion Rights—General Conversion Right."

Mandatory conversion

On or after June 11, 2016, if the common stock equals or exceeds 110% of the applicable conversion price for 45 consecutive trading days, the Company will have the option to mandatorily convert all or part of the Series B Preferred Stock into common stock of the Company at the then applicable conversion ratio.

In the event of a mandatory conversion, holders will be entitled to a make-whole payment.
Please read "Description of the Series B Preferred Stock—Conversion Rights—Mandatory Conversion."
Change of control

On or prior to the occurrence of a Change of Control (as defined under "Description of the Series B Preferred Stock—Redemption—Special Optional Redemption") each holder of Series B Preferred Stock will have the right to convert some or all of its shares into a number of shares of our common stock per share of Series B Preferred Stock equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series B Preferred Stock plus the amount of any accumulated, accrued and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series B Preferred Stock, in which case no additional amount for accumulated, accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price, as defined under "Description of the Series B Preferred Stock—Conversion Rights—Change of Control Conversion Right"; and

•

3.2216, as adjusted as described under "Description of Series B Preferred Stock—Anti-dilution Adjustments" occurring at any time following the date of original issuance of the Series B Preferred Stock.

In addition, in the event a Change of Control occurs prior to June 11, 2019 and either:
• the Company exercises its Special Optional Redemption Right as described under "Description of Series B Preferred Stock—Redemption—Special Optional Redemption;" or
• a holder elects to convert its shares of Series B Preferred Stock by exercising its Change of Control Conversion Right,

then we will pay each such holder, in cash (to the extend we are legally permitted to do so), a make-whole premium equal to the present value, computed using a discount rate of 5.50% per annum compounded quarterly, of all dividend payments on such shares of Series B Preferred Stock for all remaining dividend periods (excluding any accumulated dividend amount) from the date of such exercise up to, but excluding, June 11, 2019.

Voting rights	Holders of the Series B Preferred Stock have no voting rights, except in certain limited circumstances described under "Description of the Series B Preferred Stock—Voting Rights."

Liquidation preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series B Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of any Senior Securities, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated, accrued and unpaid dividends to, but not including, the date of final distribution to such holders. Until the holders of the Series B Preferred Stock have been paid the liquidation preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends to, but not including, the date of final distribution to such holders, no payment shall be made to any holder of Junior Securities upon the liquidation, dissolution or winding up of our company.

No sinking fund	The Series B Preferred Stock is not subject to any sinking fund requirements.
Use of proceeds

We expect to receive net proceeds from this offering of approximately $          million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, from the sale of Series B Preferred Stock hereby. We expect to use the net proceeds from this offering for general corporate purposes, which may include repurchasing common stock pursuant to the $50 million stock repurchase program that the Company recently announced in connection with the conclusion of the Company's strategic review process.

Ratings	The Series B Preferred Stock will not be rated.
Exchange listing	We have filed an application to have the shares of Series B Preferred Stock admitted to trading on the NYSE under the symbol AHP PR B.
Risk factors

Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" in this prospectus supplement, in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our securities.

Tax considerations	Please read "Additional Federal Income Tax Consequences."
Form	The Series B Preferred Stock will be issued and maintained in book-entry form in the name of Cede & Co., on behalf of the Depository Trust Company ("DTC").
Settlement	Delivery of the Series B Preferred Stock offered hereby will be made against payment therefor through the book-entry facilities of DTC on or about , 2016.

Summary Historical Financial Data

        The following sets forth our summary consolidated and combined consolidated financial and operating information on a historical basis and should be read together with "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated and combined consolidated financial statements and notes thereto, which are included in "Item 8. Financial Statements and Supplementary Data" in our Annual Report on Form 10-K filed with the SEC on March 15, 2016, which is incorporated herein by reference.

        The summary historical consolidated and combined consolidated financial information as of and for each of the years ended December 31, 2015 and 2014 has been derived from our audited financial statements incorporated by reference in this prospectus.

	December 31,
	2015	2014
	(in thousands, except per share amounts)
Statement of Operations Data:
Total revenue	$349,545	$307,308
Total operating expenses	$303,569	$263,558
Operating income	$45,976	$43,750
Net income (loss)	$(4,691)	$3,538
Net income (loss) attributable to the Company	$(6,712)	$1,939
Diluted income (loss) per common share	$(0.34)	$0.07
Weighted average diluted common shares	25,888	33,325
Balance Sheet Data:
Investments in hotel properties, net	$1,091,479	$990,303
Cash and cash equivalents	$105,039	$171,439
Restricted cash	$33,135	$29,646
Note receivable	$8,098	$8,098
Total assets	$1,352,750	$1,226,005
Indebtedness, net	$835,592	$761,727
Total stockholders' equity of the Company	$338,859	$278,904
Other Data:
Cash provided by operating activities	$9,390	$54,854
Cash used in investing activities	$(183,254)	$(212,763)
Cash provided by (used in) financing activities	$107,464	$185,572
Cash dividends declared per common share	$0.35	$0.20
EBITDA (unaudited)(1)	$70,383	$78,187
Hotel EBITDA (unaudited)(1)	$114,535	$103,287
Funds from operations (unaudited)(1)	$31,859	$39,928

(1)
We use the non-GAAP financial measures EBITDA, Hotel EBITDA and Funds From Operations ("FFO") to help our investors evaluate our operating performance.

EBITDA is defined as net income (loss) attributable to the Company before interest expense and amortization of loan costs, interest income, income taxes, depreciation and amortization, redeemable noncontrolling interests in the operating partnership and after any adjustments for unconsolidated entities. We present EBITDA because we believe it reflects more accurately the ongoing performance of our hotel assets and other investments and provides more useful information to investors as it is an indicator of our ability to meet our future debt payment requirements and working capital requirements and it provides an overall evaluation of our financial condition. EBITDA as calculated by us may not be comparable to EBITDA reported by other companies that do not define EBITDA exactly as we define it. EBITDA does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as determined by GAAP as an indicator of liquidity.

  The following table reconciles net income (loss), the most directly comparable GAAP financial measure, to EBITDA. The Sofitel Chicago Water Tower is included from February 24, 2014 through December 31, 2015, Pier House Resort is included from March 1, 2014 through December 31, 2015, the Bardessono Hotel is included from July 9, 2015 through December 31, 2015 and the Ritz-Carlton St. Thomas is included from December 15, 2015 through December 31, 2015.

	December 31,
	2015	2014
	(in thousands) (unaudited)
Net income (loss)	$(4,691)	$3,538
Income from consolidated entities attributable to noncontrolling interest	(2,414)	(1,103)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	393	(496)

Net income (loss) attributable to the Company	(6,712)	1,939
Interest income(a)	(34)	(26)
Interest expense and amortization of loan costs(a)	36,309	37,188
Depreciation and amortization(a)	40,950	37,493
Income tax expense	263	1,097
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(393)	496

EBITDA available to the Company and OP Unitholders	70,383	78,187
Amortization of unfavorable management contract liabilities	(158)	(158)
Write-off of loan costs and exit fees	54	—
Transaction costs	633	1,871
Gain on insurance settlements	(21)	(23)
Unrealized loss on investments	7,609	—
Unrealized loss on derivatives(a)	3,248	—
Other income(b)	(1,233)	—
Advisory services incentive fee(c)	2,548	—
Strategic alternatives and other costs	973	—
Company's portion of unrealized loss on the REHE Fund	2,927	—
Compensation adjustment related to modified employment terms	—	573
Non-cash, non-employee stock/unit-based compensation	3,846	1,778

Adjusted EBITDA available to Company and OP Unitholders	$90,809	$82,339

(a)
Net of adjustment for noncontrolling interests in consolidated entities. The following table presents the amounts of the adjustments for noncontrolling interests for each line item:

	December 31,
	2015	2014
	(in thousands) (unaudited)
Interest expense and amortization of loan costs	$(1,520)	$(1,843)
Depreciation and amortization	(2,874)	(3,193)
Interest income	—	1
Unrealized loss on derivatives	(4)	—
(b)
Other income, primarily consisting of net realized gain/loss on marketable securities is excluded from Adjusted EBITDA.

(c)
The advisory services incentive fee is payable to Ashford Inc. in three annual installments. The deferred portion related to the second and third payments is excluded from Adjusted EBITDA on this schedule and will be included in future periods.

  The following table further reconciles Adjusted EBITDA to Hotel EBITDA. The Sofitel Chicago Water Tower is included from February 24, 2014 through December 31, 2015, Pier House Resort is included from March 1, 2014 through December 31, 2015, the Bardessono Hotel is included from July 9, 2015 through December 31, 2015 and the Ritz-Carlton St. Thomas is included from December 15, 2015 through December 31, 2015:

	December 31,
	2015	2014
	(in thousands) (unaudited)
Adjusted EBITDA	$90,809	$82,339
EBITDA adjustments attributable to JV partner	4,938	5,035
Income from consolidated entities attributable to noncontrolling interest	2,414	1,103

Adjusted EBITDA (including amounts attributable to noncontrolling interest)	97,621	88,477
Corporate revenue	(147)	(115)
Allocated corporate general and administrative	5,134	890
Allocated corporate property taxes, insurance and other	834	1,343
Advisory fee	17,889	12,534
Unfavorable contract liability	158	158

Hotel EBITDA (including amounts attributable to noncontrolling interest)	121,489	103,287
Less: Hotel EBITDA attributable to noncontrolling interest	(6,954)	(6,532)

Hotel EBITDA	$114,535	$96,755

  We calculate funds from operations ("FFO") in the following table. FFO is calculated on the basis defined by NAREIT, which is net income (loss) attributable to the Company, computed in accordance with GAAP, excluding gains or losses on sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and after unconsolidated entities and redeemable noncontrolling interests in the operating partnership. Adjustments for unconsolidated entities are calculated to reflect FFO on the same basis. NAREIT developed FFO as a relative measure of performance of an equity REIT to recognize that income-producing real estate historically has not depreciated on the basis determined by GAAP. FFO excludes amounts attributable to the portion of a partnership owned by the third party. We consider FFO to be an appropriate measure of our ongoing normalized operating performance as a REIT. We compute FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that either do not define the term in accordance with the current NAREIT definition or interpret the NAREIT definition differently than us. FFO does not represent cash generated from operating activities as determined by GAAP and should not be considered as an alternative to GAAP net income or loss as an indication of our financial performance or GAAP cash flows from operating activities as a measure of our liquidity. FFO is also not indicative of funds available to satisfy our cash needs, including our ability to make cash distributions. However, to facilitate a clear understanding of our historical operating results, we believe that FFO should be considered along with our net income or loss and cash flows reported in our consolidated and combined consolidated financial statements.

  The following table reconciles net income (loss) to FFO. The Bardessono Hotel is included from July 9, 2015 through December 31, 2015 and the Ritz-Carlton St. Thomas is included from December 15, 2015 through December 31, 2015:

	December 31,
	2015	2014
	(in thousands) (unaudited)
Net income (loss)	$(4,691)	$3,538
Income from consolidated entities attributable to noncontrolling interest	(2,414)	(1,103)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	393	(496)
Preferred dividends	(1,986)	—

Net income (loss) attributable to common stockholders	(8,698)	1,939
Depreciation and amortization of real estate(a)	40,950	37,493
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(393)	(496)

FFO available to common stockholders and OP unitholders	31,859	39,928

(a)
Net of adjustment for noncontrolling interests in consolidated entities. The following table presents the amounts of the adjustments for noncontrolling interests for each line item:

	December 31,
	2015	2014
	(in thousands) (unaudited)
Depreciation and amortization on real estate	$(2,874)	$(3,193)
Unrealized loss on derivatives	(4)	—

 Ratio of Earnings to Combined Fixed Charged and Preferred Stock Dividends

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated (in thousands):

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	(a)	1.12	(b)	1.02	1.07
Ratio of earnings to combined fixed charges and preferred stock dividends	(a)	1.12	(b)	1.02	1.07

(a)
Earnings were insufficient to cover fixed charges and fixed charges and preferred stock dividends by $4,428 and 6,414, respectively, for the year ended December 31, 2015.

(b)
Earnings were insufficient to cover fixed charges and fixed charges and preferred stock dividends by $15,585 for the year ended December 31, 2013.

        This information should be read in conjunction with the consolidated financial statements and the accompanying notes thereto incorporated by reference into this prospectus supplement.

        For purposes of computing the ratio of earnings to fixed charges and the amount of coverage deficiency, earnings is computed as income (loss) from continuing operations before provisions for income taxes and redeemable noncontrolling interests plus fixed charges. Fixed charges consist of (a) interest expenses, (b) amortization of debt issuance costs and (c) the interest component of operating leases.

RISK FACTORS

        Any investment in the Series B Preferred Stock offered hereby involves a high degree of risk. You should consider carefully the following risks, the risks discussed under "Item 1A. Risk Factors" in our Annual Report on Form 10-K and in any subsequent updates to this disclosure in our Quarterly Reports on Form 10-Q or other reports we may file with the SEC, and the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein, before buying any Series B Preferred Stock. If any of these risks actually occur, our business, financial condition, operating results, or cash flow could be materially and adversely affected and the value of your Series B Preferred Stock could decline significantly.

Our business has been, and could continue to be, adversely affected as a result of the proxy contest and related stockholder litigation.

        We have received a purported notice of nomination from Sessa Capital (Master), L.P. ("Sessa") regarding its intention to nominate five individuals for election to the Company's board of directors at our 2016 annual meeting of stockholders and to solicit proxies from stockholders in support of their five proposed nominees. If Sessa does not withdraw the purported nominations and the proxy contest continues, we expect that our business will continue to be adversely affected because:

  •
  responding to the proxy contest, including, but not limited to, issues related to defending the qualifications of our board of directors and management, can be disruptive, costly and time-consuming, and divert the attention of our board of directors, management and employees;

  •
  perceived uncertainties as to our future direction and leadership team, including, but not limited to, uncertainties related to our board of directors and management, may result in the loss of potential business opportunities, and may make it more difficult to attract and retain qualified personnel, advertisers or other business partners;

  •
  if individuals are elected to our board of directors with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create additional value for our stockholders;

  •
  under the terms of our advisory agreement, if all of the Sessa nominees are elected to the board of directors and our current board does not first approve such nominees, it would constitute a Company Change of Control (as defined in the advisory agreement) by reason of a majority of the incumbent board of directors no longer constituting at least a majority of the board of directors, which would allow Ashford LLC to terminate the advisory agreement and require the Company to pay a substantial termination fee to its advisor, Ashford LLCs upon such termination; and

  •
  under the terms of our $150 million secured revolving credit facility, the election of a majority of nominees not approved as "continuing directors" by the incumbent board constitutes a change of control and event of default and would therefore (i) allow Bank of America, N.A., as administrative agent, with the consent of certain lenders, to accelerate the entirety of any outstanding debt or require us to post additional collateral, and (ii) significantly impair our ability to raise future capital.

        The proxy contest has also given rise to stockholder litigation involving claims asserted by Sessa against the Company and our board of directors. In connection with this litigation and the proxy contest, the Company has filed actions and counterclaims against Sessa and its proposed nominees.

        On March 14, 2016, Sessa dismissed the Maryland Action (as defined below) and filed counterclaims in the Texas Federal Action (as defined below). These counterclaims generally allege that: (i) the board of directors of Ashford Prime breached their fiduciary duties in connection with the

June 2015 amendments (the "June Amendments") to the advisory agreement with Ashford LLC, and that Ashford Inc. and Ashford LLC aided and abetted those breaches of fiduciary duties; and (ii) the directors of Ashford Prime breached their fiduciary duties in connection with the approval of the Series C Preferred Stock for issuance and the February 2016 amendments to the Amended Partnership Agreement. Among other things, Sessa seeks an injunction prohibiting (i) the issuance of shares of Series C Preferred Stock and (ii) the Company from paying a termination fee in the event that stockholders elect new directors constituting a majority of the board. Additionally, on March 14, 2016, Sessa filed a notice to remove the Texas State Action (as defined below) from state court to the U.S. District Court for the Northern District of Texas. The Company intends to vigorously defend against Sessa's counterclaims in the Texas Federal Action.

        In addition, on April 14, 2016, we received a demand letter (the "April Demand Letter") from attorneys representing a purported stockholder that alleges that our board of directors breached its fiduciary duties in connection with (i) the June Amendments, (ii) the Company's actions in response to Sessa's proxy contest and (iii) the Company's July 31, 2015 purchase of approximately 175,000 shares of Ashford Inc. common stock (the "July 2015 Purchase"). The April Demand Letter demands that:

  •
  the board of directors seek to renegotiate the termination fee under our advisory agreement;

  •
  the board of directors bring a claim for breach of fiduciary duty against Ashford Prime directors who approved the termination fee under our advisory agreement;

  •
  the board of directors immediately approve Sessa's proposed nominees pursuant to our advisory agreement; and

  •
  the Company bring a claim for corporate waste against the board of directors in connection with the July 2015 purchase.

        As of April 22, 2015, the Company is not aware of any lawsuit having been filed in connection with the allegations described in the April Demand Letter, and the Company intends to vigorously defend any lawsuit brought in connection therewith.

        We have been forced to expend considerable time, energy, and financial resources responding to the proxy contest and the related stockholder litigation. Such expenditures necessarily compete with the responsibilities of management and the board of directors, including implementation of the Company's business strategy. As a consequence, the Company has had fewer resources to devote to the daily operations of its business. The total costs incurred by the Company in connection with Sessa's proxy contest and related stockholder litigation could be material to the Company.

Risks Related to the Series B Preferred Stock

The market price of the Series B Preferred Stock will be directly affected by the market price of our common stock, which may be volatile.

        To the extent that a secondary market for the Series B Preferred Stock develops, we believe that the market price of the Series B Preferred Stock, if any, will be significantly affected by the market price of our common stock. We cannot predict how the shares of our common stock will trade in the future. This may result in greater volatility in the market price of the Series B Preferred Stock than would be expected for nonconvertible preferred stock.

Our shares of Series B Preferred Stock are subordinated in right of payment to our debt, and your interests could be diluted by the issuance of additional preferred stock, including additional Series B Preferred Stock, and by other transactions.

        Our shares of Series B Preferred Stock are subordinated in right of payment to all of our existing and future debt. Our future debt may include restrictions on our ability to pay dividends to preferred stockholders. Our charter currently authorizes the issuance of up to 50,000,000 shares of preferred stock. The issuance of any additional preferred stock on parity with or senior to the Series B Preferred Stock will dilute the interests of the holders of the Series B Preferred Stock, and any issuance of preferred stock senior to the Series B Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series B Preferred Stock. Other than certain conversion and voting rights described herein, none of the provisions relating to the Series B Preferred Stock relate to or limit our indebtedness or afford the holders of the Series B Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series B Preferred Stock.

Dividends on our preferred stock, including the Series B Preferred Stock, are discretionary. We cannot guarantee that we will be able to pay dividends in the future or what the actual dividends will be for any future period.

        Future dividends on our preferred stock, including the Series B Preferred Stock, will be declared at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash dividends on our preferred stock or what the actual dividends will be for any future period. However, until we declare payment and pay or set aside the accumulated dividends on the Series B Preferred Stock, our ability to make dividends and other distributions on our common stock (including redemptions) will be limited by the terms of the Series B Preferred Stock.

The Series B Preferred Stock has not been rated.

        We have not sought to obtain a rating for the Series B Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series B Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series B Preferred Stock, which could adversely impact the market price of the Series B Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series B Preferred Stock.

Holders of the Series B Preferred Stock will have limited voting rights.

        Holders of the Series B Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders. Holders of Series B Preferred Stock will have voting rights only as described under "Description of the Series B Preferred Stock—Voting Rights." Whenever dividends on any shares of Series B Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive (a "Penalty Event"), the holders of shares of Series B Preferred Stock (voting separately as a class with all other classes or series of equity securities that the Company may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock) will be entitled to vote for the election of two additional directors to the board of directors. See "Description of the Series B Preferred Stock—Voting Rights" for more detailed information.

Your ownership of Series B Preferred Stock is subject to the ownership limits contained in our charter.

        Our charter contains 9.8% ownership limits that may be waived by our board of directors. For the purpose of preserving our REIT qualification, our charter prohibits direct or constructive ownership by any person of more than:

  •
  9.8% of the lesser of the total number or value of the outstanding shares of our common stock, or

  •
  9.8% of the lesser of the total number or value of the outstanding shares of any class or series of our preferred stock.

        These ownership limits are applied separately to ownership of our common stock and our Series B Preferred Stock. In addition, the terms of the Series B Preferred Stock prohibit conversion of your Series B Preferred Stock into common stock if such conversion would cause your ownership of common stock to exceed the ownership limit applicable to common stock. Our charter's constructive ownership rules are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of any class of our capital stock by an individual or entity could nevertheless cause that individual or entity to own constructively in excess of 9.8% of that class of capital stock, and thus be subject to our charter's ownership limit. Any attempt to own or transfer shares of our Series B Preferred Stock or common stock in excess of the ownership limit without the consent of our board of directors will be void, and could result in the shares being automatically transferred to a charitable trust.

Holders of the Series B Preferred Stock will have no rights as holders of common stock until they convert their shares of Series B Preferred Stock into common stock, but will be subject to all changes made with respect to our common stock.

        Holders of the Series B Preferred Stock will have no rights with respect to the common stock until their Series B Preferred Stock is converted into common stock, including the voting rights of holders of common stock, rights to respond to tender offers, and rights to receive any dividends or other distributions on our common stock. Your investment in the Series B Preferred Stock may be negatively affected by any matters that affect our common stock. Upon conversion of the Series B Preferred Stock, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs on or after the applicable conversion date, although you will be subject to any changes in the powers, rights or privileges of common stock that may occur as a result of any stockholder action taken before the conversion of your Series B Preferred Stock.

The shares of Series B Preferred Stock are perpetual in nature.

        The shares of Series B Preferred Stock represent a perpetual interest in us and, except as described below, will not give rise to a claim for payment of a principal amount or liquidation preference at a particular date. As a result, the holders of the Series B Preferred Stock may be required to bear the financial risks of an investment in the Series B Preferred Stock for an indefinite period of time. In the event of a REIT Termination Event or if the Company's common stock ceases to be listed on the NYSE, NYSE MKT, or NASDAQ, or an exchange or quotation system that is a successor thereto (each, a "National Securities Exchange") the holders of the Series B Preferred Stock shall, under certain circumstances, have the right to require the Company to repurchase the shares of Series B Preferred Stock at a price equal to one hundred three percent (103%) of the liquidation preference.

An active trading market for the Series B Preferred Stock does not currently exist and may not develop, and the market price and trading volume of our Series B Preferred Stock may fluctuate significantly.

        The Series B Preferred Stock currently has no established trading market. Since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We cannot assure you that an active trading market in the securities will develop or, even if it develops, we cannot assure you that it will last. In either case the trading price of the Series B Preferred Stock could be adversely affected and your ability to transfer your shares of Series B Preferred Stock will be limited.

The potential listing of the Series B Preferred Stock on a national securities exchange does not guarantee a market for our Series B Preferred Stock, and the market price and trading volume of our Series B Preferred Stock may fluctuate significantly.

        The Series B Preferred Stock currently has no established trading market. We have applied to list the Series B Preferred Stock on the NYSE in connection with this offering. There can be no assurance, however, that the NYSE will approve the Series B Preferred Stock for listing. Even if the Series B Preferred Stock is admitted to trading, an active trading market may not develop or, if it does develop, may not last, in which case the market price of the Series B Preferred Stock could be materially and adversely affected. If an active trading market does develop, a number of factors may adversely influence the price of the Series B Preferred Stock in public markets, including our history of paying dividends on the preferred stock, variations in our financial results, the market for similar securities, investors' perceptions of us, our issuance of additional preferred equity or indebtedness and general economic, industry, interest rate and market conditions. Because the Series B Preferred Stock carries a fixed dividend rate, its value in the secondary market will be influenced by changes in interest rates and will tend to move inversely to such changes. In particular, an increase in market interest rates will result in higher yields on other financial instruments and may lead purchasers of Series B Preferred Stock to demand a higher yield on the price paid for the Series B Preferred Stock, which could adversely affect the market price of the Series B Preferred Stock. Although we intend to list the Series B Preferred Stock on the NYSE, the daily trading volume of the Series B Preferred Stock may be lower than the trading volume of other securities. As a result, investors who desire to liquidate substantial holdings of the Series B Preferred Stock at a single point in time may find that they are unable to dispose of their shares in the market without causing a substantial decline in the market price of such shares.

If our Series B Preferred Stock is delisted, your ability to transfer or sell your shares of the Series B Preferred Stock may be limited, and the market value of the Series B Preferred Stock will likely be materially adversely affected.

        Our charter does not contain provisions that are intended to protect you if our Series B Preferred Stock is delisted from the NYSE. Since the Series B Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series B Preferred Stock and receive stated dividends on the Series B Preferred Stock when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof. Furthermore, a market for the Series B Preferred Stock may fail to develop or last, which could cause the Series B Preferred Stock to fail to meet the continued listing requirements of the NYSE. If the Series B Preferred Stock is delisted from the NYSE, your ability to transfer or sell your shares of the Series B Preferred Stock may be limited and the market value of the Series B Preferred Stock will likely be materially adversely affected.

Change of control conversion rights may make it more difficult for a party to acquire us or discourage a party from acquiring us.

        The change of control conversion feature of the Series B Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our common stock and Series B Preferred Stock with the opportunity to realize a premium over the then-current market price of such equity securities or that shareholders may otherwise believe is in their best interests.

Holders of Series B Preferred Stock may have to pay taxes if we adjust the Conversion Rate of the Series B Preferred Stock in certain circumstances, even though they would not receive any cash.

        As described in "Description of the Series B Preferred Stock," we will adjust the Conversion Rate (as defined herein) of the Series B Preferred Stock in certain circumstances. Upon certain adjustments to (or certain failures to make adjustments to) the Conversion Rate, holders of Series B Preferred Stock may be treated as having received a constructive distribution from us, resulting in taxable income to such holders for U.S. federal income tax purposes, even though such holders would not receive any cash in connection with the adjustment to (or failure to adjust) the Conversion Rate and even though such holders might not exercise their conversion rights. On April 13, 2016, the Internal Revenue Service issued new proposed income tax regulations in regard to the taxability of changes in conversion rights that will apply to the Series B Preferred Stock when published in final form and may be applied to us before final publication in certain instances. Holders of Series B Preferred Stock should consult their independent tax advisors and read "Additional Federal Income Tax Considerations" regarding the U.S. federal income tax consequences of an adjustment to the Conversion Rate of the Series B Preferred Stock.

We will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and we may not invest the proceeds successfully.

        We intend to use the net proceeds, if any, from this offering for general corporate purposes. Accordingly, we will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

 USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $             million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, from the sale of Series B Preferred Stock hereby. We expect to use the net proceeds from this offering for general corporate purposes, which may include repurchasing common stock pursuant to the $50 million stock repurchase program that the Company recently announced in connection with the conclusion of the Company's strategic review process.

CAPITALIZATION

        The following table shows our cash and cash equivalents and capitalization as of December 31, 2015:

  •
  on an actual basis;

  •
  on an as adjusted basis, after giving effect to the offering of Series B Preferred Stock in this offering and the use of proceeds from this offering as set forth under "Use of Proceeds."

        You should read this table in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the related notes, included in our Annual Report on Form 10-K for the year ended December 31, 2015, incorporated herein by reference.

	As of December 31, 2015
	Historical	As adjusted
	(in thousands, except share amounts)
		(unaudited)
Cash and cash equivalents	$105,039	$
Liabilities:
LIBOR + 2.30% mortgage loan due March 2017	$80,000		$80,000
Secured revolving credit facility(1)	—		—
LIBOR + 2.25% mortgage loan due March 2017	70,000		70,000
5.91% mortgage loan due April 2017	33,381		33,381
5.95% mortgage loan due April 2017	122,374		122,374
5.95% mortgage loan due April 2017	249,020		249,020
LIBOR + 4.95% mortgage loan due December 2017	40,000		40,000
LIBOR + 4.95% mortgage loan due December 2017	42,000		42,000
TIF loan due June 2018	8,098		8,098
LIBOR + 2.65% mortgage loan due November 2019	195,359		195,359

Total indebtedness, net of deferred loan costs, net	$835,592		$835,592

5.50% Series B cumulative convertible preferred stock, $0.01 par value, 2,600,000 and 2,890,850 shares issued and outstanding at December 31, 2015, historical and as adjusted, respectively	$62,248	$
Redeemable noncontrolling interest in operating partnership	61,781		61,781
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 28,471,775 shares issued and outstanding as of December 31, 2015 historical and as adjusted	$285		$285
Additional paid-in capital	438,347		438,347
Accumulated deficit	(99,773)		(99,773)
Noncontrolling interest in consolidated entity	(5,813)		(5,813)

Total equity	$333,046		$333,046

Total capitalization	$1,292,667	$

(1)
As of April 21, 2016, there were no outstanding borrowings under our secured revolving credit facility.

 DESCRIPTION OF THE SERIES B PREFERRED STOCK

        The description of the terms of the Series B Preferred Stock in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter as supplemented by the articles supplementary establishing the terms of the Series B Preferred Stock (the "Series B articles supplementary," and the charter as supplemented by the Series B articles supplementary, our "charter"), our amended and restated bylaws (as amended, our "bylaws"), and applicable provisions of Maryland law. Copies of our charter, bylaws and articles supplementary are available from us upon request.

General

        Pursuant to our charter, we are currently authorized to issue up to 200,000,000 shares of our common stock, and up to 50,000,000 shares of preferred stock, par value $0.01 per share, in one or more classes or series and, subject to the limitations prescribed by our charter and Maryland law, with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemptions of the stock as our board of directors may determine, without any vote or action by our stockholders. As of the date of this prospectus, before giving effect to this offering, we have 3,000,000 shares of our Series B Preferred Stock authorized and 2,600,000 shares of our Series B Preferred Stock outstanding. Subject to certain exceptions, our board of directors may, without the approval of holders of the Series B Preferred Stock or our common stock, classify additional series of authorized preferred stock ranking junior to or on parity with the Series B Preferred Stock or designate additional shares of the Series B Preferred Stock and authorize the issuance of such shares.

        The registrar, transfer agent and paying agent in respect of the Series B Preferred Stock is Computershare Trust Company, N.A. The principal business address of Computershare Trust Company, N.A. is 2 N. LaSalle Street, Chicago IL 60602.

        We issued 2,600,000 shares of our Series A Preferred Stock on June 11, 2015 in a private placement conducted pursuant to Rule 144A under the Securities Act. All such shares of Series A Preferred Stock were exchanged on December 4, 2015 for the 2,600,000 shares of Series B Preferred Stock that are currently outstanding. Following the exchange, the shares of Series A Preferred Stock became undesignated shares of preferred stock available for reclassification and issuance.

Maturity

        The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred Stock will remain outstanding indefinitely unless (i) we decide to redeem or otherwise repurchase them as described below under "—Redemption—Optional Redemption" or under "—Redemption—Special Optional Redemption," (ii) a holder of the Series B Preferred Stock decides to redeem them as described under "—Redemption—REIT Termination Event and Listing Event," or (iii) they become convertible and are converted as described below under "—Conversion Rights" and "—Conversion Rights—Mandatory Conversion." We are not required to set aside funds to redeem the Series B Preferred Stock.

Ranking

        The Series B Preferred Stock will rank, with respect to dividend rights and rights upon the liquidation, dissolution or winding up of the Company:

          (A)  senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (B) and (C) below;

          (B)  junior to all equity securities we issue whose terms specifically provide that those equity securities rank senior to the Series B Preferred Stock with respect to rights to the payment of dividends or the distribution of our assets upon liquidation, dissolution or winding up;

          (C)  on parity with all other equity securities issued by us whose terms provide that those equity securities rank on parity with the Series B Preferred Stock with respect to rights to the payment of dividends or the distribution of our assets upon liquidation, dissolution or winding up; and

          (D)  effectively junior to all of our existing and future indebtedness.

        The term "equity securities" does not include convertible debt securities, which will rank senior to the Series B Preferred Stock.

Dividends

        Holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if authorized and declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 5.50% per annum on the $25.00 per share liquidation preference (equivalent to $1.375 per annum per share). Dividends on the Series B Preferred Stock are cumulative from the date of original issuance (or, in the case of shares issued pursuant to this prospectus supplement, from April 15, 2016) and shall be payable quarterly on the 15th day of each January, April, July, October (each, a "dividend payment date"); provided that if any dividend payment date is not a business day (as defined below), then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series B Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. The first dividend payment date on shares of the Series B Preferred Stock issued in this offering will be July 15, 2016 and dividends on such shares will accrue from April 15, 2016. Dividends will be payable to holders of record as they appear in our stock records for the Series B Preferred Stock at the close of business on the applicable record date, which shall be, whether or not a business day, the 30th calendar day of the month preceding the next applicable dividend payment date (each, a "dividend record date").

        No dividends on shares of Series B Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the declaration or payment thereof would be unlawful.

        Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears, and holders of the Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated, accrued but unpaid dividend due with respect to those shares.

        When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on parity as to dividends with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and any other series of preferred stock ranking on parity that we may issue as to dividends with the Series B Preferred Stock shall be declared pro rata in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series B Preferred Stock and accumulated, accrued and unpaid on such parity stock. Except as set forth in the preceding sentence, unless dividends on the Series B Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment by us with respect to any class or series of parity stock. Unless full cumulative dividends on the Series B Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (other than dividends paid in shares junior in rank to the Series B Preferred Stock or options, warrants or rights to subscribe for or purchase such junior stock) shall be declared or paid or set apart for payment by us with respect to any junior stock, nor shall any junior stock or parity stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any junior stock or parity stock (except by conversion or exchange for junior stock, or options, warrants or rights to subscribe for or purchase junior stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of junior stock. Notwithstanding the foregoing, we shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any parity or junior stock or (ii) redeeming, purchasing or otherwise acquiring any parity or junior stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain our qualification as a REIT.

        No interest shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

        Whenever dividends on any shares of Series B Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive (a "Penalty Event"), the dividend rate shall be increased by 200 basis points per annum (equivalent to $1.875 per annum per share) (as increased, the "Penalty Rate"). This Penalty Rate shall remain in effect until all accumulated, accrued but unpaid dividends on the Series B Preferred Stock have been paid in full, at which time the dividend rate shall revert to the rate of 5.50% of the $25.00 per share stated liquidation preference per annum.

        A "business day" means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are generally authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

Liquidation Preference

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series B Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of any class or series of our equity securities we may issue ranking senior to the Series B Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated, accrued and unpaid dividends to, but not including, the date of final distribution to such holders. Until the holders of the Series B Preferred Stock have been paid the liquidation preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends to, but not including, the date of final distribution to such holders, no payment shall be made to any holder of our common stock or any other class or series of our stock we may issue that ranks junior to the Series B Preferred Stock upon the liquidation, dissolution or winding up of our company.

        In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets, or proceeds thereof, distributable among the holders of Series B Preferred Stock are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our equity securities that we may issue ranking on parity with the Series B Preferred Stock upon the liquidation, dissolution or winding up of our company, then the holders of the Series B Preferred Stock and all other such classes or series of equity securities shall share ratably in any such distribution of assets or the proceeds thereof in proportion to the full liquidating distributions or amounts to which they would otherwise be respectively entitled.

        Holders of Series B Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. Our voluntary or involuntary liquidation, dissolution or winding up shall not include our consolidation or merger with or into one or more entities, a sale or transfer of all or substantially all of our assets or a statutory stock exchange (although such events may give rise to the other rights as described herein).

Redemption

        The Series B Preferred Stock is not redeemable, except as described below under "—Optional Redemption," "—Special Optional Redemption," and "—REIT Termination Event and Listing Event Redemption."

        Optional Redemption.    On and after June 11, 2020, we may, at our option, upon not less than 30 nor more than 60 days' written notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated, accrued and unpaid dividends thereon to, but not including, the date fixed for redemption. If we elect to redeem any shares of Series B Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

        Special Optional Redemption.    On or prior to the occurrence of a Change of Control (as defined below), we may, at our option, redeem any then outstanding Series B Preferred Stock, in whole or in part, for cash at a redemption price of $25.00 per share, plus any accumulated, accrued and unpaid dividends thereon to, but not including, the date of redemption. In the event that the Company shall have received notice of a holder's intent to convert the Series B Preferred Stock into our common stock in accordance with the Change of Control Conversion Right or the General Conversion Right (as defined below) prior to the date fixed for redemption, then such Change of Control Conversion Right or the General Conversion Right shall be exercised first in lieu of our right to redeem the Series B Preferred Stock in accordance with this paragraph. If we elect to redeem any shares of the Series B Preferred Stock as described in this paragraph, we may use any cash lawfully available to pay the redemption price. In the event a Change of Control has not occurred on or prior to the date fixed for redemption, without the necessity of further action by our board of directors, the notice of redemption shall be deemed to have been withdrawn and no redemption of the Series B Preferred Stock shall be made.

        A "Change of Control" is deemed to occur when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depositary receipts representing such securities) listed on a National Exchange.

        Redemption Procedures.    In the event we elect to redeem Series B Preferred Stock, the notice of redemption will be mailed to each holder of record of Series B Preferred Stock called for redemption at such holder's address as it appear on our stock transfer records, not less than 30 nor more than 60 days' prior to the date fixed for redemption, and will state the following:

  •
  the redemption date;

  •
  the number of shares of Series B Preferred Stock to be redeemed;

  •
  the redemption price;

  •
  the place or places where certificates (if any) for the Series B Preferred Stock are to be surrendered for payment of the redemption price;

  •
  that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

  •
  whether such redemption is being made pursuant to the provisions described above under "—Optional Redemption" or "—Special Optional Redemption"; and

  •
  if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

        If less than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.

        Holders of Series B Preferred Stock to be redeemed shall surrender the Series B Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated, accrued and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series B Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series B Preferred Stock so called for redemption, then from and after the redemption date, dividends will cease to accumulate on those shares of Series B Preferred Stock, those shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated, accrued and unpaid dividends, if any, payable upon redemption (except, in the case of a Special Optional Redemption, should a Change of Control not occur, then no holder shall be entitled to receive the redemption price or any accumulated, accrued and unpaid dividends). If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series B Preferred Stock is to be redeemed, the Series B Preferred Stock to be redeemed shall be selected pro rata or by lot (as nearly as may be practicable without creating fractional shares).

        If a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, each holder of Series B Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series B Preferred Stock to be redeemed.

        Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock or pursuant to our charter or otherwise in order to ensure that we remain qualified as a REIT for federal income tax purposes.

        Subject to applicable law and the terms of the Series B articles supplementary, we may purchase shares of Series B Preferred Stock in the open market, by tender or by private agreement. Any shares of Series B Preferred Stock that we acquire shall revert to the status of authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

        REIT Termination Event and Listing Event Redemption.    If at any time (i) a REIT Termination Event (as defined below) occurs or (ii) after our common stock shall fail to or cease to be listed on the NYSE, NYSE MKT, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor thereto (each a "National Exchange"; and each of (i) and (ii) above being a "Repurchase Event"), then the holders of Series B Preferred Stock shall have the right to require the Company, to the extent the Company shall have funds legally available therefor, to redeem any or all of the Series B Preferred Stock held by such holder at a repurchase price payable in cash (the "Repurchase Payment") in an amount equal to 103% of the liquidation preference per share of Series B Preferred Stock (plus all accumulated, accrued and unpaid dividends) on the date of redemption (the "Repurchase Date") pursuant to the offer described in the immediately following paragraph (the "Repurchase Offer"); provided, however, that in the event a Repurchase Event occurs as the result of, or is otherwise related to, a Change of Control, then the respective rights of the Company and the holders of Series B Preferred Stock shall be governed by the provisions described under "—Special Optional Redemption" and "—Change of Control Conversion Right" and not this paragraph. If funds are not legally available to make the full Repurchase Payment as described in this paragraph, then the Company shall make the Repurchase Payment to the extent such funds are legally available.

        Subject to the requirements of applicable law, within ten (10) business days following the Company becoming aware that a Repurchase Event has occurred, the Company shall mail by recognized overnight courier a notice to each holder of Series B Preferred Stock stating (A) that a Repurchase Event has occurred and that such holder has the right to require the Company to repurchase any or all of the Series B Preferred Stock then held by such holder for cash, (B) the Repurchase Date (which shall be a business day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of applicable law or the exchange, if any, upon which the Series B Preferred Stock may then be listed; provided, however, that if the Repurchase Event is the result of a transaction giving rise to a Change of Control consisting of an exchange of the common stock for cash or other securities, the date of repurchase, if any, shall be no later than the consummation of such exchange), (C) the amount of the Repurchase Payment with respect to such holder and (D) the instructions determined by the Company, consistent with this subsection, that such holder must follow in order to have its Series B Preferred Stock repurchased.

        On the Repurchase Date, the Company, to the extent lawful, shall accept for payment Series B Preferred Stock or portions thereof tendered by each holder of Series B Preferred Stock pursuant to the Repurchase Offer and promptly by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Repurchase Payment in respect of all Series B Preferred Stock or portions thereof so tendered.

        Notwithstanding anything else herein, to the extent they are applicable to any Repurchase Offer, the Company will comply with any federal and state securities laws, rules and regulations applicable to it or its securities, and all time periods and requirements set forth above shall be adjusted accordingly to conform to such requirements.

        Shares of Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into shares of common stock, shall be cancelled and shall revert to authorized but unissued shares of preferred stock and shall be available for further classification and reclassification.

        For purposes hereof, "REIT Termination Event" shall mean the earliest to occur of: (i) the filing of a federal income tax return by the Company for any taxable year on which the Company does not compute its income as a real estate investment trust; (ii) the approval by the stockholders of the Company of a proposal for the Company to cease to qualify as a real estate investment trust; (iii) the approval by the board of directors of the Company of a proposal for the Company to cease to qualify as a real estate investment trust; (iv) a determination by the board of directors of the Company, based on the advice of counsel, that the Company has ceased to qualify as a real estate investment trust; or (v) a "determination" within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended, that the Company has ceased to qualify as a real estate investment trust.

Conversion Rights

        General Conversion Right.    Each outstanding share of Series B Preferred Stock shall be convertible at any time at the option of the holder (the "General Conversion Right") into that number of whole shares of our common stock at an initial conversion price equal to $18.90 (the "Conversion Price"), which represents an initial conversion rate of 1.3228 shares of our common stock (as may be subject to adjustment as provided herein, the "Conversion Rate"). A share of Series B Preferred Stock called by the Company for redemption shall be convertible into shares of our common stock up to and including, but not after, the close of business on the date fixed for redemption unless we default in the payment of the amount payable upon redemption.

        To exercise the General Conversion Right, the holder of each share of Series B Preferred Stock to be converted shall surrender the certificate representing such share, if certificated, duly endorsed or assigned to us or in blank, at the office of the transfer agent, together with written notice of the election to convert executed by the holder (the "Conversion Notice") specifying the number of shares of Series B Preferred Stock to be converted, the name in which the share of the common stock deliverable upon conversion shall be registered, and the address of the named person. If the shares of Series B Preferred Stock are not certificated, the holder must deliver evidence of ownership satisfactory to us and the transfer agent. Unless the shares of common stock deliverable upon conversion are to be issued in the same name as the name in which the shares of Series B Preferred Stock to be converted are registered, the holder must also deliver to the transfer agent an instrument of transfer, in form satisfactory to us, duly executed by the holder or the holder's duly authorized attorney, together with an amount sufficient to pay any transfer or similar tax in connection with the issuance and delivery of such shares of common stock in such name (or evidence reasonably satisfactory to us demonstrating that such taxes have been paid).

        Change of Control Conversion Right.    On or prior to the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right to convert some or all of the Series B Preferred

Stock held by such holder (the "Change of Control Conversion Right") on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock (the "Common Stock Conversion Consideration") equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series B Preferred Stock plus the amount of any accumulated, accrued and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series B Preferred Stock, in which case no additional amount for accumulated, accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price, as defined below; and

  •
  1.6057 (the "Share Cap"), as subject to certain adjustments as described below, provided however, that in the event the Company effects a registered public offering for cash of further shares of Series B Preferred Stock the Share Cap shall automatically, and without further action, be reset to 3.2216 (the "Amended Share Cap"), provided further that the Amended Share Cap as set forth herein shall be subject to the adjustments as provided under "—Anti-dilution Adjustments" occurring at any time following the date of original issuance of the Series B Preferred Stock. As of the consummation of this offering, the Amended Share Cap will become effective.

        Notwithstanding the foregoing, holders shall always have the right, up to the close of business on the applicable redemption date, to convert the Series B Preferred Stock in accordance with the General Conversion Right.

        Notwithstanding anything in our charter or the Series B articles supplementary to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series B Preferred Stock to be converted.

        Make-Whole.    In the event a Change of Control occurs prior to June 11, 2019 and either (i) the Company exercises its Special Optional Redemption Right or (ii) the holder elects to convert such holder's shares of Series B Preferred Stock by exercising the Change of Control Conversion Right, then we will pay to such holder in cash, to the extent we are legally permitted to do so, the present value, computed using a discount rate of 5.50% per annum compounded quarterly, of all dividend payments on the Series B Preferred Stock for all remaining dividend periods (excluding any accumulated dividend amount) from the date of such exercise up to but excluding June 11, 2019.

        We will not issue fractional shares of our common stock upon the conversion of the Series B Preferred Stock, whether voluntary or mandatory. Instead, we will pay the cash value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

        We will provide to holders of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right not less than 30 nor more than 60 days' prior to the date on which the Change of Control is expected to occur in accordance with "—Redemption—Special Optional Redemption" above. This notice may be combined with the notice described under "—Redemption—Special Optional Redemption," and will state the following:

  •
  the events constituting the Change of Control;

  •
  the date of the Change of Control;

  •
  the last date on which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right;

  •
  the method and period for calculating the Common Stock Price;

  •
  the Change of Control Conversion Date;

  •
  if applicable, the type and amount of exchange property entitled to be received per share of Series B Preferred Stock;

  •
  the name and address of the paying agent, transfer agent and conversion agent for the Series B Preferred Stock;

  •
  the procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

  •
  the last date on which holders of Series B Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

        To exercise the Change of Control Conversion Right, the holders of Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series B Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series B Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series B Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. In the event a Change of Control has not occurred on or prior to the date fixed for redemption, without the necessity of further action by our board of directors, the notice of redemption shall be deemed to have been withdrawn and no redemption of the Series B Preferred Stock shall be made. The conversion notice must state:

  •
  the relevant Change of Control Conversion Date;

  •
  the number of shares of Series B Preferred Stock to be converted; and

  •
  that the Series B Preferred Stock is to be converted pursuant to the applicable provisions of the Series B Preferred Stock.

        The "Change of Control Conversion Date" is the date the Series B Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than five days nor more than 10 days after the date on which we provide the notice described above to the holders of Series B Preferred Stock.

        The "Common Stock Price" is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the National Exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a National Exchange.

        Holders of Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

  •
  the number of withdrawn shares of Series B Preferred Stock;

  •
  if certificated Series B Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and

  •
  the number of shares of Series B Preferred Stock, if any, which remain subject to the holder's conversion notice.

        Notwithstanding the foregoing, if any shares of Series B Preferred Stock are held in book-entry form through DTC or a similar depositary (each, a "Depositary"), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

        Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Common Stock Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date.

        We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

        In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series B Preferred Stock into shares of our common stock or other property.

        Mandatory Conversion.    Commencing June 11, 2016, we at our option, may cause the Series B Preferred Stock to be converted in whole or in part, on a pro rata basis, into fully paid and nonassessable shares of our common stock at the applicable Conversion Rate, provided that the Closing Bid Price (as defined below) of the common stock shall have equaled or exceeded 110% of the Conversion Price for the immediately preceding 45 consecutive trading days ending three days prior to the date of notice of conversion (such event, the "Market Trigger"; the exercise of the Company's conversion right upon the occurrence of a Market Trigger, the "Mandatory Conversion"). Any shares of Series B Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion on the date of such Mandatory Conversion (unless previously converted at the option of the holder).

        In the event of a Mandatory Conversion (unless shares of Series B Preferred Stock have been previously converted at the option of the holder), we shall pay holders of the Series B Preferred Stock an additional dividend payment to make the holder whole on dividends expected to be received through June 11, 2019 in an amount equal to the net present value, where the discount rate is the dividend rate on the Series B Preferred Stock, of the difference between (i) the annual dividend payments the holders of Series B Preferred Stock would have received in cash from the date of the Mandatory Conversion to June 11, 2019, and (ii) the common stock quarterly dividend payments the holders of Series B Preferred Stock would have received over the same time period had such holders held common stock (such latter amount calculated by annualizing the quarterly dividends paid by the

Company on its common stock in or for the last full calendar quarter immediately preceding such Mandatory Conversion).

        Mandatory Conversion Procedures.    In the event of a Mandatory Conversion, notice (the "Notice of Mandatory Conversion") by first class mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Stock subject to such Mandatory Conversion at such holder's address as it appear on our stock transfer records, not less than 30 nor more than 60 days' prior to the date fixed for such Mandatory Conversion, and such notice will state the following: (i) the business day selected for the Mandatory Conversion (the "Mandatory Conversion Date"), (ii) the aggregate number of Series B Preferred Stock subject to Mandatory Conversion, and (iii) the number of shares of common stock to be issued to such holder on the Mandatory Conversion Date.

        As used herein, "Closing Bid Price" means, (i) if the common stock is listed on a National Exchange, the last sale price quoted for the sale of a share of the common stock on such National Exchange on each trading day, or, if such National Exchange begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security at or immediately prior to 4:00 p.m., New York City time, or (ii) if the common stock is not then listed for trading on a National Exchange, the average of the last quoted bid prices for a share of common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization. If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as determined in the business judgment of the board of directors of the Company.

        Notwithstanding any other provision of the Series B Preferred Stock, no holder of Series B Preferred Stock will be entitled to convert such Series B Preferred Stock for shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the applicable ownership limits contained in our charter, unless we provide an exemption from this limitation for such holder.

        Except as provided above, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property.

Anti-dilution Adjustments

        The applicable Conversion Rate will be adjusted, without duplication, upon the occurrence of any of the following events:

        (1)   We issue common stock to all holders of our common stock as a dividend or other distribution, or if we effect a share split, share combination or reverse share split, in which event the applicable Conversion Rate will be adjusted based on the following formula:

        where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date (as defined below) for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;
CR1	=
the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and
OS1	=	the number of shares of our common stock outstanding immediately after such dividend or distribution, or such share split, share combination or reverse share split, as the case may be.

          Any adjustment made pursuant to this clause (1) will become effective immediately after the open of business on the Ex-Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or any share split or combination of the type described in this clause (1) is announced but the outstanding shares of our common stock are not split or combined, as the case may be, the Conversion Rate shall immediately be readjusted, effective as of the date our board of directors publicly announces its decision not to make such dividend or distribution, or not to split, combine or reverse split the outstanding shares of our common stock, as the case may be, to such Conversion Rate that would be in effect if such dividend, distribution, share split, reverse share split or share combination had not been declared or announced.

          (2)   We issue to all holders of our common stock rights or warrants (other than as provided herein) entitling them, for a period of up to 45 calendar days from the record date of such distribution, to subscribe for or purchase our common stock at less than the "current market price" (as defined below) of our common stock, in which case the applicable Conversion Rate will be increased based on the following formula:

        where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;
OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on the Ex-Date for such distribution;
X	=	the total number of shares of our common stock issuable pursuant to such rights or warrants; and
Y	=	the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the current market price of our common stock.

          Any adjustment made pursuant to this clause (2) will become effective immediately after the open of business on the Ex-Date for such distribution. In the event that such rights or warrants described in this clause (2) are not so issued, the applicable Conversion Rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such Ex-Date for such distribution had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or our common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the applicable Conversion Rate shall be readjusted to such Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of our common stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase common stock at less than the current market price, and in determining the aggregate offering price payable for such common stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration and any amount payable on exercise or conversion thereof (if other than cash, to be determined in good faith by our board of directors, which determination shall be final).

          (3)   We distribute to all holders of our common stock evidences of our indebtedness, share capital, securities, cash or other assets, excluding:

    •
    any dividend or distribution covered by clauses (1) or (2) above;

    •
    any rights or warrants covered by clause (2) above;

    •
    any dividend or distribution covered by clause (4) below; and

    •
    any spin-off to which the provisions set forth below in this clause (3) shall apply,

        then the Conversion Rate will be increased based on the following formula:

        where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;
SP0	=	the current market price of our common stock; and
FMV	=
the fair market value (as determined by our board of directors in its good faith judgment) of our indebtedness, share capital, securities, cash or other assets distributable with respect to each outstanding share of our common stock on the Ex-Date for such distribution.

          Any adjustment under this above portion of this clause (3) will become effective immediately after the open of business on the Ex-Date for such distribution.

          In the event that we make a distribution to all holders of our common stock consisting of share capital of, or similar equity interests in, or relating to a subsidiary or other business unit of ours that is listed or quoted (or will be listed or quoted upon consummation of the spin-off (as defined below)) on a national securities exchange (herein referred to as a "spin-off"), the applicable Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the Ex-Date for the spin-off will be increased based on the following formula:

        where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth trading day immediately following, and including, the Ex-Date for the spin-off;
CR1	=	the Conversion Rate in effect immediately after the close of business on the tenth trading day immediately following, and including, the Ex-Date for the spin-off;
FMV	=
fair market value, as determined by our board of directors in its good faith judgment, of the portion of those shares of share capital or similar equity interests so distributed applicable to one share of common stock over the ten consecutive trading day period immediately following, and including, the Ex-Date for the spin-off (or, if such shares of share capital or equity interests are listed on a U.S. national or regional securities exchange, the current market price of such securities); and
MP0	=	the current market price of our common stock.

          Any adjustment made pursuant to this clause (3) shall become effective at the close of business on the 10th trading day immediately following, and including, the Ex-Date for the spin-off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 trading days following, and including, the effective date of any spin-off, references within the portion of this clause (3) related to "spin-offs" to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the effective date of such spin-off and the relevant conversion date. In the event that such distribution described in this clause (3) is not so made, the applicable Conversion Rate shall be readjusted, effective as of the date our board of directors publicly announces his decision not to make such distribution, to such Conversion Rate that would then be in effect if such distribution had not been declared.

          (4)   We make a distribution consisting exclusively of cash to all holders of our common stock, excluding:

    •
    any regularly scheduled quarterly cash dividend in the ordinary course of business;

    •
    any cash that is distributed in a reorganization event (as described below);

    •
    any dividend or distribution in connection with our liquidation, dissolution or winding up; and

    •
    any consideration payable as part of a tender or exchange offer;

        in which event, the applicable Conversion Rate will be increased based on the following formula:

        where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution;
SP0	=	the current market price of our common stock; and

C	=	the amount in cash per share of our common stock we so distributed, excluding:
• any regularly scheduled quarterly cash dividend in the ordinary course of business;
• any cash that is distributed in a reorganization event (as described below);
• any dividend or distribution in connection with our liquidation, dissolution or winding up; and
• any consideration payable as part of a tender or exchange offer;

          Such increase shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          (5)   We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (excluding any securities convertible or exchangeable for our common stock), where the cash and the fair market value of any other consideration included in the payment per share of common stock exceeds the current market price of our common stock, in which event the applicable Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the "expiration date") will be increased based on the following formula:

        where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;
CR1	=
the Conversion Rate in effect immediately after the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC	=
the aggregate value of all cash and the fair market value of any other consideration (as determined by our board of directors in its good faith judgment) paid or payable for shares purchased in such tender or exchange offer;
OS0	=	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;
OS1	=
the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer and excluding fractional shares); and
SP1	=	the current market price of our common stock.

          Any adjustment made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the 10th trading day immediately following the expiration date but will be given effect as of the open of business on the expiration date for the tender or exchange offer; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 trading days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this clause (5) to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date. In the event that we are, or one of our subsidiaries is, obligated to purchase our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the applicable Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

        Notwithstanding the foregoing, if (i) a Conversion Rate adjustment pursuant to any of the foregoing becomes effective on any Ex-Date as described above and (ii) a holder converting its Series B Preferred Stock on or after such Ex-Date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "—Mandatory Conversion Procedures" based on an adjusted Conversion Rate for such Ex-Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Date will not be made for any holder converting Series B Preferred Stock on or after such Ex-Date and on or prior to the related record date. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

        We are not required to adjust the Conversion Rate for any of the transactions described in the clauses above (other than for share splits, share combinations or reverse share splits) if we make provision for each holder of a share of Series B Preferred Stock to participate in the transaction, at the same time as holders of our common stock participate, without conversion, as if such holder held a number of shares of our common stock in respect of each share of Series B Preferred Stock equal to the Conversion Rate in effect on the "Ex-Date" or effective date of such transaction.

        If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted pursuant to clauses (2) and (3) above, as applicable, until the earliest of these triggering events occurs and the Conversion Rate shall be readjusted to the extent any of these rights, options or warrants are not exercised before they expire.

        To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any Series B Preferred Stock, you will receive, in addition to common stock, the rights under the rights plan, unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have been separated from our common stock, in which case the applicable Conversion Rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow you to receive upon conversion, in addition to any common stock, the rights described therein (unless such rights or warrants have separated from our common stock) shall not constitute a distribution of rights or warrants that would entitle you to an adjustment to the Conversion Rate.

        We will not adjust the Conversion Rate pursuant to the clauses above unless the adjustment would result in a change of at least 1% in the then effective Conversion Rate. However, we will carry forward any adjustment that is less than 1% of the Conversion Rate and make such carryforward adjustment in any subsequent adjustment and, regardless of whether the aggregate adjustment is less than 1%, on the conversion date for any Series B Preferred Stock. In addition, at the end of each fiscal year, beginning with the fiscal year ending December 31, 2016, we will give effect to any adjustments that we have otherwise deferred pursuant to this provision, and those adjustments will no longer be carried forward and taken into account in any subsequent adjustment. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000 of a share.

        To the extent permitted by law and the continued listing requirements of NYSE (or any stock exchange on which our common stock may then be listed), we may, from time to time, increase the Conversion Rate by any amount for a period of at least 20 business days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and our board of directors determines that the increase is in our best interests. We will mail a notice of the increase to registered holders at least 15 calendar days before the day the increase commences. In addition, we may, but are not obligated to, increase the Conversion Rate as we determine to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

        For the purposes of determining the adjustment to the applicable Conversion Rate for the purposes of:

  •
  clauses (2), (3) in the event of an adjustment not relating to a spin-off and (4) above, the "current market price" of our common stock is the average of the per share volume-weighted average prices of our common stock for each day over the 10 consecutive trading day period ending on the trading day before the Ex-Date (as defined below) with respect to the issuance or distribution requiring such computation;

  •
  clause (3) above in the event of an adjustment relating to a spin-off, the "current market price" of our common stock, share capital or equity interest, as applicable, is the average of the per share volume-weighted average prices of our common stock for each day over the first ten consecutive trading days immediately following, and including, the Ex-Date for the spin-off; and

  •
  clause (5) above, the "current market price" of our common stock is the average of the per share volume-weighted average prices of our common stock for each day over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date of the tender or exchange offer.

        In the event of:

  •
  any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing corporation and in which the common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

  •
  any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

  •
  any recapitalization, reclassification or change of our common stock into securities, including securities other than our common stock; or

  •
  any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or property (each, a "reorganization event"), each share of Series B Preferred Stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the Series B Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Series B Preferred Stock into common stock immediately prior to such reorganization event (such securities, cash and other property, the "exchange property," with each "unit of exchange property" meaning the kind and amount of exchange property that a holder of one share of common stock is entitled to receive). For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election (or of all holders of our common stock if none makes an election). We will notify holders of the Series B Preferred Stock of the weighted average as soon as practicable after such determination is made. The number of units of exchange property for each share of Series B Preferred Stock converted following the effective date of such reorganization event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion and conversion at the option of the holder were to units of exchange property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such Series B Preferred Stock are actually converted).

        In addition, we may make such increases in the Conversion Rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of our common stock (or issuance of rights or warrants to acquire our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to the applicable Conversion Rate.

        The term "Ex-Date" as used herein is the first date on which our common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

        Upon each adjustment to the Conversion Rate, a corresponding adjustment shall be made to the Conversion Price, calculated by dividing the liquidation preference by the adjusted Conversion Rate. Any adjustment pursuant to the foregoing provisions shall also result in a corresponding adjustment to the Share Cap.

        If certain of the possible adjustments to the Conversion Rate of the Series B Preferred Stock are made (or if failures to make certain adjustments occur), a holder of such shares may be deemed to have received a taxable distribution from us even though such holder has not received any cash or property as a result of such adjustments. In the case of a non-United States holder, we may, at our option, withhold U.S. federal income tax with respect to any such deemed distribution from cash payments of dividends and any other payments in respect of the Series B Preferred Stock. See "Additional U.S. Federal Income Tax Considerations" in this prospectus supplement.

Events That Will Not Result in Adjustment

        The Conversion Rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities;

  •
  upon the issuance of any shares of our common stock, restricted stock or restricted stock units, nonqualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet point and outstanding as of the date the Series B Preferred Stock was first issued;

  •
  for unpaid accrued and accumulated dividends, if any;

  •
  upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer; or

  •
  for a change in the par value of shares of our common stock.

        We shall not take any action that would require an adjustment to the Conversion Rate such that the Conversion Price, as adjusted to give effect to such action, would be less than the then-applicable par value per share of our common stock, except we may undertake a share split or similar event if such share split results in a corresponding reduction in the par value per share of our common stock such that the as-adjusted new effective Conversion Price per share would not be below the new as-adjusted par value per share of our common stock following such share split or similar transaction and the Conversion Rate is adjusted as provided under clause (1) (and/or any such other clause(s) as may be applicable) under "—Anti-dilution Adjustments" above. In addition, the Series B articles supplementary provide that we may not take any action that would result in an adjustment to the Conversion Rate without complying with any applicable stockholder approval rules of the NYSE or any other stock exchange on which our common stock may be listed at the relevant time.

        Except as otherwise provided for in the Series B articles supplementary, we will not adjust the Conversion Rate for any issuance of shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock or rights to purchase shares of our common stock or such convertible, exchangeable or exercisable securities.

Notice of Adjustment

        Whenever a Conversion Rate is to be adjusted, we shall:

  (i)
  compute such adjusted Conversion Rate and prepare and transmit to the Transfer Agent an notice setting forth such adjusted Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

  (ii)
  not more than 10 calendar days prior to the occurrence of an event that requires an adjustment to the Conversion Rate, provide, or cause to be provided, a written notice to the registered holders (which, for the avoidance of doubt, shall be DTC in the event that the Series B Preferred Stock are represented by global certificates) of the occurrence of such event; and

  (iii)
  as soon as practicable following the determination of such adjusted Conversion Rate provide, or cause to be provided, to the registered holders a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth such adjusted Conversion Rate.

Voting Rights

        Holders of the Series B Preferred Stock generally have no voting rights, except as set forth below.

        Whenever a Penalty Event has occurred, the number of directors constituting our board of directors will be increased by two (if not already increased by two by reason of the election of directors by the holders of any other classes or series of our equity securities we may issue upon which similar voting rights have been conferred) and the holders of Series B Preferred Stock (voting separately as a class with all other classes or series of equity securities we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series B Preferred Stock or by the holders of any other classes or series of equity securities upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until a Correction Event (as defined below) has occurred with respect to each Penalty Event then continuing. In that case, the right of holders of the Series B Preferred Stock to elect any directors will cease and any directors elected by holders of the Series B Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. For purposes hereof, a "Correction Event" means the payment in full of all dividends accumulated on the Series B Preferred Stock for all past dividend periods and the then current dividend period (or the declaration of such dividends provided that a sum sufficient for the payment thereof is set aside for such payment). In no event shall the holders of Series B Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any National Exchange on which any class or series of our stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series B Preferred Stock (voting separately as a class with all other classes or series of equity securities we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such directors) pursuant to these voting rights exceed two.

        If a special meeting is not called by us within 30 days after request from the holders of Series B Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series B Preferred Stock may designate a holder to call the meeting at our expense.

        If, at any time when the voting rights conferred upon the Series B Preferred Stock are exercisable as a result of a Penalty Event as described above, any vacancy in the office of a director elected pursuant to those special voting rights shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the outstanding Series B Preferred Stock and any other classes or series of equity securities upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of directors. Any director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series B Preferred Stock and any other classes or series of equity securities upon which similar voting rights have been conferred and are exercisable and which classes or series of equity securities are entitled to vote as a class with the Series B Preferred Stock in the election of directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series B Preferred Stock and any such other classes or series of equity securities, and may not be removed by the holders of the common stock.

        On each matter on which holders of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our equity securities have the right to vote with the Series B Preferred Stock as a single class on any matter, the Series B Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of stated liquidation preference (excluding accumulated dividends).

        So long as any shares of the Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at an annual or special meeting of such stockholders, in addition to any other vote required by our charter or Maryland law:

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  amend or alter the provisions of the charter, including the Series B articles supplementary, so as to authorize or create, or increase the authorized amount of, any class or series of senior stock; or

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  amend, alter or repeal the provisions of the charter, including the Series B articles supplementary, so as to adversely affect the special rights, preferences, privileges or voting powers of the Series B Preferred Stock; or

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  consummate a binding share exchange or reclassification involving the shares of the Series B Preferred Stock or a merger or consolidation of us with another entity, unless in each case: (i) the shares of the Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or the Series B Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent; and (ii) such shares of the Series B Preferred Stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Series B Preferred Stock immediately prior to the consummation of such transaction; provided, however, that the following will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the Series B Preferred Stock and shall not require the affirmative vote of holders of the Series B Preferred Stock but may be effected by due action of the board of directors and any required approval of the holders of the Company's common stock: (1) any increase in the amount of the Company's authorized but unissued shares of the Company's preferred stock, (2) any increase in the amount of our authorized Series B Preferred Stock or the issuance of any additional shares of the Series B Preferred Stock, (3) the authorization or creation of any class or series of parity or junior stock, any increase in the amount of authorized but unissued shares of such class or series of parity or junior stock or the issuance of additional shares of such class or series of parity or junior stock or (4) the adoption or inclusion (by amendment, alteration, share exchange, reclassification, merger, consolidation or similar means) of charter provisions (whether in our charter or a successor entity certificate of incorporation or other equivalent governing document) applicable to capital stock (including Series B Preferred Stock or any successor preferred stock) relating to the ownership limitations and transfer restrictions that are customary, in the sole determination of our board of directors, for the protection of our or any successor entity's status as a REIT and a "domestically controlled qualified investment entity" for tax purposes; provided, further, in each case, that no vote of the holders of Series B Preferred Stock shall be required if provision is made to redeem and all Series B Preferred Stock is redeemed at or prior to the time such amendment, alteration, repeal, share exchange, reclassification, merger or consolidation is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be, which provision shall include, for the avoidance of doubt, any Special Optional Redemption as described above.

        If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock, then only the series of voting preferred stock adversely affected and entitled to vote shall vote as a class in lieu of all other series of voting preferred stock. Except as expressly stated in the Series B articles supplementary or as may be required by applicable law, the Series B Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

        During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10- Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon written request, supply copies of such reports to any holders or prospective holder of Series B Preferred Stock. We will mail (or otherwise provide) the reports to the holders of the Series B Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC, if we were subject to Section 13 or Section 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a "non-accelerated filer" as such term is understood in the context of the Exchange Act.

Restrictions on Ownership and Transfer

        The 9.8% ownership limit described in "Description of Capital Stock—Restrictions on Ownership and Transfer" herein applies to ownership of shares of Series B Preferred Stock as a separate class pursuant to Article VI of our charter, as supplemented by the Series B articles supplementary, under which shares of Series B Preferred Stock owned by a stockholder in excess of the ownership limit will be transferred to a charitable trust and may be purchased by us under certain circumstances. Our board of directors may, in its sole discretion, except a person from the ownership limit. Our board of directors has excepted from the 9.8% ownership limit with respect to our Series B Preferred Stock certain persons whose purchase of our Series B Preferred Stock in this offering otherwise would violate the ownership limit.

        The ownership limit also applies to shares of our common stock and Series C Preferred Stock. See "Description of Capital Stock—Restrictions on Ownership and Transfer" herein. Notwithstanding any other provision of the Series B Preferred Stock, no holder of shares of the Series B Preferred Stock will be entitled to convert any shares of Series B Preferred Stock into shares of our common stock to the extent that receipt of our common stock would cause such holder or any other person to exceed the applicable ownership limit contained in our charter.

Listing of Series B Preferred Stock

        We have agreed with Forward Funds to use our commercially reasonable efforts to apply to list the Series B Preferred Stock on a National Securities Exchange by February 28, 2016, in conjunction with an underwritten offering. If approved, we expect trading of the Series B Preferred Stock to begin within the 30-day period after the original issue date in such underwritten offering. Even if the shares of Series B Preferred Stock are listed, there may be little or no secondary market for the Series B Preferred Stock.

Book-Entry Procedures

        DTC will act as securities depositary for the Series B Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC's nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series B Preferred Stock. We will deposit these certificates with DTC or a custodian on behalf of DTC. We will not issue certificates to you for the shares of Series B Preferred Stock that you purchase, unless DTC's services are discontinued as described below.

        Title to book-entry interests in the Series B Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series B Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series B Preferred Stock.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities which its participants ("Direct Participants") deposit with it. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

        When you purchase shares of Series B Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series B Preferred Stock on DTC's records. You will be considered to be the "beneficial owner" of the Series B Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts shares of Series B Preferred Stock are credited.

        You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series B Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

        Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We understand that, under DTC's existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under our charter (including the Series B articles supplementary designating the Series B Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Any redemption notices with respect to the shares of Series B Preferred Stock will be sent to DTC. If less than all of the outstanding shares of Series B Preferred Stock are being redeemed, DTC will reduce each Direct Participant's holdings of shares of Series B Preferred Stock in accordance with its procedures.

        In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series B Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants whose accounts the shares of Series B Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

        Dividends on the Series B Preferred Stock will be paid directly to DTC's nominee (or its successor, if applicable). DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

        Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

        DTC may discontinue providing its services as securities depositary with respect to the Series B Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series B Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series B Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series B Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

        Initial settlement for the Series B Preferred Stock will be made in immediately available funds. Secondary market trading among DTC's Participants, if any, will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

 DESCRIPTION OF CAPITAL STOCK

General

        We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law (the "MGCL"), our charter and our bylaws. The following is a summary of the material provisions of our capital stock. The summary is qualified in its entirety by reference to the MGCL, our charter and bylaws. Copies of our charter and bylaws are filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Authorized Stock

        Our charter provides that we may issue up to 200 million shares of common stock, par value $0.01 per share, and up to 50 million shares of preferred stock, par value $0.01 per share. Our board of directors, without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of our common stock or the number of shares of our stock of any class or series. In addition, our charter authorizes our board of directors to classify and unissued shares of any series. As of April 21, 2016, we had 28,461,767 shares of our common stock outstanding. As of April 21, 2016, before giving effect to this offering, we had 2,600,000 shares of our preferred stock outstanding, consisting entirely of our Series B Preferred Stock.

Common Stock

        Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of assets or funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on liquidation or dissolution of any class or classes of preferred stock.

        Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a plurality of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for the affirmative vote of stockholders holding at least a majority of the shares entitled to be cast to approve each of these matters, except that two-thirds of all votes are required to amend the provisions of our charter regarding restrictions on the transfer and ownership of our stock. Because operating assets may be held by a corporation's subsidiaries, as in our situation, a subsidiary of a corporation may be able to merge or transfer all of its assets without a vote of our stockholders.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Stock

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders believe may be in their best interests.

        We currently have outstanding 2,600,000 shares of our preferred stock outstanding, consisting entirely of Series B Preferred Stock. On February 1, 2016, our board of directors designated 10,000,000 shares of our preferred stock as Series C Preferred Stock, none of which is currently outstanding. The Company intends to obtain stockholder approval before issuing any shares of Series C Preferred Stock in the future, if any.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock

        We believe that the power of our board of directors, without stockholder approval, to amend our charter to increase the aggregate number of shares of our authorized stock or the number of shares of stock of any class or series, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to issue such classified or reclassified shares of stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, are available for issuance without further action by our stockholders, unless stockholder approval is required by applicable law or the rules of the NYSE or any other stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, deter or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or our stockholders believe that such transaction or change of control may be in their best interests.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Code, not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made by us). In addition, if we, or one or more owners (actually or constructively) of 10% or more of the outstanding shares of our capital stock, actually or constructively own 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), other than a taxable REIT subsidiary ("TRS"), the rent received by us (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

        Our charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the lesser of the total number or value of the outstanding shares of our common stock or (ii) 9.8% of the lesser of the total number or value of the outstanding shares of any class or series of our preferred stock or any other stock of our company. We refer to this restriction as the "ownership limit."

        The ownership attribution rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our capital stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock or a class of our preferred stock and thereby subject the common stock or preferred stock to the ownership limit.

        Our board of directors may, in its sole discretion, waive the ownership limit with respect to one or more stockholders who would not be treated as "individuals" for purposes of the Code if it determines that such ownership will not cause any "individual's" beneficial ownership of shares of our capital stock to violate the ownership limit and that any exemption from the ownership limit will not jeopardize our status as a REIT (for example, by causing any tenant of ours to be considered a "related party tenant" for purposes of the REIT qualification rules).

        As a condition of any waiver, our board of directors may require an opinion of counsel or an Internal Revenue Service private letter ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

        In connection with the waiver of the ownership limit or at any other time, our board of directors may decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our capital stock is in excess of such decreased ownership limit until such time as such person or entity's percentage of our capital stock equals or falls below the decreased ownership limit (unless the decrease is as a result of a retroactive change in existing law, in which case such change shall be effective immediately), but any further acquisition of our capital stock in excess of such percentage ownership of our capital stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer "individuals" (as defined for purposes of the REIT ownership restrictions under the Code) to beneficially own more than 49.5% of the value of our outstanding capital stock.

        Our charter provisions further prohibit:

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  any person from actually or constructively owning shares of our capital stock that would result in us being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

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  any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution);

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  any person from beneficially or constructively owning our stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

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  any person from beneficially or constructively owning or transferring our stock if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management companies failing to qualify as "eligible independent contractors" under the REIT rules.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Pursuant to our charter, if any purported transfer of our capital stock or any other event would otherwise result in any person violating the ownership limits or the other restrictions in our charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the "purported owner") as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). The number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us or with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust and all dividends and other distributions paid by us with respect to such "excess" shares prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit, then our charter provides that the transfer of the excess shares will be void. Subject to Maryland law, effective as of the date that such excess shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a purported owner prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if we have already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote.

        Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our capital stock at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the market price on the date we, or our designee, accept(s) such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner and any dividends or other distributions held by the trustee with respect to such capital stock will be paid to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (i) the net price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the net sales proceeds received by the trust for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the charitable beneficiary.

        Our charter also provides that "Benefit Plan Investors" (as defined in our charter) may not hold, individually or in the aggregate, 25% or more of the value of any class or series of shares of our capital stock to the extent such class or series does not constitute "Publicly Offered Securities" (as defined in our charter).

        All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage as provided in the regulations promulgated under the Code) of the lesser of the number or value of the shares of our outstanding capital stock must give written notice to us within 30 days after the end of each calendar year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of our stock as our board of directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements or any taxing authority or governmental agency or to determine any such compliance.

        All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

        These ownership limits could delay, deter or prevent a transaction or a change of control of our company that might involve a premium price over the then-prevailing market price for the holders of some, or a majority, of our outstanding shares of common stock or which such holders might believe to be otherwise in their best interest.

Stock Exchange Listing

        Our common stock is listed on the NYSE under the symbol "AHP."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A.

 MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following is a summary of material provisions of Maryland law and of our charter and bylaws. The summary is qualified in its entirety by reference to the MGCL, our charter and bylaws. Copies of our charter and bylaws are filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part. See "Incorporation of Certain Information by Reference" in this prospectus supplement and "Where You Can Find More Information" in the accompany prospectus.

The Board of Directors

        Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL and not more than 15. Our charter provides that a director may be removed only for cause and only upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors. Under our charter, cause means, with respect to any particular director, conviction of a felony or a final judgment of court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active deliberate dishonesty.

        Pursuant to our charter, members of our board of directors serve one year terms and until their successors are elected and qualified. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders at which our board of directors is elected, the holders of a plurality of the shares of our common stock will be able to elect all of the members of our board of directors. Pursuant to our charter, for so long as Ashford LLC serves as our external advisor, we are required to include two persons designated by Ashford LLC as candidates for election as director at any stockholder meeting at which directors are elected.

Business Combinations

        Maryland law prohibits "business combinations" between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates as asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder of a corporation as:

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  any person who beneficially owns 10% or more of the voting power of the voting stock of the corporation; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

        A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

        After the five year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of the then-outstanding shares of common stock, voting together as a single group; and

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  two-thirds of the votes entitled to be cast by holders of the common stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if certain fair price requirements set forth in the MGCL are satisfied.

        The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

        Our charter includes a provision opting out of the business combination/moratorium provisions of the MGCL. Consequently, the five-year moratorium and the super-majority vote/fair price requirements will not apply to business combinations between us and any interested stockholder of ours unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.

Control Share Acquisitions

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, by any person of ownership, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise the appraisal rights provided by the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation at any time prior to the acquisition of the shares.

        Our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. Consequently, the control share acquisitions statute will not apply unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.

MGCL Title 3, Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions: a classified board; a two-thirds stockholder vote requirement for removal of a director; a requirement that the number of directors be fixed only by vote of the directors; a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and a requirement that the holders of at least a majority of all votes entitled to be cast request a special meeting of stockholders. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already require that the number of directors be fixed only by our board of directors and require, unless called by the Chairman of our board of directors, our president or chief executive officer or a majority of our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. Our board of directors has made an election that prohibits us from making any of the elections permitted by Subtitle 8 unless such election is first approved by a stockholder vote.

Amendment to Our Charter and Bylaws

        Our charter may be amended only if declared advisable by the board of directors and approved by the affirmative vote of the holders of at least a majority of all of the votes entitled to be cast on the matter, except that two-thirds of all votes are required to amend the provisions of our charter regarding restrictions on the transfer and ownership of our stock. As permitted by the MGCL, our charter contains a provision permitting our directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock of any class or series that we have authority to issue. Our charter provides that our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and make new bylaws.

Dissolution of Our Company

        The dissolution of our company must be declared advisable by the board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Special Meetings of Stockholders

        Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer or, in the case of a stockholder requested special meeting, by our secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that:

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  with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon, including nominations of persons for election to our board of directors, will be those properly brought before the annual meeting:

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  pursuant to our notice of the meeting;

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  by, or at the direction of, our board of directors; or

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  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws;

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  with respect to a special meeting of stockholders, only the business specified in our company's notice of meeting may be brought before the meeting of stockholders; and

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  with respect to a special meeting of stockholders, nominations of persons for election to our board of directors may be made only:

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  by, or at the direction of, our board of directors; or

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  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

        Generally, in accordance with our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the prior year's annual meeting of stockholders. For a stockholder seeking to nominate a candidate for our board of directors, the notice must include all information regarding the nominee that would be required in connection with the solicitation for the election of such nominee, including name, address, occupation and number of shares held. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

No Stockholder Rights Plan

        We do not have, and we do not intend to adopt, a stockholder rights plan unless our stockholders approve in advance the adoption of a plan. If our board of directors adopts a plan for our company, we will submit the stockholder rights plan to our stockholders for a ratification vote within 12 months of adoption, without which the plan will terminate.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        The provisions restricting ownership and transfer of our stock in our charter, as well as the advance notice provisions of our bylaws could delay, deter or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders otherwise believe may be in their best interest. In addition, our board of directors has the power to increase the aggregate number of authorized shares and classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly-classified shares, and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deterring, or preventing a transaction or a change of control of us. See "Description of Capital Stock—Restrictions on Ownership and Transfer" and "Description of Capital Stock—Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock." Further, our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees.

        If our charter were to be amended to avail the corporation of the business combination provisions of the MGCL or to remove or modify the provision in the charter opting out of the control share acquisition provisions of the MGCL, or if our stockholders approve any election under the provisions of Title 3, Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        Our charter and the Amended Partnership Agreement provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by Maryland law, as amended from time to time.

        Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

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  an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

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  was committed in bad faith; or

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  was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

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  a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or on the director's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. These limitations of liabilities do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

        Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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  any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

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  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

        We have entered into indemnification agreements with our directors and executive officers that obligate us to indemnify our directors and executive officers, and advance expenses as described above.

        Our bylaws also obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above. Subject to the approval of our board of directors, we are also obligated, to the fullest extent permitted by Maryland law in effect from time to time, and to such further extent as we shall deem appropriate under the circumstances, to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company.

        The Amended Partnership Agreement provides that we, as the general partner, and our officers and directors are indemnified to the fullest extent permitted by law. See "Partnership Agreement—Exculpation and Indemnification of the General Partner."

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PARTNERSHIP AGREEMENT

Management

        Ashford Hospitality Prime Limited Partnership, our operating partnership, has been organized as a Delaware limited partnership. One of our wholly-owned subsidiaries is the sole general partner of this partnership, and one of our subsidiaries holds limited Partnership Units in this partnership. As of February 2, 2016, and accounting for the impact of the Distribution, we owned, through wholly-owned subsidiaries, approximately 86.7% of the partnership interests in our operating partnership and the limited partners of Ashford Trust OP owned the remaining approximately 13.3% of the partnership interests in our operating partnership on a fully diluted basis. In the future, we may issue additional interests in our operating partnership to third parties.

        Pursuant to the Amended Partnership Agreement, we, as the sole managing member of the general partner, generally have full, exclusive and complete responsibility and discretion in the management, operation and control of the partnership, including the ability to cause the partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties, borrowings and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of our operating partnership by virtue of being a holder of limited Partnership Units.

        Our subsidiary may not be removed as general partner of the partnership. Upon the bankruptcy or dissolution of the general partner, the general partner shall be deemed to be removed automatically.

        The limited partners of our operating partnership have agreed that in the event of a conflict in the fiduciary duties owed (i) by us to our stockholders and (ii) by us, as general partner of our operating partnership, to those limited partners, we may act in the best interests of our stockholders without violating our fiduciary duties to the limited partners of our operating partnership or being liable for any resulting breach of our duties to the limited partners.

Transferability of Interests

        General Partner.    The Amended Partnership Agreement provides that we may not transfer our interest as a general partner (including by sale, disposition, merger or consolidation) except:

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  in connection with a merger of our operating partnership, a sale of substantially all of the assets of our operating partnership or other transaction in which the limited partners receive a certain amount of cash, securities or property; or

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  in connection with a merger of us or the general partner into another entity, if the surviving entity contributes substantially all its assets to our operating partnership and assumes the duties of the general partner under the Amended Partnership Agreement.

        Limited Partner.    The Amended Partnership Agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of the Partnership Units held by limited partners without our consent, which we may give or withhold in our sole discretion. In addition, the Amended Partnership Agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of the Series C Preferred Stock held by limited partners without our consent and the consent of the general partner, in each case, which consent may be withheld in our sole discretion. However, an individual partner may donate his units or shares of Series C Preferred Stock to his immediate family or a trust wholly-owned by his immediate family, without our consent. The Amended Partnership Agreement contains other restrictions on transfer if, among other things, that transfer:

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  would cause us to fail to comply with the REIT rules under the Code; or

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  would cause our operating partnership to become a publicly-traded partnership under the Code.

        Additionally, no transfer by a limited partner of its Partnership Units or shares of Series C Preferred Stock may be made to any Person if (i) after giving effect to the transfer, the aggregate number of shares of Series C Preferred Stock held by the transferee would exceed the product of (x) the aggregate number of Partnership Units then held by such transferee multiplied by (y) the Conversion Factor (as defined in the Amended Partnership Agreement) in effect on the date thereof or if (ii) after giving effect to the transfer, the aggregate number of shares of Series C Preferred Stock held by the transferor would exceed the product of (x) the aggregate number of partnership units then held by such transferor multiplied by (y) the Conversion Factor in effect on the date thereof. Any transfer of Partnership Units or shares of Series C Preferred Stock in contravention of this restriction are void and ineffectual and will not be binding upon, or recognized by, our operating partnership or us.

Capital Contributions

        The Amended Partnership Agreement provides that if the partnership requires additional funds at any time in excess of funds available to the partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the partnership. Under the Amended Partnership Agreement, we will be obligated to contribute the proceeds of any offering of stock as additional capital to our operating partnership. Our operating partnership is authorized to cause the partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in both the partnership's and our best interests.

        The Amended Partnership Agreement provides that we may make additional capital contributions, including properties, to the partnership in exchange for additional Partnership Units. If we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of such additional capital contribution and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, the capital accounts of the partners will be adjusted upward or downward to reflect any unrealized gain or loss attributable to our properties as if there were an actual sale of such properties at the fair market value thereof. Limited partners have no preemptive right to make additional capital contributions.

        The operating partnership could also issue preferred partnership interests in connection with the acquisitions of property or otherwise. Any such preferred partnership interests have priority over common partnership interests with respect to distributions from the partnership, including the partnership interests that our wholly-owned subsidiaries own.

Redemption Rights

        Under the Amended Partnership Agreement, we have granted to each limited partner holding common units (other than our subsidiary) the right to redeem its common units. This right may be exercised at the election of a limited partner by giving us written notice, subject to some limitations. The purchase price for the common units to be redeemed will equal the fair market value of our common stock. The purchase price for the common units may be paid in cash, or, in our discretion, by the issuance by us of a number of shares of our common stock equal to the number of common units with respect to which the rights are being exercised. However, no limited partner will be entitled to exercise its redemption rights to the extent that the issuance of common stock to the redeeming partner would be prohibited under our charter or, if after giving effect to such exercise, would cause any person to own, actually or constructively, more than 9.8% of our common stock, unless such ownership limit is waived by us in our sole discretion. The common units issued to the limited partners generally may be redeemed at any time after the first anniversary of their issuance. If a limited partner redeems its Partnership Units, such limited partner must also deliver to us any shares of Series C Preferred Stock held by such redeeming partner, but only if and to the extent that, after giving effect to the exercise of the redemption right, the aggregate number of shares of Series C Preferred Stock held by such redeeming partner would exceed the product of (x) the aggregate number of Partnership Units then held by such redeeming partner multiplied by (y) the Conversion Factor in effect on the date thereof.

        In all cases, however, no limited partner may exercise the redemption right for fewer than 2,000 partnership units or, if a limited partner holds fewer than 2,000 Partnership Units, all of the Partnership Units held by such limited partner.

        Certain of our executive officers may elect to receive a special class of Partnership Units in our operating partnership referred to as LTIP Units pursuant to the 2013 Equity Incentive Plan. LTIP Units vest over a number of years and whether vested or not, generally receive the same treatment as common units of our operating partnership, with the key difference being, at the time of the award, LTIP Units do not have full economic parity with common units but can achieve such parity over time. The LTIP Units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when our stock is trading at some level in excess of the price it was trading on the date of the LTIP Unit issuance. More specifically, LTIP Units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the Amended Partnership Agreement, for our operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of partnership interests. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when the operating partnership's assets have sufficiently appreciated, the LTIP Units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached. If such parity is reached, vested LTIP Units become convertible into an equal number of common units and at that time, the holder will have the redemption rights described above. Until and unless such parity is reached, the LTIP Units are not redeemable. If an LTIP unitholder redeems or otherwise forfeits its LTIP Units, other than by a conversion for common units of our operating partnership, such LTIP unitholder must promptly deliver to us any shares of Series C Preferred Stock then held by such LTIP unitholder, but only if and to the extent that, after giving effect to such redemption or forfeit of LTIP Units, the aggregate number of shares of Series C Preferred Stock held by such LTIP unitholder would exceed the product of (x) the aggregate number of Partnership Units then held by such LTIP unitholder multiplied by (y) the Conversion Factor in effect on the date thereof.

        As of April 21, 2016, the aggregate number of shares of common stock issuable upon exercise of the redemption rights by holders of common units is 4,063,236. The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.

Conversion Rights

        The holders of the LTIP units will have the right to convert vested LTIP units into ordinary common units on a one-for-one basis at any time after such LTIP units have achieved economic parity with the common units. As of February 2, 2016, there were 311,502 LTIP units outstanding, approximately 301,868 of which have reached full economic parity with, and, upon vesting will be convertible into, the common units. No other limited partners have any conversion rights.

Operations

        The Amended Partnership Agreement requires the partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to minimize any excise tax liability imposed by the Code and to ensure that the partnership will not be classified as a "publicly-traded partnership" taxable as a corporation under Section 7704 of the Code.

        In addition to the administrative and operating costs and expenses incurred by the partnership, the partnership pays all of our administrative costs and expenses. These expenses are treated as expenses of the partnership and generally include:

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  all expenses relating to our continuity of existence;

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  all expenses relating to offerings and registration of securities;

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  all expenses associated with the preparation and filing of any of our periodic reports under federal, state or local laws or regulations;

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  all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

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  all of our other operating or administrative costs incurred in the ordinary course of its business on behalf of the partnership

Distributions

        The Amended Partnership Agreement provides that the partnership will make cash distributions in amounts and at such times as determined by us in our sole discretion, to us and other limited partners in accordance with the respective percentage interests of the partners in the partnership.

        Upon liquidation of the partnership, after payment of, or adequate provisions for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.

Allocations

        Profits and losses of our operating partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the other limited partners in accordance with the respective percentage interests of the partners in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury regulations promulgated thereunder.

Amendments

        Generally, we, as sole managing member of the sole general partner of our operating partnership, may amend the Amended Partnership Agreement without the consent of any limited partner to clarify the Amended Partnership Agreement, to make changes of an inconsequential nature, to reflect the admission, substitution or withdrawal of limited partners, to reflect the issuance of additional partnership interests or if, in the opinion of counsel, necessary or appropriate to satisfy the Code with respect to partnerships or REITs or federal or state securities laws. However, any amendment which alters or changes the distribution or redemption rights of a limited partner (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the Amended Partnership Agreement), changes the method for allocating profits and losses, imposes any obligation on the limited partners to make additional capital contributions or adversely affects the limited liability of the limited partners requires the consent of holders of at least two-thirds of the limited Partnership Units. Other amendments require approval of the general partner and holders of 50% of the limited Partnership Units.

        In addition, the Amended Partnership Agreement may be amended, without the consent of any limited partner, in the event that we or any of our subsidiaries engages in a merger or consolidation with another entity and immediately after such transaction the surviving entity contributes to our operating partnership substantially all of the assets of such surviving entity and the surviving entity agrees to assume our subsidiary's obligation as general partner of the partnership. In such case, the surviving entity will amend the Amended Partnership Agreement to arrive at a new method for calculating the amount a limited partner is to receive upon redemption or conversion of a Partnership Unit (such method to approximate the existing method as much as possible).

Exculpation and Indemnification of the General Partner

        The Amended Partnership Agreement provides that neither the general partner, nor any of its directors and officers will be liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if the general partner acted in good faith.

        In addition, the Amended Partnership Agreement requires our operating partnership to indemnify and hold the general partner and its directors, officers and any other person it designates, harmless from and against any and all claims arising from operations of our operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, or in which any indemnitee may be subpoenaed or otherwise requested to provide documents, testimony or information, unless it is established that:

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  the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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  the indemnitee actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

        The Amended Partnership Agreement requires our operating partnership advance an indemnitee all reasonable expenses (including without limitation attorneys' fees, costs, expenses and disbursements) incurred by an indemnitee who is a party to or is otherwise involved in, or is subpoenaed or otherwise requested to provide documents, testimony or information in connection with, any civil, criminal, administrative or arbitrative action, suit, inquiry, investigation or proceeding in advance of the final disposition of such action, suit, inquiry, investigation or proceeding upon receipt by the operating partnership of (i) a written affirmation by the indemnitee of the indemnitee's good faith belief that the standard of conduct necessary for indemnification by the operating partnership under the Amended Partnership Agreement has been met, and (ii) a written undertaking by or on behalf of the indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met. Each such advancement of expenses shall be made within five (5) business days after the receipt by the operating partnership of a written request for advancement of expenses.

        No indemnitee may subject any partner of our operating partnership to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of the partnership.

Term

        The partnership has a perpetual life, unless dissolved upon:

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  the general partner's bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership);

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  the passage of 90 days after the sale or other disposition of all or substantially all the assets of the partnership;

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  the redemption of all Partnership Units (other than those held by us, if any); or

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  an election by us in our capacity as the sole owner of the general partner.

Tax Matters

        The general partner is the tax matters partner of the operating partnership. We have the authority to make tax elections under the Code on behalf of the partnership. The net income or net loss of the operating partnership is generally allocated to us and the limited partners in accordance with our and their respective percentage interests in the partnership, subject to compliance with the provisions of the Code.

 DISTRIBUTION POLICY

        On April 8, 2016, we announced that our board of directors had adopted an amendment to our cash dividend policy increasing the expected quarterly cash dividend from $0.10 per diluted share of common stock to $0.12 per diluted share of common stock. The amended cash dividend policy is expected to become effective for the cash dividend to be paid on our common stock, if any, for the second quarter of 2016.

        We intend to make quarterly distributions to our common stockholders. To qualify as a REIT, we must distribute to our stockholders an amount at least equal to:

  (i)
  90% of our REIT taxable income, determined before the deduction for dividends paid and excluding any net capital gain (which does not necessarily equal net income as calculated in accordance with GAAP); plus

  (ii)
  90% of the excess of our net income from foreclosure property over the tax imposed on such income by the Code; less

  (iii)
  any excess non-cash income (as determined under the Code). See "Material Federal Income Tax Considerations" in the accompanying prospectus.

        Distributions made by us are authorized and determined by our board of directors in its sole discretion out of funds legally available therefor and are dependent upon a number of factors, including restrictions under applicable law, actual and projected financial condition, liquidity, EBITDA, FFO and results of operations, the revenue we actually receive from our properties, our operating expenses, our debt service requirements, our capital expenditures, prohibitions and other limitations under our financing arrangements, our REIT taxable income, the annual REIT distribution requirements and such other factors as our board of directors deems relevant. For more information regarding risk factors that could materially and adversely affect our ability to make distributions, please see "Risk Factors." We expect that, at least initially, our distributions may exceed our net income under GAAP because of non-cash expenses included in net income. To the extent that our cash available for distribution is less than 90% of our REIT taxable income, we may consider various means to cover any such shortfall, including borrowing under our secured revolving credit facility or other loans, selling certain of our assets or using a portion of the net proceeds we receive from this or future offerings of equity, equity-related or debt securities or declaring taxable stock dividends. In addition, our charter allows us to issue preferred stock that could have a preference on distributions, including our Series B Preferred Stock. The distribution preference on the Series B Preferred Stock and any additional preferred stock we may issue could limit our ability to make distributions to the holders of our common stock. We cannot assure you that our distribution policy will not change in the future.

        Distributions in excess of a stockholder's allocable share of our current and accumulated earnings and profits will not be taxable to a taxable U.S. stockholder under current U.S. federal income tax law to the extent those distributions do not exceed the stockholder's adjusted tax basis in his or her shares, but rather will reduce the adjusted basis of the shares. In that case, the gain (or loss) recognized on the sale of those shares or upon our liquidation will be increased (or decreased) accordingly. To the extent those distributions exceed a taxable U.S. stockholder's adjusted tax basis in his or her shares, they generally will be treated as a gain realized from the taxable disposition of those shares. The percentage of distributions to our stockholders that exceeds our current and accumulated earnings and profits may vary substantially from year to year. For a more complete discussion of the tax treatment of distributions to holders of our capital stock, see "Material Federal Income Tax Considerations" in the accompanying prospectus.

 ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion supplements the summary of the material federal income tax considerations set forth in the section of the accompanying prospectus entitled "Material Federal Income Tax Considerations" to incorporate recently enacted federal income tax legislation and to discuss federal income tax considerations specifically applicable to our Series B Preferred Stock.

        The discussion of the material federal income tax considerations in the accompanying prospectus in the section entitled "Material Federal Income Tax Considerations" as to investing in our common stock will generally apply to investing in our Series B Preferred Stock, except as supplemented in this section of this prospectus supplement.

Taxation of Our Company

        In connection with this prospectus supplement, Andrews Kurth LLP will issue an opinion to us to the effect that, commencing with our short year ended December 31, 2013, we have been organized and operated in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2016 and thereafter. Andrews Kurth LLP's opinion will be based upon customary assumptions, will be conditioned upon the accuracy of certain representations made by us as to factual matters, including representations regarding the nature of our properties and the prior and future conduct of our business, and is not binding upon the IRS or any court. In addition, Andrews Kurth's opinion is based on existing federal income tax law governing qualification as a REIT as of the date of the opinion, which is subject to change either prospectively or retroactively. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests include the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Andrews Kurth LLP will have reviewed those matters in connection with its opinion, Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. Andrews Kurth LLP's opinion will not foreclose the possibility that we may have to use one or more REIT savings provisions discussed in the accompanying prospectus, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "Material Federal Income Tax Considerations—Failure to Qualify" in the accompanying prospectus.

        The third paragraph in the section of the accompanying prospectus entitled "Material Federal Income Tax Considerations—Taxation of Our Company" is superseded and replaced in its entirety by the following paragraph:

        If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

  •
  We will pay federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  Under certain circumstances, we may be subject to the alternative minimum tax on items of tax preference.

  •
  We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

  •
  We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under "—Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amount by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability.

  •
  If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% nondeductible excise tax on the excess of this required distribution over the sum of the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder, as (defined below under "—Taxation of Taxable U.S. Holders of Stock") would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

  •
  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation's basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during a specified period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of: (1) the amount of gain that we recognize at the time of the sale or disposition; or (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

  •
  We will incur a 100% excise tax on certain transactions with a TRS that are not conducted on an arm's-length basis and we will incur such 100% excise tax if it is determined that we have been undercharged for certain services provided by a TRS.

  •
  If we fail to satisfy certain asset tests, described below under "—Asset Tests" and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax of the greater of $50,000 or at the highest corporate rate on the income generated by the non-qualifying assets.

  •
  We may be subject to a $50,000 tax for each failure if we fail to satisfy certain REIT qualification requirements, other than income tests or asset tests, and the failure is due to reasonable cause and not willful neglect.

        The only paragraph in the section of the accompanying prospectus entitled "Material Federal Income Tax Considerations—Taxation of Our Company—Taxable REIT Subsidiaries" is superseded and replaced in its entirety by the following paragraph:

        Subject to restrictions on the value of TRS securities held by a REIT, a REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation. The TRS and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a TRS. A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated but is permitted to lease hotels from a related REIT as long as the hotels are operated on behalf of the TRS by an "eligible independent contractor." Overall, no more than 25% (20% with respect to taxable years beginning after December 31, 2017) of the value of a REIT's assets may consist of TRS securities. A timely election has been made with respect to each of our TRSs. Each of our hotel properties is leased by one of our TRSs, except that the Ritz Carlton St. Thomas hotel is owned by one of our TRSs. Additionally, we may form or acquire one or more additional TRSs in the future.

        The second and third paragraphs in the section of the accompanying prospectus entitled "Material Federal Income Tax Considerations—Taxation of Our Company—Income Tests—Foreclosure Property" are superseded and replaced in their entirety by the following two paragraphs:

        However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

  •
  on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

  •
  on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

  •
  which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or, for taxable years beginning after December 31, 2015, through a TRS.

        As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee's leasehold interest, and we are unable to find a replacement lessee for the hotel within 90 days of such foreclosure, gross income from hotel operations conducted by us from such hotel would cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor or, for taxable years beginning after December 31, 2015, use a TRS to manage and operate the hotel. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.

        The first paragraph in the section of the accompanying prospectus entitled "Material Federal Income Tax Considerations—Taxation of Our Company—Income Tests—Hedging Transactions" is superseded and replaced in its entirety by the following paragraph:

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, floors, options to purchase such items, futures and forward contracts. To the extent that we enter into hedging transactions, income arising from "clearly identified" hedging transactions that are entered into by the REIT in the normal course of business, either directly or through certain subsidiary entities, to manage the risk of interest rate movements, price changes, or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by the REIT to acquire or carry real estate assets is excluded from the 95% income test and the 75% income test. In general, for a hedging transaction to be "clearly identified," (A) the transaction must be identified as a hedging transaction before the end of the day on which it is entered into, and (B) the items or risks being hedged must be identified "substantially contemporaneously" with the hedging transaction, meaning that the identification of the items or risks being hedged must generally occur within 35 days after the date the transaction is entered into. Rules similar to those applicable to income from hedging transactions, discussed above, apply to income arising from transactions that are entered into by the REIT primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). In addition, for taxable years ending after December 31, 2015, similar rules apply to income from positions that primarily manage risk with respect to a prior hedge entered into by a REIT in connection with the extinguishment or disposal (in whole or in part) of the liability or asset related to such prior hedge, to the extent the new position qualifies as a hedge or would so qualify if the hedge position were ordinary property. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. The REIT income and asset rules may limit our ability to hedge loans or securities acquired as investments.

        The first paragraph in the section of the accompanying prospectus entitled "Material Federal Income Tax Considerations—Taxation of Our Company—Asset Tests" is superseded and replaced in its entirety by the following paragraph:

        To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

  •
  First, at least 75% of the value of our total assets must consist of:

  •
  cash or cash items, including certain receivables;

  •
  government securities;

  •
  interests in real property, including leaseholds and options to acquire real property and leaseholds;

  •
  interests in mortgages on real property or, for taxable years beginning after December 31, 2015, on interests in real property;

  •
  for taxable years beginning after December 31, 2015, interests in mortgages on both real and personal property where the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

  •
  for taxable years beginning after December 31, 2015, personal property to the extent that rents attributable to such personal property are treated as rents from real property under the income test, as discussed above under "—Rents From Real Property";

  •
  stock in other REITs;

  •
  for taxable years beginning after December 31, 2015, debt issued by publicly traded REITs; and

  •
  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

  •
  Second, except with respect to a TRS, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets.

  •
  Third, except with respect to a TRS, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities, or the 10% vote test or the 10% value test, respectively.

  •
  Fourth, no more than 25% (20% with respect to taxable years beginning after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.

  •
  Fifth, no more than 25% of the value of our total assets may consist of certain debt issued by publicly traded REITs.

        The sixth paragraph in the section of the accompanying prospectus entitled "Material Federal Income Tax Considerations—Taxation of Our Company—Distribution Requirements" is superseded and replaced in its entirety by the following paragraph:

        For taxable years beginning on or before December 31, 2014, in order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. For taxable years beginning after December 31, 2014, preferential dividends are generally not excluded from our distribution requirement.

Taxation of Non-U.S. Holders

        The fifth, sixth and eighth paragraphs in the section of the accompanying prospectus entitled "Material Federal Income Tax Considerations—Taxation of Non-U.S. Holders of Stock" are superseded and replaced in their entirety by the following three paragraphs:

        If our stock constitutes a United States real property interest, as defined below, unless (1) we are a "domestically-controlled qualified investment entity," as defined below, (2) the distribution is with respect to a class of our stock regularly traded on an established securities market located in the United States and is made to a non-U.S. holder that did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution or (3) the distribution is with respect to stock held by a "qualified shareholder," including stock held indirectly through one or more partnerships (to the extent not held by an "applicable investor"), the distribution will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below and, we must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. A "qualified shareholder" is generally defined as a foreign person that (i) is eligible for benefits of an income tax treaty with the United States and the principal class of interests of which is listed and regularly traded on one or more recognized stock exchanges, or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units which is regularly traded on the New York Stock Exchange or NASDAQ Stock Market and such class of limited partnership units' value is greater than 50% of the value of all the partnership units; (ii) is a "qualified collective investment vehicle," and (iii) maintains records on the identity of each person who, at any time during the foreign person's taxable year, holds directly 5% or more of the class of interest described in clause (i) above. The benefits of the qualified shareholder exception do not apply to the extent of the ownership in that shareholder of an "applicable investor," generally defined as a more than 10% owner of the REIT on a look-through basis, taking into account all interests held by such applicable investor in the REIT. Any distribution to a qualified shareholder shall not be treated as an effectively connected income distribution to the extent that stock held by such qualified shareholder is not treated as a United States real property interest as provided in an exception described in this section. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

        For any year in which we qualify as a REIT, a non-U.S. holder (other than certain qualified foreign pension funds) may incur tax on distributions that are attributable (or deemed so attributable pursuant to applicable Treasury regulations) to gain from our sale or exchange of "United States real property interests" under special provisions of the federal income tax laws referred to as "FIRPTA." The term "United States real property interests" includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. holder is taxed on distributions attributable (or deemed attributable) to gain from sales of United States real property interests as if such gain were effectively connected with a United States business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal rates, including applicable capital gains rates, applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Except as described below with respect to regularly traded stock, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount we withhold. Any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States, will not be treated as gain recognized from the sale or exchange of a United States real property interest if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution. As a result, non-U.S. holders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our common stock has been regularly traded on an established securities market in the United States since the completion of the spin-off. Our Series B Preferred Stock is not presently traded on an established securities market but may become so traded in the future. If a class of our stock is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above, unless otherwise excepted. Moreover, if a non-U.S. holder owning more than 5% of a class of our stock disposes of such stock during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

        Subject to the exceptions described in this section, non-U.S. holders (other than certain qualified foreign pension funds) could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of a class of our stock if shares of such class of our stock are United States real property interests. Generally, shares of a United States real property holding corporation are United States real property interests. If at least 50% of a REIT's assets are United States real property interests, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, shares of our stock will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our stock as long as we are a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders. We cannot assure you that that test will be met. However, even if we are not a domestically controlled qualified investment entity, shares of a class of our stock will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of such class of our stock if such non-U.S. holder owned, actually or constructively, 10% or less of such class of our stock at all times during a specified testing period and if that class of stock is "regularly traded" on an established securities market, or if such non-U.S. holder is a "qualified shareholder" (to the extent not allocable to an applicable investor). As noted above, our common stock has been regularly traded on an established securities market since immediately following the separation and distribution. Our Series B Preferred Stock is not presently traded on an established securities market but may become so traded in the future. If the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, and if shares of the applicable class of our stock were not "regularly traded" on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 15% of the purchase price. If the gain on the sale of the stock were taxed under FIRPTA, a non-U.S. holder would be taxed in the same manner as U.S. holders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. holder's U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.

Foreign Accounts Tax Compliance Act Withholding

        The only paragraph in the section of the accompanying prospectus entitled "Material Federal Income Tax Considerations—Foreign Accounts Tax Compliance Act Withholding" is superseded and replaced in its entirety by the following paragraph:

        Pursuant to the Foreign Account Tax Compliance Act, or FATCA, foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with registration and information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or other foreign entity that does not comply with the FATCA registration and reporting requirements will generally be subject to a new 30% withholding tax on "withholdable payments." For this purpose, withholdable payments generally include U.S.-source payments (including U.S.-source dividends), as well as the entire gross proceeds from a sale of equity or debt instruments of issuers who are considered U.S. issuers under the FATCA rules. The FATCA withholding tax applies even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Applicable Treasury regulations and IRS administrative guidance defer the FATCA withholding obligation for gross proceeds from dispositions of our common stock until January 1, 2019. We will not pay additional amounts in respect of amounts withheld. Investors should consult their tax advisors regarding FATCA.

Tax Aspects of Our Investments in the Partnerships

        The only paragraph in the section of the accompanying prospectus entitled "Material Federal Income Tax Considerations—Tax Aspects of Our Investments in the Partnerships—Income Taxation of the Partnerships and Their Partners—Partners, Not the Partnerships, Subject to Tax" is superseded and replaced in its entirety by the following paragraph:

        A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. New audit rules, currently scheduled to become effective for tax years beginning in 2018, will generally apply to each Partnership. Under the new rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. We will have the authority to utilize, and intend to utilize, any exceptions available under the new provisions (including any changes) and Treasury Regulations so that the partners, to the fullest extent possible, rather than the Partnership itself, will be liable for any taxes arising from audit adjustments to the issuing entity's taxable income. It is unclear to what extent these elections will be available to each Partnership and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules.

Taxable REIT Subsidiaries

        The first paragraph in the section of the accompanying prospectus entitled "Material Federal Income Tax Considerations—Taxable REIT Subsidiaries" is superseded and replaced in its entirety by the following paragraph:

        We own 100% of the stock of more than one TRS, one of which has multiple subsidiaries (at least one of which is a TRS), and an indirect interest in another TRS that has TRS subsidiaries. A TRS is a fully taxable corporation for which a TRS election is properly made. A TRS may lease hotels from us under certain circumstances, provide services to our tenants, and perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% (20% with respect to taxable years beginning after December 31, 2017) of the value of our assets may consist of the securities of TRSs.

Tax Considerations Specifically Applicable to Series B Preferred Stock

        Dispositions; Redemptions.    Subject to the discussion below regarding Code Section 302, in general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our Series B Preferred Stock as long-term capital gain or loss if the U.S. holder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. holder must treat any loss upon a sale or exchange of stock held by such U.S. holder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. holder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.

        A redemption of our Series B Preferred Stock will be treated under Section 302 of the Code as a dividend subject to tax at ordinary income tax rates (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the stock. The redemption will satisfy such test if it (i) is "substantially disproportionate" with respect to the holder, (ii) results in a "complete termination" of the holder's stock interest in the Company, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of the Series B Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine the appropriate tax treatment. If a redemption of the Series B Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the U.S. holder. The U.S. holder's adjusted tax basis in such redeemed Series B Preferred Stock would be transferred to the holder's remaining stockholdings in the Company. If, however, the U.S. holder has no remaining stockholdings in the Company and does not take certain actions to ensure that the redemption is not treated as a distribution that is taxable as a dividend, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

        If a redemption of shares of Series B Preferred stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above.

  Conversion.

        Conversion Solely for Common Stock.    A U.S. holder generally will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of the Series B Preferred Stock, except to the extent of common stock received on account of accrued and unpaid dividends that have not previously been included in income as described below. The adjusted tax basis of common stock received on conversion will equal the adjusted tax basis of the Series B Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash and subject to downward adjustment, if any, described below), and the holding period of such common stock received on conversion will generally include the period during which the converted Series B Preferred Stock was held prior to conversion.

        Cash received in lieu of a fractional shares of common stock will generally be treated as a payment in a taxable exchange for such fractional shares of common stock, and gain or loss will generally be recognized in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder's adjusted tax basis allocable to the fractional shares of common stock.

        We expect to take the position that any accumulated and unpaid dividends paid upon conversion of Series B Preferred Stock will be includable in income in the manner described under "—Distributions" above. Alternatively, such payment may be treated as having been made in connection with a recapitalization of our stock, in which case a U.S. holder generally would not recognize loss, but would recognize gain (which, under certain circumstances, would be includable in income in the manner described under "—Dispositions; Redemptions" above), if any, on Series B Preferred Stock so converted, in an amount equal to the lesser of the amount of (i) the cash received or (ii) gain realized (i.e., the excess, if any, of the fair market value of the common stock received plus the cash received, over the adjusted basis in the Series B Preferred Stock converted). Prospective investors should consult their tax advisors regarding the tax treatment of accumulated and unpaid dividends paid upon conversion.

        Conversion for Part Common Stock and Part Cash.    We may make an additional cash payment to a holder upon a conversion of the Series B Preferred Stock representing future dividends as described above under "Description of the Series B Preferred Stock—Conversion Rights—Make Whole" or

"Description of the Series B Preferred Stock—Conversion Rights—Mandatory Conversion." Accordingly, upon a conversion, a holder may receive solely common stock or a combination of cash and common stock. Any cash or common stock received on account of accrued and unpaid dividends that have not previously been included in income will be taxed as described above in "—Conversion Solely for Common Stock." However, other than with respect to such cash or common stock received on account of accrued and unpaid dividends, in the event that we deliver common stock and cash upon a conversion of the Series B Preferred Stock, the U.S. federal income tax treatment of the conversion is uncertain. U.S. holders should consult their tax advisors regarding the consequences of such a conversion. It is possible that the conversion could be treated as a single recapitalization or as a conversion in part and a taxable redemption in part, as briefly discussed below.

        Treatment as a Recapitalization.    If we pay a combination of cash and common stock in exchange for Series B Preferred Stock upon conversion, the exchange may be treated as a recapitalization. In such case, the U.S. holder would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash (not including cash received in lieu of fractional shares) and the fair market value of common stock received (treating fractional shares as received for this purpose) in the exchange over (B) such U.S. holder's adjusted tax basis in the Series B Preferred Stock, and (ii) the amount of cash received upon conversion (other than cash received in lieu of fractional shares, which would be treated as described above in "—Conversion Solely for Common Stock"). Notwithstanding the foregoing, any common stock received on account of accrued and unpaid dividends that has not previously been included in income will be treated as a dividend. Any gain recognized should be treated as capital gain except to the extent it has the effect of a distribution of a dividend. If the exchange has the effect of the distribution of a dividend, then the gain recognized upon the exchange, as determined above, will be treated as a dividend to the extent of the U.S. holder's ratable share of our earnings and profits. The remainder of the gain will be a capital gain and will be long-term if the holding period exceeds one year. For purposes of determining whether a U.S. holder's gain will be treated as a dividend, stock (including our common stock) owned by such U.S. holder actually and constructively through attribution rules, will be taken into account.

        The tax basis of the shares of common stock received upon a recapitalization (including any basis allocable to any fractional share a U.S. holder is treated as exchanging as described above in "—Conversion Solely for Common Stock") would equal the adjusted tax basis of the Series B Preferred Stock that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. holder's holding period for shares of common stock would include the period during which the U.S. holder held the Series B Preferred Stock.

        Alternative Treatment as Part Conversion and Part Redemption.    If the conversion of Series B Preferred Stock into cash and common stock were not treated as a single recapitalization, the conversion could be treated as in part a conversion into common stock and in part a separate redemption of the remaining Series B Preferred Stock surrendered in the conversion. In that event, the portion converted into common stock would be treated as described above in "—Conversion Solely for Common Stock." The portion converted into cash would be treated as described above in "—Dispositions; Redemptions."

        Adjustment of Conversion Rate.    Under certain circumstances, adjustments (or failure to make adjustments) to the Conversion Rate of the Series B Preferred Stock may result in constructive distributions under Section 305(c) of the Code to the U.S. holders of Series B Preferred Stock or other stockholders includable in income in the manner described under "—Distributions" above, if and to the extent that certain adjustments (or failure to make adjustments) in the Conversion Rate increase the proportionate interest of a stockholder in our earnings and profits. Thus, under certain circumstances, a U.S. holder may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Under recently issued proposed regulations, such constructive distributions, if any, would generally be deemed to occur on the date adjustments to the Conversion Rate are made in accordance with the terms of the Series B Preferred Stock.

 UNDERWRITING

        We have entered into an underwriting agreement with FBR Capital Markets & Co., or FBR, with respect to the shares of Series B Preferred Stock subject to this offering. Subject to the terms and conditions in the underwriting agreement, we have agreed to sell to FBR, and FBR has agreed to purchase from us on a firm commitment basis, 290,850 shares of Series B Preferred Stock.

        The underwriting agreement provides that the obligation of FBR to purchase all of the shares of Series B Preferred Stock being offered to the public is subject to approval of legal matters by counsel and the satisfaction of other conditions. These conditions include, among others, the continued accuracy of representations and warranties made by us in the underwriting agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus supplement. FBR is obligated to purchase all of our shares in this offering if they purchase any of our shares.

        FBR has advised us that they propose to offer the Series B Preferred Stock directly to the public at the public offering prices listed on the cover page of this prospectus and to selected dealers, who may include the underwriters, at the public offering price less a selling concession not in excess of $            per share of Series B Preferred Stock. FBR may allow, and the selected dealers may reallow, a concession not in excess of $            per share of Series B Preferred Stock to brokers and dealers. After the completion of the offering, FBR may change the offering price and other selling terms. Sales of Series B Preferred Stock made outside of the United States may be made by affiliates of FBR.

        Pursuant to the underwriting agreement, we have agreed to indemnify FBR against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the FBR or other indemnified parties may be required to make in respect of any such liabilities.

Commissions and Expenses

        The following table provides information regarding the amount of the underwriting discounts and commissions to be paid to the FBR.

	Per Share	Total
Underwriting discount paid by us	$	$
Proceeds, before expenses, to us	$	$

        We have also agreed to pay FBR a structuring and advisory fee equal to $            , or 1.35% of the gross proceeds of this offering, for evaluation, analysis and structuring of the Series B Preferred Stock.

        We have applied to list the shares of our common stock on the NYSE under the symbol "AHP PR B". We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, commissions and reimbursements, will be approximately $225,000 million. We have also agreed to reimburse FBR for certain expenses incurred in connection with this offering pursuant to the underwriting agreement, up to a maximum of $50,000.

        We have agreed with FBR that for a period of 30 days following the date of this prospectus supplement, we may not, subject to certain exceptions, offer, sell, pledge or otherwise dispose of any shares of our Series B Preferred Stock, or any series of preferred stock that is pari passu in right of the payment of dividends, or any securities convertible into or exchangeable for Series B Preferred Stock or such series of preferred stock, without the prior written consent of FBR.

Stabilization

        Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase the Series B Preferred Stock. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of the Series B Preferred Stock. FBR may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

  •
  Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the Series B Preferred Stock, so long as stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a short position. FBR may close out any short position by purchasing shares of the Series B Preferred Stock in the open market.

  •
  Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a selected dealer when the securities originally sold by the selected dealer are purchased in a stabilizing or syndicate covering transaction.

        These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the Series B Preferred Stock. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market.

        Neither we nor FBR make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Electronic Prospectus

        This prospectus may be made available in electronic format on Internet sites or through other online services maintained by FBR or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. Other than this prospectus in electronic format, any information on FBR or their affiliates' websites and any information contained in any other website maintained by FBR or any of their affiliates is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or FBR and should not be relied upon by investors.

Market for Shares

        Prior to this offering, there has been no public market for our Series B Preferred Stock. The initial public offering price will be determined by negotiations between us and FBR. In determining the initial public offering price, we and FBR expect to consider a number of factors including:

  •
  the information set forth in this prospectus and otherwise available to FBR;

  •
  our prospects and the history and prospects for the industry in which we compete;

  •
  an assessment of our management;

  •
  our prospects for future earnings;

  •
  the general condition of the securities markets at the time of this offering;

  •
  the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

  •
  other factors deemed relevant by FBR and us.

        Neither we nor FBR can assure investors that an active trading market will develop for the shares of our Series B Preferred Stock, or that the shares will trade in the public market at or above the initial public offering price.

Notice to Prospective Investors in the EEA

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") was implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus may be made to the public in that Relevant Member State at any time:

  •
  to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

  •
  in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        This prospectus is only being distributed to and is only directed at persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, and/or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons").

        This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

        FBR has represented, warranted and agreed that:

  A)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended, or the FSMA) received by it in connection with the issue or sale of the Shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  B)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Germany

        Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz—WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht—BaFin). This prospectus has not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus and any other document relating to our common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our common stock to the public in Germany, any public marketing of our common stock or any public solicitation for offers to subscribe for or otherwise acquire our common stock. This prospectus and other offering materials relating to the offer of our common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Notice to Prospective Investors in Switzerland

        This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus, do not constitute an issue prospectus pursuant to Article 652a and/or 1156 of the Swiss Code of Obligations. The shares will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by the issuer from time to time. This document, as well as any other material relating to the shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Relationships

        FBR and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, FBR and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Andrews Kurth LLP, Houston, Texas, and by Hogan Lovells US LLP, Baltimore, Maryland with respect to matters of Maryland law. Certain legal matters in connection with this offering will be passed upon for the underwriter by Duane Morris LLP, Newark, New Jersey.

EXPERTS

        The consolidated financial statements of Ashford Hospitality Prime, Inc. at December 31, 2015, and for the year then ended, appearing in Ashford Hospitality Prime, Inc.'s Annual Report (Form 10-K) have been audited by BDO USA, LLP, independent registered public accounting firm, and at December 31, 2014 and for each of the two years in the period ended December 31, 2014, by Ernst & Young LLP, independent registered public accounting firm, as set forth in their respective reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

        The financial statements of Yountville Investors, LLC as of and for the years ended December 31, 2014 and 2013 filed as an exhibit to Ashford Hospitality Prime, Inc.'s Current Report on Form 8-K filed with the SEC on July 15, 2015 have been audited by Peterson Sullivan LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$300,000,000

Common Stock
Preferred Stock
Depositary Shares
Warrants
Debt Securities
Rights
Units

        This prospectus relates to common stock, preferred stock, depositary shares, warrants, debt securities, rights and units that we may sell from time to time in one or more offerings up to a total dollar amount of $300,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

        The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of our company as a real estate investment trust, or REIT.

        The applicable prospectus supplement will also contain information, where applicable, about certain United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

        These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus for more information. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "AHP." On February 12, 2015, the last reported sales price of our common stock on the NYSE was $16.67 per share.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 9.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is February 13, 2015

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, as well as the information incorporated in this prospectus or the accompanying prospectus supplement by reference. See "Incorporation of Certain Information by Reference." Any information in any accompanying prospectus supplement or any subsequent material incorporated herein by reference will supersede the information in this prospectus or any earlier prospectus supplement.

        You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is correct on any date after the date of the prospectus even though this prospectus is delivered or securities are sold pursuant to the prospectus at a later date. Since the date of this prospectus, our business, financial condition, results of operations or prospects may have changed.

        This prospectus contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including Marriott International®, Hilton Worldwide®, Sofitel® and Accor®. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees is an issuer of the shares described herein. In addition none of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees has or will have any liability arising out of or related to the sale or offer of the securities being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus or otherwise disseminated in connection with the offer or sale of the securities offered hereby.

        When used in this prospectus, the terms "our company," "we," "us," "our" or "Ashford Prime" refer to Ashford Hospitality Prime, Inc., a Maryland corporation, and, as the context may require, its consolidated subsidiaries, including Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership, which we refer to as "our operating partnership" or "Ashford Prime OP." Additionally, other terms that we use throughout this prospectus are defined as follows:

  •
  "ADR" means average daily rate and is calculated by dividing total hotel rooms revenues by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. We use ADR to assess the pricing levels that we are able to generate.

  •
  "Ashford Advisor" means Ashford Hospitality Advisors LLC, a Delaware limited liability company and wholly-owned subsidiary of Ashford Inc., an affiliate of Ashford Trust.

  •
  "Ashford TRS" means Ashford TRS Corporation, a Delaware corporation and a wholly-owned subsidiary of Ashford Trust OP.

  •
  "Ashford Trust" means Ashford Hospitality Trust, Inc., a Maryland corporation, and, as the context may require, its consolidated subsidiaries, including Ashford Hospitality Limited

    Partnership, a Delaware limited partnership and Ashford Trust's operating partnership, which we refer to as "Ashford Trust OP."

  •
  "Gateway market" means, with respect to U.S. markets, any of the 20 most populous metropolitan statistical areas, as estimated by the United States Census Bureau and delineated by the U.S. Office of Management and Budget. With respect to foreign markets, a gateway market means an area that is a general destination or in close proximity to a major transportation hub or business center, such that it serves as a significant entry or departure point to a foreign country or region of a foreign country for business or leisure travelers.

  •
  "High RevPAR," for purposes of our investment strategy, means RevPAR of at least twice the then current U.S. average RevPAR for all hotels as determined by Smith Travel Research (i.e., anticipated RevPAR of at least $149 for the year ended December 31, 2014).

  •
  "Occupancy" means the total number of hotel rooms sold in a given period divided by the total number of rooms available. Occupancy measures the utilization of our hotels' available capacity. We use occupancy to measure demand at a specific hotel or group of hotels in a given period.

  •
  "Our TRSs" refers to our taxable REIT subsidiaries, including Ashford Prime TRS Corporation, a Delaware corporation, which we refer to as "Ashford Prime TRS," and its subsidiaries, together with the two taxable REIT subsidiaries that lease our two hotels held in a consolidated joint venture and are wholly owned by the joint venture.

  •
  "REIT" means real estate investment trust.

  •
  "Remington" means Remington Lodging and Hospitality LLC, a property management company owned by Mr. Monty J. Bennett, our chief executive officer and chairman, and his father, Mr. Archie Bennett, Jr., chairman emeritus of Ashford Trust. Mr. Monty Bennett serves as the chief executive officer of Remington.

  •
  "RevPAR" means revenue per available room and is calculated by multiplying ADR by the average daily occupancy. RevPAR is one of the commonly used measures within the hotel industry to evaluate hotel operations. RevPAR does not include revenues from food and beverage sales, parking, telephone or other non-rooms revenues generated by the property. Although RevPAR does not include these ancillary revenues, it is generally considered the leading indicator of core revenues for many hotels. We also use RevPAR to compare the results of our hotels between periods and to analyze results of our comparable hotels (comparable hotels represent hotels we have owned for the entire period).

  •
  "RevPAR penetration index" measures a hotel's RevPAR in relation to the average RevPAR of that hotel's competitive set. We use the RevPAR penetration index as an indicator of a hotel's market share in relation to its competitive set. However, the RevPAR penetration index for a particular hotel is not necessarily reflective of that hotel's relative share of any particular lodging market and instead provides the relative revenue per room generated by each such property as compared to the competitive set. The RevPAR penetration index for a particular hotel is calculated as the quotient of (1) the subject hotel's RevPAR divided by (2) the average RevPAR of the hotels in the subject hotel's competitive set, including the subject hotel, multiplied by 100. Each hotel's competitive set consists of a small group of hotels in the relevant market that we and the hotel management company that manages the hotel believe are comparable for purposes of benchmarking the performance of such hotel. RevPAR data, other than the RevPAR of our eight initial hotels, used in calculating any RevPAR penetration index in this prospectus was provided by Smith Travel Research.

  •
  "TSR" or "total return" means, with respect to a company, the increase in the market price of the common stock of such company, assuming all dividends on the common stock are reinvested into additional shares of common stock.

        References to websites included in this prospectus are intended to be inactive textual references only, and the information on such websites is not incorporated by reference into this prospectus.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that are subject to various risks and uncertainties. Forward looking statements are generally identifiable by use of forward looking terminology such as "may," "will," "should," "potential," "intend," "expect," "outlook," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:

  •
  our business and investment strategy;

  •
  our projected operating results, including cash available for distribution and dividend rates;

  •
  our ability to obtain future financing arrangements;

  •
  our future purchases under our stock repurchase program;

  •
  our understanding of our competition;

  •
  market trends;

  •
  projected capital expenditures;

  •
  anticipated acquisitions; and

  •
  the impact of technology on our operations and business.

        Forward looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward looking statements are based on reasonable assumptions, taking into account all information currently available to us, our actual results and performance could differ materially from those set forth in our forward looking statements. Factors that could have a material adverse effect on our forward looking statements include, but are not limited to:

  •
  factors discussed in our Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 31, 2014 (the "2013 10-K"), including those set forth under the sections titled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and "Properties," as updated in our subsequent Quarterly Reports on Form 10-Q;

  •
  general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise;

  •
  our ability to deploy the capital contributions we received in the spin-off and raise additional capital at reasonable costs to repay debts, invest in our properties and fund future acquisitions;

  •
  unanticipated increases in financing and other costs, including a rise in interest rates;

  •
  the degree and nature of our competition;

  •
  actual and potential conflicts of interest with Ashford Trust, Ashford Inc., Ashford Advisor, Remington, our executive officers and our non-independent directors;

  •
  changes in personnel of Ashford Advisor or the lack of availability of qualified personnel;

  •
  changes in governmental regulations, accounting rules, tax rates and similar matters;

  •
  legislative and regulatory changes, including changes to the Internal Revenue Code and related rules, regulations and interpretations governing the taxation of REITs; and

  •
  limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes.

        When considering forward looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The matters summarized under "Risk Factors" and elsewhere in this prospectus could cause our actual results and performance to differ significantly from those contained in our forward looking statements. Accordingly, we cannot guarantee future results or performance. Readers are cautioned not to place undue reliance on any of these forward looking statements, which reflect our views as of the date of this prospectus. Furthermore, we do not intend to update any of our forward looking statements after the date of this prospectus to conform these statements to actual results and performance, except as may be required by applicable law.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act.

        You may review and copy our SEC filings, including the registration statement and its exhibits and schedules, at the SEC's public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings, including our registration statement, are also available to you on the SEC's Web site at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after December 3, 2014, the date of the initial registration statement of which this prospectus is a part, and prior to the termination of the offering of the underlying securities; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

  •
  our 2013 10-K (including the portions of our proxy statement for our 2014 annual meeting of stockholders incorporated by reference therein);

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  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014;

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  our Current Reports on Form 8-K filed on January 21, 2014, January 29, 2014, February 26, 2014, March 6, 2014, April 11, 2014, May 14, 2014, May 15, 2014 (under Item 5.07), May 16, 2014, November 10, 2014 and December 17, 2014; and

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  the description of our common stock included in our Current Report on Form 8-K filed on January 21, 2014.

        Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, is automatically updated or superseded if information contained in this prospectus, or information that we later file with the SEC, updates or replaces the statement. Any such updated or superseded statement will not be deemed, except as so updated or superseded, to constitute a part of this prospectus.

        You can request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following:

Ashford Hospitality Prime, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600

COMPANY OVERVIEW

Our Company

        We are an externally-advised Maryland corporation that invests primarily in high revenue per available room ("RevPAR"), luxury, upper-upscale and upscale hotels. High RevPAR, for purposes of our investment strategy, means RevPAR of at least twice the then current U.S. national average RevPAR for all hotels as determined by Smith Travel Research. Two times the U.S. national average was $149 for the year ended December 31, 2014. We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") beginning in the year ended December 31, 2013. We conduct our business and own substantially all of our assets through our operating partnership, Ashford Prime OP.

        We were formed as a Maryland corporation in April 2013 and became a public company on November 19, 2013 when Ashford Trust, a NYSE-listed REIT, completed the spin-off of our company through the distribution of our outstanding common stock to the Ashford Trust stockholders. As of January 27, 2015, Ashford Trust OP owned common units of Ashford Prime OP representing 15.0% of our company on a fully-diluted basis.

        We operate in the direct hotel investment segment of the hotel lodging industry. As of January 27, 2015, we owned interests in ten hotels in six states and the District of Columbia with 3,707 total rooms, or 3,472 net rooms, excluding those attributable to our partner. The hotels in our current portfolio are predominantly located in U.S. gateway markets with favorable growth characteristics resulting from multiple demand generators. We own eight of our hotel properties directly, and the remaining two hotel properties through an investment in a majority-owned consolidated entity.

        We are advised by Ashford Advisor, which is led by our current management team, which is also the current management team of Ashford Trust, through an advisory agreement. All of the hotels in our portfolio are currently asset-managed by Ashford Advisor. We do not have any employees. All of the services that might be provided by employees are provided to us by Ashford Advisor.

        In connection with the spin-off of our company from Ashford Trust, we entered into an option agreement to acquire the Crystal Gateway Marriott in Arlington, Virginia from Ashford Trust. In light of current market conditions, the cost of our capital, and other investment opportunities, as well as the recent announcement of our stock repurchase plan, we do not currently plan to exercise this option, although we may reconsider this decision at any time.

        Our principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.ahpreit.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus or any other report or document that we file with or furnish to the SEC. We have included our website address in this prospectus as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

        You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus in evaluating us and our common stock. Any of the following risks, as well as additional risks and uncertainties not currently known to us or that we currently deem immaterial, could materially and adversely affect our results of operations or financial condition.

Risks Related to Our Business and Properties

         Our business is significantly influenced by the economies and other conditions in the specific markets in which we operate, particularly in the metropolitan areas where we have high concentrations of hotels.

        Our hotels are located in the Washington DC, San Francisco, San Diego, Seattle, Dallas, Philadelphia, Tampa, Chicago and Key West metropolitan areas. As a result, we are particularly susceptible to adverse market conditions in these areas, including industry downturns, relocation of businesses and any oversupply of hotel rooms or a reduction in lodging demand. Adverse economic developments in the markets in which we have a concentration of hotels, or in any of the other markets in which we operate, or any increase in hotel supply or decrease in lodging demand resulting from the local, regional or national business climate, could adversely affect our business, operating results and prospects.

         Our investments are concentrated in the hotel industry, and our business would be adversely affected by an economic downturn in that sector.

        All of our investments are concentrated in the hotel industry. This concentration may expose us to the risk of economic downturns in the hotel real estate sector to a greater extent than if our properties were more diversified across other sectors of the real estate industry.

         The financial crisis and general economic slowdown, which began in late 2007, harmed the operating performance of the hotel industry generally. If these or similar events recur, our business may be harmed by declines in occupancy, average daily room rates and/or other operating revenues.

        The performance of the lodging industry has been closely linked with the performance of the general economy and, specifically, growth in the U.S. GDP. We invest in hotels that are classified as luxury, upper-upscale and upscale. In an economic downturn, these types of hotels may be more susceptible to a decrease in revenue, as compared to hotels in other categories that have lower room rates. This characteristic may result from the fact that luxury, upper-upscale and upscale hotels generally target business and high-end leisure travelers. In periods of economic difficulties, business and leisure travelers may seek to reduce travel costs by limiting travel or seeking to reduce costs on their trips. Any economic recession will likely have an adverse effect on our business, operating results and prospects.

         We face risks related to changes in the global economic and political environment, including capital and credit markets.

        Our business may be harmed by global economic conditions, which recently have been volatile. Political crises in individual countries or regions, including sovereign risk related to a deterioration in the creditworthiness of or a default by local governments, has contributed to this volatility. If the global economy experiences continued volatility or significant disruptions, such disruptions or volatility could hurt the U.S. economy and our business. More specifically, in addition to experiencing reduced demand for business and leisure travel because of a slow-down in the general economy, we could be harmed by disruptions resulting from tighter credit markets or by illiquidity resulting from an inability to access credit markets to obtain cash to support operations or make distributions to our stockholders as a result of global or international developments.

         Failure of the hotel industry to exhibit sustained improvement or to improve as expected may adversely affect us.

        A substantial part of our business plan is based on our belief that the lodging markets in which we invest will experience improving economic fundamentals in the future, despite the fact that fundamentals have already substantially improved over the last several years. In particular, our business strategy is dependent on our expectation that key industry performance indicators, especially RevPAR, will continue to improve. However, hotel industry fundamentals may not continue to improve and could deteriorate. In the event conditions in the industry do not sustain improvement or improve as we expect, or deteriorate, we may be adversely affected.

         We invest in the luxury, upper-upscale and upscale segments of the lodging market, which are highly competitive and generally subject to greater volatility than most other market segments and could negatively affect our profitability.

        The luxury, upper-upscale and upscale segments of the hotel business are highly competitive. Our hotel properties compete on the basis of location, room rates, quality, amenities, service levels, reputation and reservations systems, among many factors. There are many competitors in the luxury, upper-upscale and upscale segments, and many of these competitors may have substantially greater marketing and financial resources than we have. This competition could reduce occupancy levels and rooms revenue at our hotels. Over-building in the lodging industry may increase the number of rooms available and may decrease occupancy and room rates. In addition, in periods of weak demand, as may occur during a general economic recession, our profitability may be negatively affected by the relatively high fixed costs of operating luxury, upper-upscale and upscale hotels. If our hotels cannot compete effectively for guests, they will earn less revenue, which would result in lower cash available for us to meet debt service obligations, operating expenses, and make requisite distributions to stockholders.

         Because we depend upon Ashford Advisor and its affiliates to conduct our operations, any adverse changes in the financial condition of Ashford Advisor or its affiliates or our relationship with them could hinder our operating performance.

        We depend on Ashford Advisor to manage our assets and operations. Any adverse changes in the financial condition of Ashford Advisor, including changes related to its recent spin-off from Ashford Trust, or its affiliates or our relationship with Ashford Advisor could hinder its ability to manage us successfully.

         We depend on Ashford Advisor's key personnel with long-standing business relationships. The loss of Ashford Advisor's key personnel could threaten our ability to operate our business successfully.

        Our future success depends, to a significant extent, upon the continued services of Ashford Advisor's management team. In particular, the hotel industry experience of Messrs. Monty J. Bennett, Douglas A. Kessler, David A. Brooks, Deric Eubanks, Jeremy Welter, Mark L. Nunneley and J. Robison Hays III, and the extent and nature of the relationships they have developed with hotel franchisors, operators, and owners and hotel lending and other financial institutions, are critically important to the success of our business. The loss of services of one or more members of Ashford Advisor's management team could harm our business and our prospects.

         The amount of fees and incentives paid to Ashford Advisor may exceed the average of internalized expenses of our industry peers and the fees and incentives paid by other externally managed REITs to their advisors.

        Pursuant to the advisory agreement between us and Ashford Advisor, we pay Ashford Advisor a quarterly base fee as well as an annual incentive fee based on total shareholder return versus our peer group. Because a portion of such fees are contingent on our performance, the fees we pay to Ashford Advisor may fluctuate over time. In addition, the amount of the base fee is based on our total enterprise value, including the aggregate principal amount of our consolidated indebtedness; and therefore, the fee increases as our indebtedness increases. The base advisory fees paid by many other externally managed REITs are based on measures other than total enterprise value. We did not conduct arm's-length negotiations of the terms of our advisory agreement, which we entered into in connection with the spin-off. The fees payable under our advisory agreement may not be as favorable to us as if they had been negotiated on an arm's-length basis with unaffiliated third parties. As a result, and due to the structure of our base fee and incentive fee arrangements with Ashford Advisor, there may be times when the total amount of fees and incentives paid to Ashford Advisor exceeds the average of internalized expenses of our industry peers and the fees and incentives paid by other externally managed REITs to their advisors.

         We have no operating history prior to the spin-off, and the prior performance of Ashford Trust is not indicative of our future performance.

        We have no operating history prior to November 19, 2013, the date the spin-off was completed. The performance of Ashford Trust or other real estate programs operated by Ashford Advisor should not be relied on to predict our future performance. The historical results of Ashford Trust are not indicative of our future results or market prices of our common stock. There are significant differences between Ashford Trust and us, and our financial condition and results of operations could vary significantly for the following reasons, among others:

  •
  Ashford Trust did not contribute all of the hotels and other assets it owns to us.

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  Our investment, financing and other strategies differ from those of Ashford Trust.

        The operating performance of the hotels Ashford Trust contributed to us may decline and could adversely affect us. As described elsewhere in this prospectus, our future results are subject to many uncertainties and other factors that could cause our financial condition and results of operations to be materially different than that of Ashford Trust.

         Our business strategy depends on acquiring additional hotels on attractive terms and the failure to do so or to otherwise manage our planned growth successfully may adversely affect our business and operating results.

        We intend to acquire additional hotels in the future. We face significant competition for attractive investment opportunities from other well-capitalized investors, some of which have greater financial resources and greater access to debt and equity capital than we have. This competition increases as investments in real estate become increasingly attractive relative to other forms of investment. This competition could limit the number of suitable investment opportunities offered to us. It may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms or on the terms contemplated in our business plan. As a result of such competition, we may be unable to acquire hotels that we deem attractive at prices that we consider appropriate or on terms that are satisfactory to us. If we do identify an appropriate acquisition candidate, we may not be able to successfully negotiate the terms of the acquisition. In addition, we expect to finance future acquisitions through a combination of borrowings under our secured revolving credit facility, the use of retained cash flows, property-level debt, and offerings of equity and debt securities, which may result in additional leverage or dilution to our stockholders. Any delay or failure on our part to identify, negotiate, finance on favorable terms, consummate and integrate such acquisitions could materially impede our growth.

        In addition, we expect to compete to sell hotel properties. Availability of capital, the number of hotels available for sale and market conditions, all affect prices. We may not be able to sell hotel assets at our targeted price.

         There is no guarantee that Ashford Trust will sell us any of the properties that are subject to the right of first offer agreement or the Crystal Gateway Marriott hotel option agreement.

        We may not be able to acquire any of the properties that are subject to the right of first offer agreement, either because Ashford Trust does not elect to sell such properties or we are not in a position to acquire the properties when Ashford Trust elects to sell. Further, if we materially change our investment guidelines without the express consent of Ashford Advisor, no hotels acquired by Ashford Trust after the date of such change will be subject to the right of first offer. Also, if we exercise our option to purchase the Crystal Gateway Marriott hotel, Ashford Trust can terminate the Crystal Gateway Marriott hotel option agreement if the value of the common units in our operating partnership payable in connection with such exercise (measured by the value of our common stock) decreases by more than 20% between the option exercise date and the closing date.

         We may be unable to successfully integrate and operate acquired properties, which may have a material adverse effect on our business and operating results.

        Even if we are able to make acquisitions on favorable terms, we may not be able to successfully integrate and operate them. We may be required to invest significant capital and resources after an acquisition to maintain or grow the properties that we acquire. In addition, we may need to adapt our management, administrative, accounting, and operational systems, or hire and retain sufficient operational staff, to integrate and manage successfully any future acquisitions of additional assets. These and other integration efforts may disrupt our operations, divert Ashford Advisor's attention away from day-to-day operations and cause us to incur unanticipated costs. The difficulties of integration may be increased by the necessity of coordinating operations in geographically dispersed locations. Our failure to integrate successfully any acquisitions into our portfolio could have a material adverse effect on our business and operating results. Further, acquired properties may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition. The failure to discover such issues prior to such acquisition could have a material adverse effect on our business and results of operations.

        Because our board of directors and Ashford Advisor have broad discretion to make future investments, we may make investments that result in returns that are substantially below expectations or in net operating losses. In addition, our investment policies may be revised from time to time at the discretion of our board of directors, without a vote of our stockholders. Such discretion could result in investments with yield returns inconsistent with stockholders' expectations.

         Our joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer's financial condition and disputes between us and our co-venturers.

        We own interests in two hotels through a joint venture and we do not have sole decision-making authority regarding these two properties. In addition, we may continue to co-invest with third parties through partnerships, joint ventures or other entities, acquiring controlling or non-controlling interests in, or sharing responsibility for, managing the affairs of a property, partnership, joint venture or other entity. We may not be in a position to exercise sole decision-making authority regarding any future properties that we may hold in a partnership or joint venture. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt, suffer a deterioration in their financial condition or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, budgets, or financing, because neither we nor the partner or co-venturer have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers.

         Hotel franchise or license requirements or the loss of a franchise could adversely affect us.

        We must comply with operating standards, terms, and conditions imposed by the franchisors of the hotel brands under which our hotels operate. Franchisors periodically inspect their licensed hotels to confirm adherence to their operating standards. The failure of a hotel to maintain these standards could result in the loss or cancellation of a franchise license. With respect to operational standards, we rely on our property managers to conform to such standards. Franchisors may also require us to make certain capital improvements to maintain the hotel in accordance with system standards, the cost of which can be substantial. A franchisor could condition the continuation of a franchise based on the completion of capital improvements that Ashford Advisor or our board of directors determines is not economically feasible in light of general economic conditions, the operating results or prospects of the affected hotel or other circumstances. In that event, Ashford Advisor or our board of directors may elect to allow the franchise to lapse or be terminated, which could result in a termination charge as well as a change in brand franchising or operation of the hotel as an independent hotel. In addition, when the term of a franchise expires, the franchisor has no obligation to issue a new franchise.

        The loss of a franchise could have a material adverse effect on the operations and/or the underlying value of the affected hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. Any such material adverse effect on one or more of our hotels may, in turn, have a material adverse effect on our business and operating results.

         Our reliance on third-party property managers, including Remington, to operate our hotels and for a substantial majority of our cash flow may adversely affect us.

        Because federal income tax laws restrict REITs and their subsidiaries from operating or managing hotels, third parties must operate our hotels. A REIT may lease its hotels to taxable REIT subsidiaries in which the REIT can own up to a 100% interest. A taxable REIT subsidiary ("TRS") pays corporate-level income tax and may retain any after-tax income. A REIT must satisfy certain conditions to use the TRS structure. One of those conditions is that the TRS must hire, to manage the hotels, an "eligible independent contractor" ("EIC") that is actively engaged in the trade or business of managing hotels for parties other than the REIT. An EIC cannot (i) own more than 35% of the REIT, (ii) be owned more than 35% by persons owning more than 35% of the REIT, or (iii) provide any income to the REIT (i.e., the EIC cannot pay fees to the REIT, and the REIT cannot own any debt or equity securities of the EIC). Accordingly, while we may lease hotels to a TRS that we own, the TRS must engage a third-party operator to manage the hotels. Thus, our ability to direct and control how our hotels are operated is less than if we were able to manage our hotels directly.

        We are parties to hotel management agreements under which unaffiliated third-party property managers manage our hotels. We have also entered into a mutual exclusivity agreement with Remington contemplating Remington's management of hotels we acquire in the future, pursuant to which Remington currently manages the Pier House Resort. We do not supervise any of the property managers or their respective personnel on a day-to-day basis. Without such supervision, our property managers may not manage our properties in a manner that is consistent with their respective obligations under the applicable management agreement or our obligations under our hotel franchise agreements, be negligent in their performance, engage in criminal or fraudulent activity, or otherwise default on their respective management obligations to us. If any of these events occur, our relationships with any franchisors may be damaged, we may be in breach of our franchise agreement, and we could incur liabilities resulting from loss or injury to our property or to persons at our properties. In addition, from time to time, disputes may arise between us and our third-party managers regarding their performance or compliance with the terms of the hotel management agreements, which in turn could adversely affect us. If we are unable to resolve such disputes through discussions and negotiations, we may choose to terminate our management agreement, litigate the dispute or submit the matter to third-party dispute resolution, the expense of which may be material and the outcome of which may harm our business, operating results or prospects.

         Our management agreements could adversely affect our ability to sell or finance our hotel properties.

        Our management agreements do not allow us to replace hotel managers on relatively short notice or with limited cost and also contain other restrictive covenants. We may enter into additional such agreements or acquire properties subject to such agreements in the future. For example, the terms of a management agreement may restrict our ability to sell a property unless the purchaser is not a competitor of the manager, assumes the management agreement and meets other conditions. Also, the terms of a long-term management agreement encumbering our property may reduce the value of the property. When we enter into or acquire properties subject to any such management agreements, we may be precluded from taking actions that we believe to be in our best interest and could incur substantial expense as a result.

         Eight of our hotels currently operate under Marriott or Hilton brands; therefore, we are subject to risks associated with concentrating our portfolio in just two brand families.

        Eight of our ten hotels utilize brands owned by Marriott or Hilton. As a result, our success is dependent in part on the continued success of Marriott and Hilton and their respective brands. We believe that building brand value is critical to increase demand and build customer loyalty. Consequently, if market recognition or the positive perception of Marriott and/or Hilton is reduced or compromised, the goodwill associated with the Marriott- and Hilton- branded hotels in our portfolio may be adversely affected. Furthermore, if our relationship with Marriott or Hilton were to deteriorate as a result of disputes regarding the management of our hotels or for other reasons, Marriott and/or Hilton might terminate its current management agreements or franchise licenses with us or decline to manage or provide franchise licenses for hotels we may acquire in the future.

         If we cannot obtain additional capital, our growth will be limited.

        We are required to distribute to our stockholders at least 90% of our REIT taxable income, excluding net capital gains, each year to qualify and maintain our qualification as a REIT. As a result, our retained earnings available to fund acquisitions, development, or other capital expenditures are nominal. As such, we rely upon the availability of additional debt or equity capital to fund these activities. Our long-term ability to grow through acquisitions or development, which is an important strategy for us, will be limited if we cannot obtain additional financing or equity capital. Market conditions may make it difficult to obtain financing or equity capital, and we may not be able to obtain additional debt or equity financing or obtain it on favorable terms.

         Two of our hotels are subject to ground leases; if we are found to be in breach of a ground lease or are unable to renew a ground lease, our business could be materially and adversely affected.

        Two of our hotels are on land subject to ground leases. Accordingly, we only own a long-term leasehold or similar interest in those two hotels. If we are found to be in breach of a ground lease, we could lose the right to use the hotel. In addition, unless we can purchase a fee interest in the underlying land and improvements or extend the terms of these leases before their expiration, we will lose our right to operate these properties and our interest in the improvements upon expiration of the leases. We may not be able to renew any ground lease upon its expiration. Our ability to exercise any extension options relating to our ground leases is subject to the condition that we are not in default under the terms of the ground lease at the time that we exercise such options. If we lose the right to use a hotel due to a breach or non-renewal of the ground lease, we would be unable to derive income from such hotel and would be required to purchase an interest in another hotel to attempt to replace that income, which could materially and adversely affect our business, operating results and prospects.

         We will not recognize any increase in the value of the land or improvements subject to our ground leases and may only receive a portion of compensation paid in any eminent domain proceeding with respect to the hotel.

        Unless we purchase a fee interest in the land and improvements subject to our ground leases, we will not have any economic interest in the land or improvements at the expiration of our ground leases. As a result, we will not share in any increase in value of the land or improvements beyond the term of a ground lease, notwithstanding our capital outlay to purchase our interest in the hotel or fund improvements thereon, and will lose our right to use the hotel. Furthermore, if the state or federal government seizes a hotel subject to a ground lease under its eminent domain power, we may only be entitled to a portion of any compensation awarded for the seizure.

         The expansion of our business into new markets outside of the United States will expose us to risks relating to owning hotels in those international markets.

        As part of our business strategy, we may acquire hotels that meet our investment criteria and are located in international gateway markets. We may have difficulty managing our expansion into new geographic markets where we have limited knowledge and understanding of the local economy, an absence of business relationships in the area, or unfamiliarity with local governmental and permitting procedures and regulations. There are risks inherent in conducting business outside of the United States, which include risks related to:

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  foreign employment laws and practices, which may increase the reimbursable costs incurred under our advisory agreement associated with international employees;

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  foreign tax laws, which may provide for income or other taxes or tax rates that exceed those of the U.S. and which may provide that foreign earnings that are repatriated, directly or indirectly, are subject to dividend withholding tax requirements or other restrictions;

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  compliance with and unexpected changes in regulatory requirements or monetary policy;

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  the willingness of domestic or international lenders to provide financing and changes in the availability, cost and terms of such financing;

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  adverse changes in local, political, economic and market conditions;

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  increased costs of insurance coverage related to terrorist events;

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  changes in interest rates and/or currency exchange rates;

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  regulations regarding the incurrence of debt; and

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  difficulties in complying with U.S. rules governing REITs while operating outside of the United States.

        Any of these factors could affect adversely our ability to obtain all of the intended benefits of expanding internationally. If we do not effectively manage this expansion and successfully integrate the international hotels into our organization, our operating results and financial condition may be adversely affected.

         Compliance with international laws and regulations may require us to incur substantial costs.

        The operations of our international properties, if any, will be subject to a variety of U.S. and international laws and regulations, including the United States Foreign Corrupt Practices Act ("FCPA"). Before we invest in international markets, we will adopt policies and procedures designed to promote compliance with the FCPA and other anti-corruption laws, but we may not continue to be found to be operating in compliance with, or be able to detect violations of, any such laws or regulations. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international properties might be subject and the manner in which existing laws might be administered or interpreted.

         Exchange rate fluctuations could affect adversely our financial results.

        If we acquire hotels or conduct operations in an international jurisdiction, currency exchange rate fluctuations could adversely affect our results of operations and financial position. If we have international operations, a portion of our revenue and expenses could be generated in foreign currencies such as the Euro, the Canadian dollar and the British pound sterling. Any steps we take to reduce our exposure to fluctuations in the value of foreign currencies, such as entering into foreign exchange agreements or currency exchange hedging arrangements will not eliminate such risk entirely. To the extent that we are unable to match revenue received in foreign currencies with expenses paid in the same currency, exchange rate fluctuations could have a negative impact on our results of operations and financial condition. Additionally, because our consolidated financial results are reported in U.S. dollars, if we generate revenues or earnings in other currencies, the conversion of such amounts into U.S. dollars can result in an increase or decrease in the amount of our revenues or earnings.

         For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

        Upon the completion of the spin-off, we became subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In April 2012, the Jump Start Our Business Startups Act (the "JOBS Act") was enacted into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for "emerging growth companies," including certain requirements relating to accounting standards and compensation disclosure. We are an "emerging growth company" as defined in the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to:

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  provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act;

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  comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act;

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  comply with any new requirements adopted by the Public Company Accounting Oversight Board (the "PCAOB") requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

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  comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise;

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  provide certain disclosure regarding executive compensation; or

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  hold stockholder advisory votes on executive compensation.

         Because we are an "emerging growth company" under the JOBS Act, our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting.

        For as long as we are an "emerging growth company" under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b). We could be an emerging growth company for up to five years. An independent assessment of the effectiveness of our internal controls could detect problems that our management's assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

         Our status as an "emerging growth company" under the JOBS Act may make it more difficult to raise capital as and when we need it.

        Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will have an extended transition period for complying with accounting standards that are newly issued or revised after April 5, 2012, our common stock may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. Without access to additional capital, we may not be able to expand our business or take other actions we determine to be in our best interests. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

         We are increasingly dependent on information technology, and potential cyber attacks, security problems or other disruption and expanding social media vehicles present new risks.

        Ashford Advisor and our hotel managers rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information, and to manage or support a variety of business processes, including financial transactions and records, personal identifying information, reservations, billing and operating data. Ashford Advisor and our hotel managers may purchase some of our information technology from vendors, on whom our systems will depend, and Ashford Advisor relies on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential operator and other customer information. We depend upon the secure transmission of this information over public networks. Ashford Advisor's and hotel managers' networks and storage applications could be subject to unauthorized access by hackers or others through cyber attacks, which are rapidly evolving and becoming increasingly sophisticated, or by other means, or may be breached due to operator error, malfeasance or other system disruptions. In some cases, it will be difficult to anticipate or immediately detect such incidents and the damage they cause. Any significant breakdown, invasion, destruction, interruption or leakage of information from Ashford Advisor's or hotel managers' systems could harm our reputation and business.

        In addition, the use of social media could cause us to suffer brand damage or information leakage. Negative posts or comments about us, our hotel managers or our hotels on any social networking website could damage our or our hotels' reputations. In addition, employees or others might disclose non-public sensitive information relating to our business through external media channels. The continuing evolution of social media will present us with new challenges and risks.

         Changes in laws, regulations, or policies may adversely affect our business.

        The laws and regulations governing our business or the regulatory or enforcement environment at the federal level or in any of the states in which we operate may change at any time and may have an adverse effect on our business. For example, the Patient Protection and Affordable Care Act of 2010, as it is phased in over time, will significantly affect the administration of health care services and could significantly impact our hotel managers' cost of providing employees with health care insurance. We are unable to predict how this or any other future legislative or regulatory proposals or programs will be administered or implemented or in what form, or whether any additional or similar changes to statutes or regulations, including the interpretation or implementation thereof, will occur in the future. Any such action could affect us in substantial and unpredictable ways and could have an adverse effect on our results of operations and financial condition. Our inability to remain in compliance with regulatory requirements in a particular jurisdiction could have a material adverse effect on our operations in that market and on our reputation generally. Applicable laws or regulations may be amended or construed differently and new laws and regulations may be adopted, either of which could materially adversely affect our business, financial condition, or results of operations.

         We may from time to time be subject to litigation, which could have a material adverse effect on our financial condition, results of operations, cash flow and trading price of our common stock.

        We may from time to time be subject to litigation. Some of these claims may result in defense costs, settlements, fines or judgments against us, some of which may not be covered by insurance. Payment of any such costs, settlements, fines or judgments that are not insured could have a material adverse impact on our financial position and results of operations. Negative publicity regarding claims or judgments made against us or involving our hotels may damage our, or our hotels', reputations. In addition, certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could adversely impact our results of operations and cash flows, expose us to increased risks that would be uninsured, and/or adversely impact our ability to attract officers and directors.

         Tax indemnification obligations that will apply if we exercise our option to acquire the Crystal Gateway Marriott hotel and then dispose of such hotel or reduce the debt encumbering such hotel below a specified threshold could limit our operating flexibility.

        If we exercise our option to acquire the Crystal Gateway Marriott hotel and then dispose of it in a taxable transaction or reduce the debt secured by that hotel below $43.3 million prior to July 13, 2016, Ashford Trust OP will be obligated to pay certain tax liabilities of the partners of the entity that originally contributed the hotel to Ashford Trust OP, under an existing tax reporting and protection agreement. Pursuant to the terms of the Crystal Gateway option agreement, if we acquire the Crystal Gateway Marriott we will be required to indemnify Ashford Trust OP for any such tax liabilities that it is required to pay because of our actions.

        The potential tax liability generally consists of the aggregate federal, state and local income tax liability incurred by the partners of the original contributor to Ashford Trust (using an assumed combined federal, state and local income tax rate at the then-highest applicable marginal rate for such contributor) with respect to the gain allocated to the contributor under Section 704(c) of the Internal Revenue Code. The terms of the original agreement, and accordingly the terms of our indemnification agreement with Ashford Trust OP, require the payment of a gross up of the tax indemnity payment for the amount of income taxes due as a result of the tax indemnity payment. While the tax indemnity obligations will not contractually limit our ability to conduct our business in the way we desire, if we elect to acquire the Crystal Gateway Marriott, we are less likely to dispose of it in a taxable transaction during the indemnity period. Instead, we would either hold the property for the remainder of the indemnity period or seek to transfer the property in a tax-deferred like-kind exchange. In addition, a condemnation of the property could trigger our tax indemnification obligations.

        If we were to acquire the Crystal Gateway Marriott and then immediately dispose of it in a taxable transaction, our estimated total tax indemnification obligation to Ashford Trust OP, including the gross-up payment, would be approximately $35 million.

Risks Related to our Debt Financing

         Increases in interest rates could increase our debt payments.

        As of January 27, 2015, we had approximately $765.2 million of outstanding indebtedness, including approximately $347.0 million of variable interest rate debt, and we expect to incur additional indebtedness, including additional variable-rate debt. Increases in interest rates increase our interest costs on our variable-rate debt as well as any future fixed rate debt we may incur at higher interest rates, and interest we pay reduces our cash available for distributions, expansion, working capital and other uses. Moreover, periods of rising interest rates heighten the risks described immediately below under "—We may be unable to make required payments on our debt, and our charter and bylaws do not limit the amount of debt we may incur."

         We may be unable to make required payments on our debt, and our charter and bylaws do not limit the amount of debt we may incur.

        Our charter and bylaws do not limit the amount or percentage of indebtedness that we may incur, and we are subject to risks normally associated with debt financing, including the risk that we may not be able to meet our debt service obligations or refinance our debt as it becomes due. We may not be able to refinance any maturing indebtedness, and any such refinancing may not be on terms as favorable as the terms of the maturing indebtedness. In addition, we may not be able to obtain funds by selling assets or raising equity to repay maturing indebtedness. We may not achieve our targeted low-leverage capital structure and limit the sum of the outstanding principal amount of our consolidated indebtedness and the liquidation preference of any outstanding preferred equity, less cash, cash equivalents and marketable securities, to not more than 5.0x EBITDA, for the 12-month period preceding the incurrence of such debt or the issuance of such preferred equity, for a substantial period of time.

        If we do not meet our debt service obligations, we risk the loss of some or all of our assets to foreclosure. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on the foreclosure but would not receive any cash proceeds. As a result, we may be required to identify and utilize other sources of cash for distributions to our stockholders of that income.

        Our future indebtedness may be cross-collateralized and, consequently, a default on any such indebtedness could cause us to lose part or all of our investment in multiple properties.

        Under the advisory agreement, Ashford Advisor is entitled to receive a quarterly base fee from us that is based on our total enterprise value. This fee increases as the aggregate principal amount of our consolidated indebtedness (including our proportionate share of debt of any entity that is not consolidated but excluding our joint venture partners' proportionate share of consolidated debt) increases. As a result, any increase in our consolidated indebtedness will also increase the fees we pay to Ashford Advisor. The structure of this fee may incentivize Ashford Advisor to increase our indebtedness when it is not in the best interest of our stockholders to do so.

        In addition, changes in economic conditions, our financial condition or operating results or prospects could:

  •
  result in higher interest rates on our variable-rate debt,

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  reduce the availability of debt financing generally or debt financing at favorable rates,

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  reduce cash available for distribution to stockholders, or

  •
  increase the risk that we could be forced to liquidate assets to repay debt.

         Covenants, "cash trap" provisions or other terms in our mortgage loans and our secured revolving credit facility, as well as any future credit facility, could limit our flexibility and adversely affect our financial condition or our qualification as a REIT.

        Some of our loan agreements and our secured revolving credit facility contain financial and other covenants. If we violate covenants in any debt agreements, we could be required to repay all or a portion of our indebtedness before maturity at a time when we might be unable to arrange financing for such repayment on attractive terms, if at all. Violations of certain debt covenants may also prohibit us from borrowing unused amounts under our lines of credit, even if repayment of some or all the borrowings is not required. In addition, financial covenants under our current or future debt obligations could impair our planned business strategies by limiting our ability to borrow beyond certain amounts or for certain purposes.

        Some of our loan agreements also contain cash trap provisions that are triggered if the performance of our hotels decline. When these provisions are triggered, substantially all of the profit generated by our hotels is deposited directly into lockbox accounts and then swept into cash management accounts for the benefit of our various lenders. Cash is not distributed to us at any time after the cash trap provisions have been triggered until we have cured performance issues. This could affect our liquidity and our ability to make distributions to our stockholders. If we are not able to make distributions to our stockholders, we may not qualify as a REIT.

         Our hedging strategies may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on an investment in our company.

        We use various derivative financial instruments to protect us against interest rate risks. The use of derivative financial instruments to hedge against such risk involves numerous uncertainties, such as the risk that the counterparties fail to honor their obligations under these arrangements, that these arrangements may not be effective in reducing our exposure to interest rate changes and that a court could rule that such agreements are not legally enforceable. These instruments may also generate income that may not be treated as qualifying REIT income. In addition, the nature and timing of hedging transactions may influence the effectiveness of our hedging strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. Moreover, hedging strategies involve transaction and other costs. Our hedging strategy and the derivatives that we use may not adequately offset the risk of interest rate volatility and our hedging transactions could result in losses that may reduce the overall return on our stockholders' investment in our company.

Risks Related to Conflicts of Interest

         Our separation and distribution agreement, our advisory agreement, the mutual exclusivity agreement, the master management agreement and other agreements entered into in connection with the spin-off were not negotiated on an arms-length basis, and we may pursue less vigorous enforcement of their terms because of conflicts of interest with certain of our executive officers and directors and key employees of Ashford Advisor.

        Because our officers and two of our directors are also key employees of Ashford Advisor or its affiliates and have ownership interests in Ashford Trust, our separation and distribution agreement, our advisory agreement, mutual exclusivity agreement and other agreements entered into in connection with the spin-off were not negotiated on an arms-length basis, and we did not have the benefit of arms-length negotiations of the type normally conducted with an unaffiliated third party. Due to the subsequent spin-off of Ashford Inc., the parent company of Ashford, in November 2014, certain of our officers and directors also have ownership interests in Ashford Advisor. As a result, the terms, including fees and other amounts payable, may not be as favorable to us as the terms under an arms-length agreement. Furthermore, we may choose not to enforce, or to enforce less vigorously, our rights under these agreements because of our desire to maintain our ongoing relationship with Ashford Advisor and Remington.

         Termination by us of our advisory agreement with Ashford Advisor without cause would be difficult and costly.

        The initial term of our advisory agreement with Ashford Advisor ends on November 3, 2034, and will be extended automatically for five-year renewal terms unless previously terminated. Our board will review Ashford Advisor's performance and fees annually and, following the twenty-year initial term the advisory agreement may be terminated by us with 180 days' prior notice upon the affirmative vote of at least two-thirds of our independent directors based upon a good faith finding that either: (1) there has been unsatisfactory performance by Ashford Advisor that is materially detrimental to us and our subsidiaries taken as a whole, or (2) the base fee and/or incentive fee is not fair (and Ashford Advisor does not offer to negotiate a lower fee that a majority of our independent directors determine is fair).

        If we terminate the advisory agreement, Ashford Advisor will be paid a termination fee equal to three times the sum of the average annual base and incentive fees for the 24-month period immediately preceding the termination. Additionally, if a change of control transaction is conditioned upon the termination of the advisory agreement, we will have the right to terminate the advisory agreement upon the payment of a termination fee equal to either:

  •
  if Ashford Advisor's common stock is not publicly traded, 14 times the earnings of Ashford Advisor attributable to our advisory agreement less costs and expenses of Ashford Advisor (including taxes) attributable to the performance of its duties under the advisory agreement (the "net earnings") for the 12 months preceding termination of the advisory agreement; or

  •
  if at the time of the termination notice, Ashford Advisor's common stock is publicly traded separate from the common stock of Ashford Trust, 1.1 multiplied by the greater of (i) 12 times the net earnings of Ashford Advisor for the 12 months preceding the termination of the advisory agreement or (ii) the earnings multiple (based on net earnings after taxes) for Ashford Advisor's common stock for the 12 months preceding the termination of the advisory agreement multiplied by the net earnings of Ashford Advisor for the same 12 month period; or (iii) the simple average of the earnings multiples (based on net earnings after taxes) for Ashford Advisor's common stock for each of the three fiscal years preceding the termination of the advisory agreement, multiplied by the net earnings of Ashford Advisor for the 12 months preceding the termination of the advisory agreement;

plus, in either case, a gross-up amount for assumed federal and state tax liability, based on an assumed tax rate of 40%. Any such termination fee will be payable on or before the termination date. The obligation to pay this termination fee increases the cost to us of terminating our advisory agreement, which adversely affects our ability to terminate Ashford Advisor without cause.

         Ashford Advisor was a subsidiary of Ashford Trust until its spin-off and may be able to direct attractive investment opportunities to Ashford Trust and away from us.

        Until its spin-off on November 12, 2014, Ashford Advisor was a subsidiary of Ashford Trust, a publicly-traded hotel REIT, with investment objectives that are similar to ours. As of January 27, 2015, Ashford Trust holds 30.17% of the equity of Ashford Advisor's parent company on a fully diluted basis. So long as Ashford Advisor is our external advisor, our governing documents require us to include two persons designated by Ashford Advisor as candidates for election as director at any stockholder meeting at which directors are to be elected. Each of our executive officers and two of our directors also serve as key employees and as officers of Ashford Advisor and Ashford Trust. Furthermore, Mr. Monty J. Bennett, our chief executive officer and chairman, is also the chief executive officer and chairman of Ashford Trust. Our advisory agreement requires Ashford Advisor to present investments that satisfy our investment guidelines to us before presenting them to Ashford Trust or any future client of Ashford Advisor. Our board may modify or supplement our investment guidelines from time to time so long as we do not change our investment guidelines in such a way as to be directly competitive with all or any portion of Ashford Trust's investment guidelines as of the date of the advisory agreement. If we materially change our investment guidelines without the express consent of Ashford Advisor, then Ashford Advisor will not have an obligation to present investment opportunities and instead Ashford Advisor will use its best judgment to allocate investment opportunities to us and other entities it advises, taking into account such factors as Ashford Advisor deems relevant, in its discretion, subject to any then existing obligations of Ashford Advisor to such other entities. However, some portfolio investment opportunities may include hotels that satisfy our investment objectives as well as hotels that satisfy the investment objectives of Ashford Trust or other entities advised by Ashford Advisor. If the portfolio cannot be equitably divided, Ashford Advisor will necessarily have to make a determination as to which entity will be presented with the opportunity. In such a circumstance, our advisory agreement requires Ashford Advisor to allocate portfolio investment opportunities between us and Ashford Trust or other entities advised by Ashford Advisor in a fair and equitable manner, consistent with our, Ashford Trust's and such other entities' investment objectives. In making this determination, Ashford Advisor, using substantial discretion, is required to consider the investment strategy and guidelines of each entity with respect to acquisition of properties, portfolio concentrations, tax consequences, regulatory restrictions, liquidity requirements, leverage and other factors deemed appropriate. In making the allocation determination, Ashford Advisor has no obligation to make any such investment opportunity available to us. Ashford Advisor and Ashford Trust have agreed that any new investment opportunities that satisfy our investment guidelines will be presented to our board of directors; however, our board will have only ten business days to make a determination with respect to such opportunity prior to it being available to Ashford Trust. The above mentioned dual responsibilities may create conflicts of interest for our officers that could result in decisions or allocations of investments that may benefit Ashford Trust more than they benefit our company, and Ashford Trust may compete with us with respect to certain investments that we may want to acquire.

         Ashford Advisor and its key employees, who are our executive officers, face competing demands relating to their time and this may adversely affect our operations.

        We rely on Ashford Advisor and its employees for the day-to-day operation of our business. Until its spin-off, Ashford Advisor was wholly owned by Ashford Trust. Ashford Advisor continues to be an affiliate of Ashford Trust and is led by our current management team, which is also the current management team of Ashford Trust. Because Ashford Advisor's key employees have duties to Ashford

Trust as well as to our company, we do not have their undivided attention and they face conflicts in allocating their time and resources between our company and Ashford Trust. Ashford Advisor may also manage other entities in the future, including Ashford Hospitality Select, Inc., a privately-held company that Ashford Trust intends to launch in the first half of 2015 to invest primarily in premium branded, upscale and upper-midscale select service hotels in the U.S. As a result of the spin-off of Ashford Advisor, its employees have additional responsibilities relating to Ashford Advisor's status as a public company. During turbulent market conditions or other times when we need focused support and assistance from Ashford Advisor, other entities for which Ashford Advisor also acts as an external advisor or Ashford Trust may likewise require greater focus and attention, placing competing high levels of demand on the limited time and resources of Ashford Advisor's key employees. We may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed by persons working exclusively for us.

         We must pay a minimum advisory fee to Ashford Advisor regardless of our performance.

        Ashford Advisor is entitled to receive a quarterly base fee from us that is based on our total enterprise value (as defined in our advisory agreement), regardless of the performance of our portfolio. Ashford Advisor's entitlement to nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio.

         Conflicts of interest with Remington could result in our hotel-level management acting other than in our stockholders' best interest.

        Remington currently manages the Pier House Resort, and we expect Remington will manage certain of the hotels we acquire in the future. Conflicts of interest in general and specifically relating to Remington may lead to management decisions that are not in our stockholders' best interest. Our chief executive officer and chairman, Mr. Monty J. Bennett, serves as the chief executive officer of Remington. Mr. Monty J. Bennett and his father, Mr. Archie Bennett, Jr., beneficially own 100% of Remington.

        We entered into a mutual exclusivity agreement and a master management agreement with Remington. To the extent we have the right or control the right to direct such matters, the exclusivity agreement requires us to engage Remington to provide certain project management and development services for our properties and to engage Remington to provide, under the master management agreement, property management, project management and development services for all future properties that we acquire, unless our independent directors either (i) unanimously vote not to hire Remington, or (ii) based on special circumstances or past performance, by a majority vote, elect not to engage Remington because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington or that another manager or developer could perform the duties materially better. As one of the two beneficial owners of Remington, which would receive any property management, project management, development and termination fees payable by us under the master management agreement, Mr. Monty J. Bennett may influence our decisions to sell, acquire, or develop hotels when it is not in the best interest of our stockholders to do so.

        Mr. Monty J. Bennett's ownership interests in and management obligations to Remington present him with conflicts of interest in making management decisions related to the commercial arrangements between us and Remington, and his management obligations to Remington reduce the time and effort he spends managing our company. Our board of directors has adopted a policy that requires all material approvals, actions or decisions which we have the right to make under the master management agreement with Remington be approved by a majority or, in certain circumstances, all, of our independent directors. However, given the authority and/or operational latitude provided to Remington under the master management agreement, Mr. Monty J. Bennett, as the chief executive officer of

Remington, could take actions or make decisions that are not in our stockholders' best interest or that are otherwise inconsistent with his obligations to us under the master management agreement or our obligations under the applicable franchise agreements.

         Remington's ability to exercise significant influence over the determination of the competitive set for any hotels managed by Remington could artificially enhance the perception of the performance of a hotel, making it more difficult to use managers other than Remington for future properties.

        Under our master management agreement with Remington, we have the right to terminate Remington based on the performance of the applicable hotel, subject to the payment of a termination fee. The determination of performance is based on the applicable hotel's gross operating profit margin and its RevPAR penetration index, which provides the relative revenue per room generated by a specified property as compared to its competitive set. For each hotel managed by Remington, its competitive set consists of a small group of hotels in the relevant market that we and Remington believe are comparable for purposes of benchmarking the performance of such hotel. Remington has significant influence over the determination of the competitive set for any of our hotels that it manages. Remington could artificially enhance the perception of the performance of a hotel by selecting a competitive set that is not performing well or is not comparable to the Remington-managed hotel, thereby making it more difficult for us to elect not to use Remington for future hotel management.

         Remington may be able to pursue lodging investment opportunities that compete with us.

        Pursuant to the terms of our mutual exclusivity agreement with Remington, if investment opportunities that satisfy our investment criteria are identified by Remington or its affiliates, Remington will give us a written notice and description of the investment opportunity. We will have 10 business days to either accept or reject the investment opportunity. If we reject the opportunity, Remington may then pursue such investment opportunity, subject to a right of first refusal in favor of Ashford Trust pursuant to an existing agreement between Ashford Trust and Remington, on materially the same terms and conditions as offered to us. If we reject such an investment opportunity, either Ashford Trust or Remington could pursue the opportunity and compete with us. In such a case, Mr. Monty J. Bennett, our chief executive officer and chairman, in his capacity as chairman and chief executive officer of Ashford Trust or as chief executive officer of Remington could be in a position of directly competing with us, and Remington may compete with us with respect to certain investments that we may want to acquire.

         Our fiduciary duties as the general partner of our operating partnership could create conflicts of interest, which may impede business decisions that could benefit our stockholders.

        As the general partner of our operating partnership, we have fiduciary duties to the other limited partners in our operating partnership, the discharge of which may conflict with the interests of our stockholders. The limited partners of our operating partnership have agreed that, in the event of a conflict in the fiduciary duties owed by us to our stockholders and, in our capacity as general partner of our operating partnership, to such limited partners, we are under no obligation to give priority to the interests of such limited partners. In addition, persons holding common units have the right to vote on certain amendments to the operating partnership agreement (which require approval by a majority in interest of the limited partners, including us) and individually to approve certain amendments that would adversely affect their rights. These voting rights may be exercised in a manner that conflicts with the interests of our stockholders. For example, we cannot modify the rights of limited partners to receive distributions as set forth in the operating partnership agreement in a manner that adversely affects their rights without their consent, even though such modification might be in the best interest of our stockholders.

        In addition, conflicts may arise when the interests of our stockholders and the limited partners of our operating partnership diverge, particularly in circumstances in which there may be an adverse tax consequence to the limited partners. Tax consequences to holders of common units upon a sale or refinancing of our properties may cause the interests of Ashford Trust or the key employees of Ashford Advisor (who are executive officers of Ashford Trust and have ownership interests in Ashford Trust) to differ from our stockholders. As a result of unrealized built-in gain attributable to contributed property at the time of contribution, some holders of common units, including Ashford Trust, may suffer different and more adverse tax consequences than holders of our common stock upon the sale or refinancing of the properties owned by our operating partnership, including disproportionately greater allocations of items of taxable income and gain upon a realization event. As those holders will not receive a correspondingly greater distribution of cash proceeds, they may have different objectives regarding the appropriate pricing, timing and other material terms of any sale or refinancing of certain properties, or whether to sell or refinance such properties at all. As a result, Ashford Advisor, which is an affiliate of Ashford Trust, may cause us to sell, not sell or refinance certain properties, even if such actions or inactions might be financially advantageous to our stockholders, or to enter into tax deferred exchanges with the proceeds of such sales when such a reinvestment might not otherwise be in our best interest.

         Our conflicts of interest policy may not adequately address all of the conflicts of interest that may arise with respect to our activities.

        We have adopted a conflicts of interest policy to address specifically some of the conflicts relating to our activities which requires the approval of a majority of our disinterested directors to approve any transaction, agreement or relationship in which any of our directors or officers, Ashford Advisor or its employees or Ashford Trust has an interest. This policy may not be adequate to address all of the conflicts that may arise. In addition, it may not address such conflicts in a manner that is favorable to us.

Risks Related to Hotel Investments

         We are subject to general risks associated with operating hotels.

        We own hotel properties, which have different economic characteristics than many other real estate assets and a hotel REIT is structured differently than many other types of REITs. A typical office property, for example, has long-term leases with third-party tenants, which provides a relatively stable long-term stream of revenue. Hotels, on the other hand, generate revenue from guests that typically stay at the hotel for only a few nights, which causes the room rate and occupancy levels at each of our hotels to change every day, and results in earnings that can be highly volatile.

        In addition, our hotels are subject to various operating risks common to the hotel industry, many of which are beyond our control, including, among others, the following:

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  competition from other hotel properties in our markets;

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  over-building of hotels in our markets, which results in increased supply and adversely affects occupancy and revenues at our hotels;

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  dependence on business and commercial travelers and tourism;

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  increases in operating costs due to inflation, increased energy costs and other factors that may not be offset by increased room rates;

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  changes in interest rates and in the availability, cost and terms of debt financing;

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  increases in assessed property taxes from changes in valuation or real estate tax rates;

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  increases in the cost of property insurance;

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  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance;

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  unforeseen events beyond our control, such as terrorist attacks, travel related health concerns which could reduce travel, including pandemics and epidemics such as Ebola, H1N1 influenza (swine flu), avian bird flu and SARS, imposition of taxes or surcharges by regulatory authorities, travel-related accidents, travel infrastructure interruptions and unusual weather patterns, including natural disasters such as hurricanes, tsunamis or earthquakes;

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  adverse effects of international, national, regional and local economic and market conditions and increases in energy costs or labor costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists;

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  adverse effects of a downturn in the lodging industry; and

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  risks generally associated with the ownership of hotel properties and real estate, as we discuss in more detail below.

        These factors could adversely affect our hotel revenues and expenses, which in turn could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

         We may have to make significant capital expenditures to maintain our hotel properties, and any development activities we undertake may be more costly than we anticipate.

        Our hotels have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures, and equipment. Managers or franchisors of our hotels also require that we make periodic capital improvements pursuant to our management agreements or as a condition of maintaining franchise licenses. Generally, we are responsible for the cost of these capital improvements. As part of our long-term growth strategy, we may also develop hotels. Hotel renovation and development involves substantial risks, including:

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  construction cost overruns and delays;

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  the disruption of operations and displacement of revenue at operating hotels, including revenue lost while rooms, restaurants or meeting space under renovation are out of service;

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  the cost of funding renovations or developments and inability to obtain financing on attractive terms;

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  the return on our investment in these capital improvements or developments failing to meet expectations;

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  inability to obtain all necessary zoning, land use, building, occupancy, and construction permits;

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  loss of substantial investment in a development project if a project is abandoned before completion;

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  environmental problems; and

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  disputes with franchisors or property managers regarding compliance with relevant franchise agreements or management agreements.

        If we have insufficient cash flow from operations to fund needed capital expenditures, then we will need to borrow, sell assets or sell additional equity securities to fund future capital improvements.

         The hotel business is seasonal, which affects our results of operations from quarter to quarter.

        The hotel industry is seasonal in nature. This seasonality can cause quarterly fluctuations in our financial condition and operating results, including in the amount available for distributions on our common stock. Our quarterly operating results may be adversely affected by factors outside our control, including weather conditions and poor economic factors in certain markets in which we operate. Our cash flows may not be sufficient to offset any shortfalls that occur as a result of these fluctuations. As a result, we may have to reduce distributions or enter into short-term borrowings in certain quarters in order to make distributions to our stockholders. Such borrowings may not be available on favorable terms, if at all.

         The cyclical nature of the lodging industry may cause fluctuations in our operating performance, which could have a material adverse effect on our business and operating results.

        The lodging industry historically has been highly cyclical in nature. Fluctuations in lodging demand and, therefore, hotel operating performance, are caused largely by general economic and local market conditions, which subsequently affect levels of business and leisure travel. In addition to general economic conditions, new hotel room supply is an important factor that can affect the lodging industry's performance, and overbuilding has the potential to further exacerbate the negative impact of an economic recession. Room rates and occupancy, and thus RevPAR, tend to increase when demand growth exceeds supply growth. An adverse change in lodging fundamentals could result in returns that are substantially below our expectations or result in losses, which could have a material adverse effect on our business and operating results.

         Many of our real estate-related costs are fixed, and will not decrease even if revenue from our hotels decreases.

        Many costs, such as real estate taxes, insurance premiums and maintenance costs, generally are not reduced even when a hotel is not fully occupied, room rates decrease or other circumstances cause a reduction in revenues. In addition, newly acquired or renovated hotels may not produce the revenues we anticipate immediately, or at all, and the hotel's operating cash flow may be insufficient to pay the operating expenses and debt service associated with these new hotels. If we are unable to offset real estate costs with sufficient revenues across our portfolio, our operating results and our ability to make distributions to our stockholders may be adversely affected.

         The increasing use of Internet travel intermediaries by consumers may adversely affect our profitability.

        Some of our hotel rooms are booked through Internet travel intermediaries, including, but not limited to, Travelocity.com, Expedia.com and Priceline.com. As Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our management companies. Moreover, some of these Internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as "three-star downtown hotel") at the expense of brand identification. These intermediaries hope that consumers will eventually develop brand loyalties to their reservations system rather than to the brands under which our properties are franchised. If the amount of sales made through Internet intermediaries increases significantly and results in a decrease in consumer loyalty to the brands under which our hotels are franchised, our rooms revenues may be lower than expected, and our profitability may be adversely affected.

         Our revenues and profitability may be adversely affected by increased use of business-related technology, which may reduce the need for business-related travel.

        The increased use of teleconference and video-conference technology by businesses could result in decreased business travel as companies increase the use of technologies that allow multiple parties from different locations to participate at meetings without traveling to a centralized meeting location. To the extent that such technologies play an increased role in day-to-day business and the necessity for business-related travel decreases, hotel room demand may decrease and our revenues, profitability and ability to make distributions to our stockholders may be adversely affected.

         Future terrorist attacks or changes in terror alert levels could materially and adversely affect our business.

        Previous terrorist attacks and subsequent terrorist alerts have adversely affected the U.S. travel and hospitality industries since 2001, often disproportionately to the effect on the overall economy. The extent of the impact that actual or threatened terrorist attacks in the U.S. or elsewhere could have on domestic and international travel and our business in particular cannot be determined, but any such attacks or the threat of such attacks could have a material adverse effect on travel and hotel demand, our ability to finance our business and our ability to insure our hotels. Any of these events could materially and adversely affect our business, our operating results and our prospects.

         We are subject to risks associated with the employment of hotel personnel, particularly with respect to hotels that employ unionized labor.

        Our third-party managers are responsible for hiring and maintaining the labor force at each of our hotels. Although we do not directly employ or manage employees at our hotels, we still are subject to many of the costs and risks generally associated with the hotel labor force, particularly with respect to hotels with unionized labor. From time to time, hotel operations may be disrupted as a result of strikes, lockouts, public demonstrations or other negative actions and publicity. We also may incur increased legal costs and indirect labor costs as a result of contract disputes or other events. The resolution of labor disputes or re-negotiated labor contracts could lead to increased labor costs, either by increases in wages or benefits or by changes in work rules that raise hotel operating costs. We do not have the ability to affect the outcome of these disputes.

Risks Related to the Real Estate Industry

         Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our hotel properties and harm our financial condition.

        Because real estate investments are relatively illiquid, our ability to sell promptly one or more hotel properties for reasonable prices in response to changing economic, financial, and investment conditions is limited.

        The real estate market is affected by many factors that are beyond our control, including:

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  adverse changes in international, national, regional and local economic and market conditions;

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  changes in interest rates and in the availability, cost, and terms of debt financing;

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  changes in governmental laws and regulations, fiscal policies, and zoning and other ordinances, and the related costs of compliance with laws and regulations, fiscal policies and zoning and other ordinances;

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  the ongoing need for capital improvements, particularly in older structures;

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  changes in operating expenses; and

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  civil unrest, acts of war or terrorism, and acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured and underinsured losses.

        We may decide to sell hotel properties in the future. We cannot predict whether we will be able to sell any hotel property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a hotel property.

        We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct those defects or to make those improvements. In addition, when we acquire a hotel property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These and other factors could impede our ability to respond to adverse changes in the performance of our hotel properties or a need for liquidity.

         Increases in property taxes would increase our operating costs, reduce our income and adversely affect our ability to make distributions to our stockholders.

        Each of our hotel properties is subject to real and personal property taxes. These taxes may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, our financial condition, results of operations and our ability to make distributions to our stockholders could be materially and adversely affected and the market price of our common stock could decline.

         The costs of compliance with or liabilities under environmental laws may harm our operating results.

        Operating expenses at our hotels could be higher than anticipated due to the cost of complying with existing or future environmental laws and regulations. In addition, our hotel properties may be subject to environmental liabilities. An owner or operator of real property can face liability for environmental contamination created by the presence or discharge of hazardous substances on the property. We may face liability regardless of:

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  our knowledge of the contamination;

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  the timing of the contamination;

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  the cause of the contamination; or

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  the party responsible for the contamination.

        There may be environmental problems associated with our hotel properties of which we are unaware. Some of our hotel properties use, or may have used in the past, underground tanks for the storage of petroleum-based or waste products that could create a potential for release of hazardous substances. If environmental contamination exists on a hotel property, we could become subject to strict, joint and several liabilities for the contamination if we own the property.

        The discovery of material environmental liabilities at our properties could subject us to unanticipated significant costs. The presence of hazardous substances on a property may adversely affect our ability to sell the property on favorable terms or at all, and we may incur substantial remediation costs.

        Our environmental insurance policies may not provide sufficient coverage for any environmental liabilities at our properties. In addition, if environmental liabilities are discovered during the underwriting of the insurance policies for any property that we acquire in the future, we may be unable to obtain insurance coverage for the liabilities at commercially reasonable rates or at all. We may experience losses as a result of any of these events.

        Numerous treaties, laws and regulations have been enacted to regulate or limit carbon emissions. Changes in the regulations and legislation relating to climate change, and complying with such laws and regulations, may require us to make significant investments in our hotels and could result in increased energy costs at our properties.

         Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

        When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. Some of the properties in our portfolio may contain microbial matter such as mold and mildew. As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose us to liability from hotel guests, hotel employees, and others if property damage or health concerns arise.

         Compliance with the Americans with Disabilities Act and fire, safety, and other regulations may require us to incur substantial costs.

        All of our properties are required to comply with the Americans with Disabilities Act of 1990, as amended (the "ADA"). The ADA requires that "public accommodations," such as hotels, be made accessible to people with disabilities. Compliance with the ADA's requirements could require removal of access barriers and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants, or both. In addition, we are required to operate our properties in compliance with fire and safety regulations, building codes, and other land use regulations as they may be adopted by governmental agencies and bodies and become applicable to our properties. Any requirement to make substantial modifications to our hotel properties, whether to comply with the ADA or other changes in governmental rules and regulations, could be costly.

         We may experience uninsured or underinsured losses.

        We maintain property and casualty insurance with respect to our hotel properties and other insurance, in each case, with loss limits and coverage thresholds deemed reasonable by our management team (and to satisfy the requirements of lenders and franchisors). In doing so, we make decisions with respect to what deductibles, policy limits, and terms are reasonable based on management's experience, our risk profile, the loss history of our property managers and our properties, the nature of our properties and our businesses, our loss prevention efforts, and the cost of insurance.

        Various types of catastrophic losses may not be insurable or may not be economically insurable. In the event of a substantial loss, our insurance coverage may not cover the full current market value or replacement cost of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations, and other factors might cause insurance proceeds to be insufficient to fully replace or renovate a hotel after it has been damaged or destroyed. Accordingly, it is possible that:

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  the insurance coverage thresholds that we have obtained may not fully protect us against insurable losses (i.e., losses may exceed coverage limits);

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  we may incur large deductibles that adversely affect our earnings;

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  we may incur losses from risks that are not insurable or that are not economically insurable; and

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  current coverage thresholds may not continue to be available at reasonable rates.

        In the future, we may choose not to maintain terrorism insurance on any of our properties. As a result, one or more large uninsured or underinsured losses could have a material adverse effect on our business, operating results and financial condition.

        Each of our current lenders requires us to maintain certain insurance coverage thresholds. If a lender does not believe we have complied with these requirements, the lender could obtain additional coverage thresholds and seek payment from us, or declare us in default under the loan documents. In the former case, we could spend more for insurance than we otherwise deem reasonable or necessary or, in the latter case, the hotels collateralizing one or more loans could be foreclosed upon. In addition, a material casualty to one or more hotels collateralizing loans may result in the insurance company applying to the outstanding loan balance insurance proceeds that otherwise would be available to repair the damage caused by the casualty, which would require us to fund the repairs through other sources, The lender may also foreclose on the hotels if there is a material loss that is not insured.

Risks Related to Our Organization and Structure

         Our charter contains provisions that may delay or prevent a change of control transaction.

        Our charter contains 9.8% ownership limits. For the purpose of preserving our REIT qualification, our charter prohibits direct or constructive ownership by any person of more than:

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  9.8% of the lesser of the total number or value of the outstanding shares of our common stock, or

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  9.8% of the lesser of the total number or value of the outstanding shares of any class or series of our preferred stock or any other stock of our company, unless our board of directors grants a waiver.

        Our charter's constructive ownership rules are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock by an individual or entity could nevertheless cause that individual or entity to own constructively in excess of 9.8% of the outstanding common stock, and thus be subject to our charter's ownership limit. Any attempt to own or transfer shares of our common stock in excess of the ownership limit without the consent of our board of directors will be void, and could result in the shares being automatically transferred to a charitable trust.

         Our board of directors may create and issue a class or series of preferred stock without stockholder approval.

        Our charter authorizes our board of directors to issue preferred stock in one or more classes and to establish the preferences and rights of any class of preferred stock issued. These actions can be taken without obtaining stockholder approval. Our preferred stock issuances could have the effect of delaying or preventing someone from taking control of us, even if our stockholders believe that a change in control was in their best interests.

         Certain provisions in the partnership agreement for our operating partnership may delay or prevent unsolicited acquisitions of us.

        Provisions in the partnership agreement of our operating partnership may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions include, among others:

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  redemption rights of qualifying parties;

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  transfer restrictions on our common units;

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  the ability of the general partner in some cases to amend the partnership agreement without the consent of the limited partners; and

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  the right of the limited partners to consent to transfers of the general partnership interest and mergers of the operating partnership under specified circumstances.

         Certain provisions of Maryland law could inhibit changes in control.

        Certain provisions of the Maryland General Corporation Law ("MGCL") may have the effect of inhibiting a third party from making a proposal to acquire us or impeding a change of control under circumstances that otherwise could provide our stockholders with the opportunity to realize a premium over the then-prevailing market price of our common stock, including:

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  "business combination" provisions that, subject to limitations, prohibit certain business combinations between us and an "interested stockholder" (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose special stockholder voting requirements on these business combinations, unless certain fair price requirements set forth in the MGCL are satisfied; and

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  "control share" provisions that provide that "control shares" of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a "control share acquisition" (defined as the direct or indirect acquisition of ownership or control of "control shares") have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

        Our charter opts out of each of these requirements, but we may later amend our charter, with stockholder approval, to modify or eliminate these opt-out provisions.

        In addition, Title 3, Subtitle 8 of the MGCL permits our board of directors, without stockholder approval, to implement certain takeover defenses. Under this authority, our Board has elected into a provision that gives the Board the exclusive authority to fill vacancies on the Board that occur for any reason. This election and any other elections our Board may make in the future may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deterring or preventing a charge in control of our company under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-current market price.

        Our charter provides that a director may be removed only for cause and only upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors. Our charter defines cause to mean, with respect to any particular director, conviction of a felony or a final judgment of court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active deliberate dishonesty. However, because of the board's exclusive power to fill vacant directorships, stockholders will be precluded from filling the vacancies created by their removal of any incumbent directors.

        Our charter, bylaws, the partnership agreement for our operating partnership and Maryland law contain other provisions that may delay, deter or prevent a transaction or a change of control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

         Our board of directors can take many actions without stockholder approval.

        Our board of directors has overall authority to oversee our operations and determine our major corporate policies. This authority includes significant flexibility. For example, our board of directors can do the following without stockholder approval:

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  terminate Ashford Advisor under certain conditions pursuant to our advisory agreement;

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  amend or revise at any time and from time to time our investment, financing, borrowing and dividend policies and our policies with respect to all other activities, including growth, debt, capitalization and operations;

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  amend our policies with respect to conflicts of interest provided that such changes are consistent with applicable legal requirements;

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  subject to the terms of our charter, prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of us and our stockholders;

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  issue additional shares without obtaining stockholder approval, which could dilute the ownership of our then-current stockholders;

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  amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series, without obtaining stockholder approval;

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  classify or reclassify any unissued shares of our common stock or preferred stock and set the preferences, rights and other terms of such classified or reclassified shares, including provisions that may have an anti-takeover effect, without obtaining stockholder approval;

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  employ and compensate affiliates;

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  direct our resources toward investments that do not ultimately appreciate over time; and

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  determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Any of these actions could increase our operating expenses, impact our ability to make distributions or reduce the value of our assets without giving our stockholders the right to vote on whether we should take such actions.

         Our rights and the rights of our stockholders to take action against our directors and officers are limited.

        Maryland law provides that a director or officer has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter eliminates our directors' and officers' liability to us and our stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or a judgment of active and deliberate dishonesty that was material to the cause of action. Our charter requires us to indemnify our directors and officers to the maximum extent permitted by Maryland law for liability actually incurred in connection with any proceeding to which they may be made, or threatened to be made, a party, except to the extent that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either committed in bad faith or was the result of active and deliberate dishonesty, the director or officer actually received an improper personal benefit in money, property or services, or, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist under common law. In addition, we may be obligated to advance the defense costs incurred by our directors and officers, prior to any determination regarding the availability of indemnification, if actions are taken against them in their capacity as directors and officers.

Risks Related to Our Status as a REIT

         Failure to qualify as a REIT, or failure to remain qualified as a REIT, would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

        We intend to operate in a manner intended to allow us to qualify as a REIT for U.S. federal income tax purposes. We believe that our organization and current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ended December 31, 2013. However, we may not qualify or remain qualified as a REIT.

        If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

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  we would not be allowed a deduction for dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

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  we could be subject to the federal alternative minimum tax and possibly increased state and local income taxes; and

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  unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

        In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock.

         If Ashford Trust failed to qualify as a REIT in any of its 2009 through 2013 taxable years, we would be prevented from electing to qualify as a REIT under applicable Treasury Regulations.

        Under applicable Treasury Regulations, if Ashford Trust failed to qualify as a REIT in any of its 2009 through 2013 taxable years, unless Ashford Trust's failure to qualify as a REIT was subject to relief under U.S. federal income tax laws, we would be prevented from electing to qualify as a REIT prior to the fifth calendar year following the year in which Ashford Trust failed to qualify.

         Even if we qualify and remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

        Even if we qualify and remain qualified for taxation as a REIT, we may be subject to certain federal, state, and local taxes on our income and assets, as well as foreign taxes to the extent that we own assets or conduct operations in international jurisdictions. For example:

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  We will be required to pay tax on undistributed REIT taxable income.

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  We may be required to pay the "alternative minimum tax" on our items of tax preference.

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  If we have net income from the disposition of foreclosure property held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay tax on that income at the highest corporate rate.

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  If we sell a property in a "prohibited transaction," our gain from the sale would be subject to a 100% penalty tax.

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  Each of our taxable REIT subsidiaries is a fully taxable corporation and will be subject to federal and state taxes on its income.

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  We may experience increases in our state and local income tax burden. Over the past several years, certain states have significantly changed their income tax regimes in order to raise revenues. The changes enacted include the taxation of modified gross receipts (as opposed to net taxable income), the suspension of and/or limitation on the use of net operating loss deductions, increases in tax rates and fees, the addition of surcharges, and the taxation of our partnership income at the entity level. Facing mounting budget deficits, more state and local taxing authorities have indicated that they are going to revise their income tax regimes in this fashion and/or eliminate certain federally allowed tax deductions such as the REIT dividends paid deduction.

         Failure to make required distributions would subject us to U.S. federal corporate income tax.

        We intend to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. In order to qualify as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid and excluding any net capital gain, each year to our stockholders. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under the Internal Revenue Code.

         Our TRS lessee structure increases our overall tax liability.

        Our TRS lessees are subject to federal, state and local income tax on their taxable income, which consists of the revenues from the hotel properties leased by our TRS lessees, net of the operating expenses for such hotel properties and rent payments to us. Accordingly, although our ownership of our TRS lessees allows us to participate in the operating income from our hotel properties in addition to receiving rent, that operating income is fully subject to income tax. The after-tax net income of our TRS lessees is available for distribution to us.

         If our leases with our TRS lessees are not respected as true leases for federal income tax purposes, we would fail to qualify as a REIT.

        To qualify as a REIT, we are required to satisfy two gross income tests, pursuant to which specified percentages of our gross income must be passive income, such as rent. For the rent paid pursuant to the hotel leases with our TRS lessees, which constitutes substantially all of our gross income, to qualify for purposes of the gross income tests, the leases must be respected as true leases for federal income tax purposes and must not be treated as service contracts, joint ventures or some other type of arrangement. We have structured our leases, and intend to structure any future leases, so that the leases will be respected as true leases for federal income tax purposes, but the IRS may not agree with this characterization. If the leases were not respected as true leases for federal income tax purposes, we would not be able to satisfy either of the two gross income tests applicable to REITs and likely would fail to qualify as a REIT.

         Our ownership of TRSs is limited and our transactions with our TRSs will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm's-length terms.

        A REIT may own up to 100% of the stock of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross operating income from hotels that are operated by eligible independent contractors pursuant to hotel management agreements. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT's assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm's-length basis.

        Our TRSs are subject to federal, foreign, state and local income tax on their taxable income, and their after-tax net income is available for distribution to us but is not required to be distributed to us. We believe that the aggregate value of the stock and securities of our TRSs is less than 25% of the value of our total assets (including our TRS stock and securities).

        We monitor the value of our respective investments in our TRSs for the purpose of ensuring compliance with TRS ownership limitations. In addition, we scrutinize all of our transactions with our TRSs to ensure that they are entered into on arm's-length terms to avoid incurring the 100% excise tax described above. For example, in determining the amounts payable by our TRSs under our leases, we engaged a third party to prepare transfer pricing studies to ascertain whether the lease terms we established are on an arm's-length basis as required by applicable Treasury Regulations. However, the receipt of a transfer pricing study does not prevent the IRS from challenging the arm's length nature of the lease terms between a REIT and its TRS lessees. Consequently, we may not be able to avoid application of the 100% excise tax discussed above. Moreover, the IRS may impose excise taxes and penalties on a TRS that we acquired as part of our separation and distribution from Ashford Trust based on transactions that occurred prior to the spin-off.

         If our hotel managers do not qualify as "eligible independent contractors," we would fail to qualify as a REIT.

        Rent paid by a lessee that is a "related party tenant" of ours will not be qualifying income for purposes of the two gross income tests applicable to REITs. We lease all of our hotels to our TRS lessees. A TRS lessee will not be treated as a "related party tenant," and will not be treated as directly operating a lodging facility, which is prohibited, to the extent the TRS lessee leases properties from us that are managed by an "eligible independent contractor."

        We believe that the rent paid by our TRS lessee is qualifying income for purposes of the REIT gross income tests and that our TRSs qualify to be treated as taxable REIT subsidiaries for federal income tax purposes, but the IRS could challenge this treatment and a court could sustain such a challenge. If the IRS were successful in challenging this treatment, it is possible that we would fail to meet the asset tests applicable to REITs and substantially all of our income would fail to qualify for the gross income tests. If we failed to meet either the asset or gross income tests, we would likely lose our REIT qualification for federal income tax purposes, unless certain relief provisions applied. If our hotel managers do not qualify as "eligible independent contractors," we would fail to qualify as a REIT. Each of the hotel management companies that enters into a management contract with our TRS lessees must qualify as an "eligible independent contractor" under the REIT rules in order for the rent paid to us by our TRS lessees to be qualifying income for our REIT income test requirements. Among other requirements, in order to qualify as an eligible independent contractor a manager must not own more than 35% of our outstanding shares (by value) and no person or group of persons can own more than 35% of our outstanding shares and the ownership interests of the manager, taking into account only owners of more than 5% of our shares and, with respect to ownership interests in such managers that are publicly-traded, only holders of more than 5% of such ownership interests. Complex ownership attribution rules apply for purposes of these 35% thresholds. Although we intend to monitor ownership of our shares by our property managers and their owners, it is possible that these ownership levels could be exceeded.

         Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

        To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our shares of beneficial interest. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may have a material adverse effect on our performance.

         Complying with REIT requirements may force us to liquidate otherwise attractive investments.

        To qualify as a REIT, we must also ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities, and qualified REIT real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

         Complying with REIT requirements may force us to borrow to make distributions to stockholders.

        As a REIT, we must distribute at least 90% of our annual REIT taxable income, excluding net capital gains, (subject to certain adjustments) to our stockholders. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws.

        From time to time, we may generate taxable income greater than our net income for financial reporting purposes or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations, we could be required to borrow funds, sell investments at disadvantageous prices, or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce the value of our equity. We may elect to pay dividends on our common stock in cash or a combination of cash and shares as permitted under federal income tax laws governing REIT distribution requirements.

        We may elect to pay dividends on our common stock in cash or a combination of cash and shares of securities as permitted under federal income tax laws governing REIT distribution requirements. In addition, some of our distributions may include a return of capital. To the extent that we make distributions in excess of our current and accumulated earnings and profits (as determined for federal income tax purposes), such distributions would generally be considered a return of capital for U.S. federal income tax purposes to the extent of the holder's adjusted tax basis in its shares. A return of capital is not taxable, but it has the effect of reducing the holder's adjusted tax basis in its investment. To the extent that distributions exceed the adjusted tax basis of a holder's shares, they will be treated as gain from the sale or exchange of such stock. See "Material Federal Income Tax Considerations—Distribution Requirements."

         We may pay taxable dividends in our common stock and cash, in which case stockholders may sell our common stock to pay tax on such dividends, placing downward pressure on the market price of our common stock.

        We may distribute taxable dividends that are payable in cash and common stock at the election of each stockholder. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as taxable dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and common stock.

        If we made a taxable dividend payable in cash and common stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, stockholders may be required to pay income tax with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock. If we made a taxable dividend payable in cash and our common stock and a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock. We do not currently intend to pay taxable dividends of our common stock and cash, although we may choose to do so in the future.

         The prohibited transactions tax may limit our ability to dispose of our properties.

        A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We may be subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property. We may not be able to comply with the safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction. Consequently, we may choose not to engage in certain sales of our properties or we may conduct such sales through our TRS, which would be subject to federal and state income taxation.

         The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

        Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal and state and local income taxes on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on the total return received by our stockholders.

         Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

        The maximum federal income tax rate applicable to "qualified dividend income" payable to U.S. stockholders that are taxed at individual rates is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

         We may be subject to adverse legislative or regulatory tax changes that could effectively reduce the market price of our common stock.

        At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in the U.S. federal income tax laws, regulations or administrative interpretations.

         If our operating partnership failed to qualify as a partnership for federal income tax purposes, we would cease to qualify as a REIT and suffer other adverse consequences.

        We believe that our operating partnership will be treated as a partnership for federal income tax purposes. As a partnership, our operating partnership is not subject to federal income tax on its income. Instead, each of its partners, including us, is allocated, and may be required to pay tax with respect to, its share of our operating partnership's income. The IRS could challenge the status of our operating partnership or any other subsidiary partnership in which we own an interest as a partnership for federal income tax purposes, and a court could sustain such a challenge. If the IRS were successful in treating our operating partnership or any such other subsidiary partnership as an entity taxable as a corporation for federal income tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, we would likely cease to qualify as a REIT. Also, the failure of our operating partnership or any subsidiary partnerships to qualify as a partnership could cause it to become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

         Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code. An investment in our common stock has various federal, state, and local income tax risks that could affect the value of such investment.

        Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which, in certain instances, only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. New legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. We strongly urge our stockholders to consult their tax advisors concerning the effects of federal, state, and local income tax law on an investment in our common stock.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges for the periods indicated are as follows (dollars in thousands):

        This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Nine Months Ended September 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	1.17		1.02	1.07
Deficit (Fixed Charges)		$15,585			$18,308	$20,576

        For purposes of computing the ratios of earnings to fixed charges and the amount of coverage deficiency, earnings is computed as income (loss) from continuing operations before provision for income taxes and redeemable noncontrolling interests plus fixed charges. Fixed charges consist of (a) interest expenses, (b) amortization of debt issuance costs and (c) the interest component of operating leases.

 USE OF PROCEEDS

        Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to our operating partnership. Our operating partnership will subsequently use the net proceeds received from us to potentially acquire or develop additional properties and for general corporate purposes, which may include payment of dividends, the repayment of existing indebtedness and capital expenditures for improvements to the properties in our portfolio. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts, money market accounts and interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT. Such investments may include, for example, government and government agency certificates, government bonds, certificates of deposit, interest-bearing bank deposits, money market accounts and mortgage loan participations. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

 THE SECURITIES WE MAY OFFER

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities may be listed.

        We may sell from time to time, in one or more offerings:

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  common stock;

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  preferred stock;

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  depositary shares;

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  warrants to purchase common stock, preferred stock, depositary shares, debt securities or units;

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  debt securities;

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  rights; or

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  units comprised of common stock, preferred stock, depositary shares, warrants, and debt securities in any combination.

        In this prospectus, we refer to the common stock, preferred stock, depositary shares, debt securities, warrants, rights and units collectively as "securities." The total dollar amount of all securities that we may issue pursuant to this prospectus will not exceed $300,000,000.

 DESCRIPTION OF COMMON STOCK

        The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our charter and our bylaws, as amended, copies of which are filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

        We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the MGCL, our charter and our bylaws. Our charter provides that we may issue up to 200 million shares of common stock, par value $0.01 per share. As of January 27, 2015, we had 24,262,052 shares of our common stock outstanding. Our board of directors, without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of our common stock or the number of shares of our stock of any class or series. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable. Accordingly, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock.

Dividends

        Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of assets or funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on liquidation or dissolution of any class or classes of preferred stock.

Voting Rights

        Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a plurality of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Other Rights

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for the affirmative vote of stockholders holding at least a majority of the shares entitled to be cast to approve each of these matters, except that two-thirds of all votes are required to amend the provisions of our charter regarding restrictions on the transfer and ownership of our stock. Because operating assets may be held by a corporation's subsidiaries, as in our situation, a subsidiary of a corporation may be able to merge or transfer all of its assets without a vote of our stockholders.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Restrictions on Ownership and Transfer

        To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our common stock. See "Restrictions on Ownership and Transfer."

Transfer Agent

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

        Our common stock is listed on the NYSE under the symbol "AHP."

Registration Rights

        We have agreed to file a shelf registration statement with the SEC by the first anniversary of the completion of the spin-off, and thereafter use our commercially reasonable efforts to have the registration statement declared effective, covering the continuous resale of the shares of common stock issuable, at our option, to the limited partners of our operating partnership, including Ashford Trust OP, upon redemption of common units. We may, at our option, satisfy our obligation to prepare and file a resale registration statement by filing a registration statement registering the issuance by us of shares of our common stock under the Securities Act (other than shares issued to affiliates) to holders of common units upon redemption. We have also agreed that we will file a registration statement with respect to such common stock if Ashford Trust OP, Ashford Advisor, or any successor to Ashford Trust OP or Ashford Advisor, requests such a registration, provided Ashford Trust OP, Ashford Advisor, or any successor to Ashford Trust OP or Ashford Advisor, requests registration of at least 100,000 shares of common stock, and provided that only one such registration may occur each year and no more than two such registrations may occur in total. Upon such request, we will use commercially reasonable efforts to have the registration statement declared effective. In addition, unless the shelf registration is effective, Ashford Trust OP and Ashford Advisor will have "piggyback" registration rights, subject to certain volume and marketing limitations imposed by the underwriter of the offering with respect to which the rights are exercised. Upon effectiveness of any such registration statement, whether a shelf registration, a demand registration or a registration with respect to which piggyback rights are successfully exercised, those persons may sell such shares covered by the registration statement in the secondary market without being subject to the volume limitations or other requirements of Rule 144. We will bear expenses incident to the registration requirements other than any selling commissions, SEC or state securities registration fees, and transfer taxes or certain other fees or taxes relating to such shares.

        Registration rights may be granted to future sellers of properties to our operating partnership who may receive, in lieu of cash, common stock, units or other securities convertible into common stock.

Registration rights may also be granted to holders of shares of common stock issuable under our Advisory Equity Incentive Plan.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock

        We believe that the power of our board of directors, without stockholder approval, to amend our charter to increase the aggregate number of authorized shares of common stock, to issue additional authorized but unissued shares of our common stock and to classify or reclassify unissued shares of our common stock and thereafter to issue such classified or reclassified shares provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional authorized share common stock, are available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of the NYSE or any other stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, deter or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or our stockholders believe that such transaction or change of control may be in their best interests.

 DESCRIPTION OF PREFERRED STOCK

        The following is a description of the material terms and provisions of our preferred stock. It may not contain all the information that is important to you. You can access complete information by referring to our charter and our bylaws, as amended, copies of which are filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders believe may be in their best interests.

Terms

        If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

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  the title of the series and stated value;

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  the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

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  the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

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  the date from which dividends on the preferred stock will accumulate, if applicable;

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  any provisions for a sinking fund;

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  any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;

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  any securities exchange listing;

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  any voting rights and powers;

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  the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;

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  a discussion of any material U.S. federal income tax considerations;

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  the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

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  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

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  any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

Restrictions on Ownership and Transfer

        To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our common stock. See "Restrictions on Ownership and Transfer."

Transfer Agent

        The transfer agent and registrar for our preferred stock is Computershare Trust Company, N.A.

Power to Increase Authorized Stock and Issue Additional Shares of Our Preferred Stock

        We believe that the power of our board of directors, without stockholder approval, to amend our charter to increase the aggregate number of authorized shares of our preferred stock, to issue additional authorized but unissued shares of our preferred stock in one or more classes or series and to classify or reclassify unissued shares of our preferred stock and thereafter to issue such classified or reclassified shares of stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series of preferred stock, as well as the additional authorized shares of preferred stock, are available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of the NYSE or any other stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, deter, defer or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or our stockholders believe that such transaction or change of control may be in their best interests.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional shares of preferred stock, or "depositary shares," rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement to be entered into between us and the depositary named in the applicable prospectus supplement. The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of the preferred share represented by such depositary share, to all the rights and preferences of the preferred share, including dividend, voting, redemption, subscription and liquidation rights. The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC. You should carefully read the deposit agreement and the depositary receipt attached to the deposit agreement for a more complete description of the terms of the depositary shares.

        If any series of preferred stock underlying the depositary shares may be converted or redeemed, each record holder of depositary receipts representing the shares of preferred stock being converted or redeemed will have the right or obligation to convert or redeem the depositary shares represented by the depositary receipts.

        Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem or convert the depositary shares from the proceeds it receives from the corresponding redemption or conversion of the applicable series of preferred stock. The redemption or conversion price per depositary share will be equal to the applicable fraction of the redemption or conversion price per share of the applicable series of preferred stock. If fewer than all the depositary shares are to be redeemed or converted, the depositary will select which shares are to be redeemed or converted by lot on a pro rata basis or by any other equitable method as the depositary may decide.

        After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of such shares will end, except the right to receive money, securities or other property payable upon redemption or conversion.

        We will pay all fees, charges and expenses of the depositary, including such fees, charges and expenses in connection with the initial deposit of preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and any other charges as are stated in the deposit agreement for their accounts.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our common stock, preferred stock, depositary shares, debt securities or units of two or more of these types of securities. Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants.

Warrants to Purchase Common Stock, Preferred Stock, Depositary Shares or Units

        Each prospectus supplement for warrants to purchase common stock, preferred stock, depositary shares or units will describe:

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  the title of the warrants;

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  the securities for which the warrants are exercisable;

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  the price or prices at which the warrants will be issued;

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  if applicable, the number of the warrants issued with each share of our common stock or preferred stock, each depositary share, each unit or a specified principal amount of our debt securities;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  any provisions for adjustment of the number or amount of shares of our securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  if applicable, a discussion of material U.S. federal income tax considerations; and

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  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Warrants to Purchase Debt Securities

        Each prospectus supplement for warrants to purchase debt securities will describe:

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  the title of the debt warrants;

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  the aggregate number of the debt warrants;

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  the price or prices at which the debt warrants will be issued;

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  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

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  if applicable, the number of the warrants issued with each share of our preferred stock or common stock, each depositary share, each unit or a specified principal amount of our debt securities;

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  if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

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  the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;

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  the maximum or minimum number of the debt warrants which may be exercised at any time;

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  if applicable, a discussion of any material U.S. federal income tax considerations; and

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  any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase our securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Upon receipt of payment and the proper completion and due execution of the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the common stock, preferred stock or debt securities to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Prior to the exercise of any warrants to purchase our securities, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

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  in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the common stock or preferred stock purchasable upon exercise; or

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  in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

 DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus or the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

        Except as otherwise defined herein, capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture. As used in this section, "Ashford Prime" refers to Ashford Hospitality Prime, Inc. on an unconsolidated basis and does not include any of its consolidated subsidiaries.

General

        The debt securities that we offer will be senior debt securities or subordinated debt securities and may be secured or unsecured. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between Ashford Prime and the trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under an indenture, which we refer to as the subordinated indenture, to be entered into between Ashford Prime and the trustee named in the applicable prospectus supplement. We refer to the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of any debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.

        The senior debt securities will be Ashford Prime's unsubordinated obligations. They will rank equally with each other and all other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See "Subordination of Subordinated Debt Securities." The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement relating to subordinated debt securities, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

        The indentures do not limit the amount of debt securities that can be issued under the indentures and provide that debt securities of any series may be issued under the indentures up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the prospectus supplement for such series.

        Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

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  the title of the debt securities;

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  any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

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  the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

  •
  the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

  •
  any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

  •
  the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of Ashford Prime;

  •
  the obligation, if any, of Ashford Prime to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

  •
  the form of the debt securities of the series including the form of the trustee's certificate of authentication for such series;

  •
  if other than denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000, the denominations in which securities of the series shall be issuable;

  •
  the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

  •
  if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount of the debt securities of the series that will be due and payable upon declaration of maturity or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

  •
  the terms of any repurchase or remarketing rights;

  •
  if the securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

  •
  whether the debt securities of the series will be convertible into or exchangeable for other debt securities, registered shares or other securities of any kind of Ashford Prime or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at Ashford Prime's option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

  •
  any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

  •
  any provisions granting special rights to holders when a specified event occurs;

  •
  if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

  •
  any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

  •
  whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

  •
  with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

  •
  whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

  •
  whether the series will be issued with guarantees and, if so, the identity of the guarantor and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to the series and any corresponding changes to the indenture as then in effect;

  •
  if the debt securities are subordinated debt securities, the subordination terms of the debt securities and any related guarantee; and

  •
  any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

        "Principal" when used in this discussion includes any premium on any series of the debt securities.

        Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities, if any, will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

        The debt securities may be issued in fully registered form. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers of debt securities will be effected only through, records maintained by the designated depository and its participants.

        Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency that we maintain for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any associated tax or other governmental charge.

        The indentures require the annual filing by Ashford Prime with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

        We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may be applicable, in connection with any obligation to purchase debt securities at the option of the holders of such debt securities. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating to such series.

        Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

        The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Form of the Debt Securities

        The indentures provide that we may issue debt securities in the forms, including temporary or definitive global form, established by a board resolution or in a supplemental indenture.

        Unless indicated otherwise in the applicable prospectus supplement, we will issue debt securities in denominations of $2,000 or any integral multiple of $1,000, and interest on the debt securities, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

Registration, Transfer, Payment and Paying Agent

        We will maintain an office or agency where the debt securities may be presented for payment, registration of transfer and exchange, and, if applicable, for conversion. Unless otherwise indicated in a board resolution or supplemental indenture, the indenture trustee is appointed security registrar for purposes of registering, and registering transfers of, the debt securities. Unless otherwise indicated in a board resolution or supplemental indenture, the indenture trustee also will act as paying agent, and will be authorized to pay principal and interest, if any, on any debt security of any series.

        There will be no service charge for any registration of transfer or exchange of debt securities, but we or the indenture trustee may require a holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the debt securities, other than certain exchanges not involving any transfer, and other than certain exchanges or transfers as may be specified in a board resolution or supplemental indenture.

Global Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement for a series of debt securities, each series of the debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under "Book-Entry Procedures and Settlement." Global debt securities may be issued in either temporary or definitive form.

        The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global debt securities.

Book-Entry Procedures and Settlement

        Most offered debt securities will be book-entry, or global, securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will be the only registered holder of these securities.

        Purchasers of debt securities may hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers also may hold interests through a securities intermediary—a bank, brokerage house and other institution that maintains securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner's own securities intermediary at the bottom.

        The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities generally will not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the indenture, the declaration of trust or other applicable governing documents relating to the security. In most cases, a beneficial owner will not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

        A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive, or paper, securities only if:

  •
  DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

  •
  we decide in our sole discretion to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

        Unless otherwise indicated, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

        In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

        Neither we nor any trustee or underwriter will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        Links may be established among DTC, Clearstream Banking, S.A. (Clearstream) and the Euroclear System (Euroclear) to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading. Euroclear and Clearstream are international clearing systems that perform functions similar to those that DTC performs in the United States.

        Although we understand that DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC.

        When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

        Because settlement takes place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., if the trade fails), proceeds credited to the Clearstream or Euroclear participant's account would instead be valued as of the actual settlement date.

        The information in this "Book-Entry Procedures and Settlement" section, including any description of the operations and procedures of DTC, Euroclear or Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

Subordination of Subordinated Debt Securities

        We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

  (1)
  the indebtedness ranking senior to the debt securities being offered;

  (2)
  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

  (3)
  the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Events of Default

        Except as otherwise set forth in the prospectus supplement relating to any debt securities, an event of default with respect to the debt securities of any series is defined in the indentures as:

  (1)
  default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

  (2)
  default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

  (3)
  default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the debt securities of such series; or

  (4)
  default in the performance, or breach, of any other covenant or warranty of Ashford Prime in respect of the debt securities of such series and any related guarantee or set forth in the applicable indenture (other than the failure to comply with any covenant or agreement to file with the trustee information required to be filed with the SEC or a default in the performance or breach of a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

  (5)
  certain events of bankruptcy, insolvency or reorganization of Ashford Prime.

        Any failure to perform, or breach of, any covenant or agreement by Ashford Prime in respect of the debt securities with respect to the filing with the trustee of the information required to be filed with the SEC shall not be a default or an event of default. Remedies against Ashford Prime for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Ashford Prime by the trustee or to Ashford Prime and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Reporting Noncompliance" under the indenture, Ashford Prime will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such securities from and including the 151st day following such notice, until such failure or breach is cured.

        Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.

        If an event of default shall have occurred and be continuing in respect of a series of debt securities, in each and every case, unless the principal of all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to Ashford Prime and, if given by such holders, to the trustee, may declare the unpaid principal of all the debt securities to be due and payable immediately.

        The holders of a majority in aggregate principal amount of a series of debt securities, by written notice to Ashford Prime and the trustee may waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to such series of debt securities and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the debt securities of such series as and when the same shall become due by the terms of such series. Upon any such waiver, the default covered by such waiver and any event of default arising from such default shall be deemed to be cured for all purposes of the indenture.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of securities of any other outstanding series of debt securities. Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith shall determine that the proceeding so directed would involve the trustee in personal liability.

Merger

        Each indenture provides that Ashford Prime may merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person if:

          (1)   either (a) Ashford Prime is the continuing company or (b) the successor person expressly assumes all of the obligations of Ashford Prime under the applicable indenture, is an entity treated as a corporation for U.S. tax purposes and obtains either (x) an opinion, in form and substance reasonably acceptable to the trustee or (y) a ruling from the U.S. Internal Revenue Service, in either case (x) or (y) to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and

          (2)   no event of default and no event that, after notice or lapse of time or both, would become an event of default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

Satisfaction and Discharge of Indentures

        The indenture with respect to any series of debt securities (except for certain specified surviving obligations, including our obligation to pay the principal of and interest, if any, on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

        Ashford Prime and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of securities for one or more of the following purposes:

  •
  to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

  •
  to add an additional obligor on the debt securities or to evidence the succession of another person to Ashford Prime, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of Ashford Prime pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to add to the covenants of Ashford Prime for the benefit of the holders of any outstanding series of debt securities or to surrender any of Ashford Prime's rights or powers under the indenture;

  •
  to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;

  •
  to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to secure the debt securities of any series;

  •
  to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

  •
  to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of Ashford Prime shall apply to such series, to provide which of the events of default shall apply to such series, to name one or more guarantors and provide for guarantees of such series of debt securities, to provide for the terms and conditions upon which any guarantees by a guarantor of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

  •
  to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture; or

  •
  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

        In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, Ashford Prime and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

  •
  extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount of such debt securities or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity of such debt securities;

  •
  reduce the rate of or extend the time for payment of interest on any debt security of any series;

  •
  reduce the premium payable upon the redemption of any debt security;

  •
  make any debt security payable in currency other than that stated in the debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

  •
  modify the subordination provisions applicable to any debt security or any related guarantee in a manner materially adverse to the holder of such debt security; or

  •
  reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

        A supplemental indenture that changes or eliminates any covenant, event of default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, event of default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

        It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Defeasance and Discharge of Obligations

        Ashford Prime's obligations with respect to a series of debt securities will be discharged upon compliance with the conditions under the caption "—Covenant Defeasance" if, with respect to all debt securities of such series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described below, such debt securities of such series have been paid by Ashford Prime by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay at maturity or upon redemption all such outstanding debt securities of such series, such deposit to include: principal; premium, if any; interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and all other payments due under the terms of the indenture with respect to the debt securities of such series.

        Notwithstanding the above, Ashford Prime may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for a series of debt securities: to make any interest or principal payments that may be required; to register the transfer or exchange of a series of debt securities; to execute and authenticate a series of debt securities; to replace stolen, lost or mutilated debt securities of such series; to maintain an office or agency; to maintain paying agencies; and to appoint new trustees as required.

        Ashford Prime also may not be discharged from the following obligations which will survive the satisfaction and discharge of a series of debt securities: to compensate and reimburse the trustee in accordance with the terms of the indenture; to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on a series of debt securities shall have respectively come due and payable and remit those payments to the holders if required; and to withhold or deduct taxes as provided in the indenture.

Covenant Defeasance

        Upon compliance with specified conditions, Ashford Prime will not be required to comply with some covenants contained in the indenture, and any omission to comply with the obligations will not constitute a default or event of default relating to a series of debt securities, or, if applicable, Ashford Prime's obligations with respect to a series of debt securities will be discharged. These conditions are:

  •
  Ashford Prime irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and Ashford Prime under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or governmental obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay principal of, premium, if any, and interest on the outstanding debt securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it under the indenture, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to such series of debt securities;

  •
  Ashford Prime delivers to the trustee an officer's certificate stating that all specified conditions precedent relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

  •
  no event of default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an event of default shall have occurred and be continuing, on the date of such deposit;

  •
  Ashford Prime shall have delivered to the trustee an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that the holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of Ashford Prime's exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

  •
  such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and

  •
  such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on Ashford Prime pursuant to the indenture.

DESCRIPTION OF RIGHTS

        We may issue rights to our stockholders to purchase shares of our common stock or other securities. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The statements made in this section relating to the rights are summaries only. These summaries are not complete. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus is a part.

        We will provide in a prospectus supplement the following terms of the rights being issued:

  •
  the date of determining the stockholders entitled to the rights distribution,

  •
  the aggregate number of shares of our common stock or other securities purchasable upon exercise of the rights,

  •
  the exercise price,

  •
  the aggregate number of rights issued,

  •
  the date, if any, on and after which the rights will be separately transferable,

  •
  the date on which the right to exercise the rights will commence, and the date on which the right will expire,

  •
  a discussion of certain federal income tax considerations applicable to the rights, and

  •
  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

        Each right will entitle the holder of rights to purchase for cash the principal amount of debt securities or the number of shares of our common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

        Holders may exercise rights as described in the applicable prospectus supplement. After we receive payment and the rights certificate is properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

        While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

        We may issue units consisting of common stock, preferred stock, depositary shares, warrants, debt securities, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Common Stock," "Description of Preferred Stock," "Description of Warrants" and "Description of Debt Securities" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, the unit agent and any of its agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

 RESTRICTIONS ON OWNERSHIP AND TRANSFER

        The following summary with respect to restrictions on ownership and transfer of our stock sets forth certain general terms and provisions of our charter to which any prospectus supplement may relate. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, as amended and supplemented from time to time, including any articles supplementary relating to any class or series of preferred stock offered pursuant to this prospectus. A copy of our existing charter is filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Any amendment or supplement to our charter relating to a class or series of securities offered pursuant to this prospectus will be filed with the SEC and will be incorporated by reference as an exhibit to the applicable prospectus supplement. See "Where You Can Find More Information."

        In order for us to qualify as a REIT under the Code, not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made by us). In addition, if we, or one or more owners (actually or constructively) of 10% or more of the outstanding shares of our capital stock, actually or constructively own 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), other than a taxable REIT subsidiary ("TRS"), the rent received by us (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made by us).

        Our charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the lesser of the total number or value of the outstanding shares of our common stock or (ii) 9.8% of the lesser of the total number or value of the outstanding shares of any class or series of our preferred stock or any other stock of our company. We refer to this restriction as the "ownership limit."

        The ownership attribution rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock and thereby subject the common stock to the ownership limit.

        Our board of directors may, in its sole discretion, waive the ownership limit with respect to one or more stockholders who would not be treated as "individuals" for purposes of the Code if it determines that such ownership will not cause any "individual's" beneficial ownership of shares of our capital stock to violate the ownership limit and that any exemption from the ownership limit will not jeopardize our status as a REIT (for example, by causing any tenant of ours to be considered a "related party tenant" for purposes of the REIT qualification rules).

        As a condition of any waiver, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

        In connection with the waiver of the ownership limit or at any other time, our board of directors may decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our capital stock is in excess of such decreased ownership limit until such time as such person or entity's percentage of our capital stock equals or falls below the decreased ownership limit, but any further acquisition of our capital stock in excess of such percentage ownership of our capital stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer "individuals" (as defined for purposes of the REIT ownership restrictions under the Code) to beneficially own more than 49.5% of the value of our outstanding capital stock.

        Our charter provisions further prohibit:

  •
  any person from actually or constructively owning shares of our capital stock that would result in us being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

  •
  any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution);

  •
  any person from beneficially or constructively owning our stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

  •
  any person from beneficially or constructively owning or transferring our stock if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management companies failing to qualify as "eligible independent contractors" under the REIT rules.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Pursuant to our charter, if any purported transfer of our capital stock or any other event would otherwise result in any person violating the ownership limits or the other restrictions in our charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the "purported owner") as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). The number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us or with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust and all dividends and other distributions paid by us with respect to such "excess" shares prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit, then our charter provides that the transfer of the excess shares will be void. Subject to Maryland law, effective as of the date that such excess shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a purported owner prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if we have already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote.

        Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our capital stock at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the market price on the date we, or our designee, accept(s) such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner and any dividends or other distributions held by the trustee with respect to such capital stock will be paid to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (i) the net price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the net sales proceeds received by the trust for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the charitable beneficiary.

        Our charter also provides that "Benefit Plan Investors" (as defined in our charter) may not hold, individually or in the aggregate, 25% or more of the value of any class or series of shares of our capital stock to the extent such class or series does not constitute "Publicly Offered Securities" (as defined in our charter).

        All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage as provided in the regulations promulgated under the Code) of the lesser of the number or value of the shares of our outstanding capital stock must give written notice to us within 30 days after the end of each calendar year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of our stock as our board of directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements or any taxing authority or governmental agency or to determine any such compliance.

        All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

        These ownership limits could delay, deter or prevent a transaction or a change of control of our company that might involve a premium price over the then-prevailing market price for the holders of some, or a majority, of our outstanding shares of common stock or which such holders might believe to be otherwise in their best interest.

 MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following is a summary of material provisions of Maryland law and of our charter and bylaws. The summary is qualified in its entirety by reference to the MGCL, our charter and bylaws. Copies of our charter and bylaws are filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find Additional Information."

The Board of Directors

        Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL and not more than 15. Pursuant to an election made under Subtitle 8 of Title 3 of the MGCL, our charter provides that any and all vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors even if the remaining directors constitute less than a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Our charter also provides that a director may be removed only for cause and only upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors. Under our charter, cause means, with respect to any particular director, conviction of a felony or a final judgment of court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active deliberate dishonesty. However, because of the board's exclusive power to fill vacant directorships, stockholders will be precluded from filling the vacancies created by their removal of incumbent directors.

        Pursuant to our charter, members of our board of directors serve one year terms and until their successors are elected and qualified. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders at which our board of directors is elected, the holders of a plurality of the shares of our common stock will be able to elect all of the members of our board of directors. Pursuant to our charter, for so long as Ashford Advisor serves as our external advisor, we are required to include two persons designated by Ashford Advisor as candidates for election as director at any stockholder meeting at which directors are elected.

Business Combinations

        Maryland law prohibits "business combinations" between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates as asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder of a corporation as:

  •
  any person who beneficially owns 10% or more of the voting power of the voting stock of the corporation; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

        A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

        After the five year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of the then-outstanding shares of common stock; and

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  two-thirds of the votes entitled to be cast by holders of the common stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if certain fair price requirements set forth in the MGCL are satisfied.

        The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

        Our charter includes a provision opting out of the business combination/moratorium provisions of the MGCL. Consequently, the five-year moratorium and the super-majority vote/fair price requirements will not apply to business combinations between us and any interested stockholder of ours unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.

Control Share Acquisitions

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, by any person of ownership, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise the appraisal rights provided by the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation at any time prior to the acquisition of the shares.

        Our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. Consequently, the control share acquisitions statute will not apply unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.

Maryland Unsolicited Takeovers Act

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors, to any or all of five provisions: a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of directors;

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  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

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  a majority requirement for the calling of a special meeting of stockholders.

        In our charter, we have elected that vacancies on the board be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we:

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  vest in the board the exclusive power to fix the number of directorships; and

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  provide that unless called by our board of directors, the chairman of our board of directors or our chief executive officer, a special meeting of stockholders may only be called by our secretary upon the written request of holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting.

Amendment to Our Charter and Bylaws

        Our charter may be amended only if declared advisable by the board of directors and approved by the affirmative vote of the holders of at least a majority of all of the votes entitled to be cast on the matter, except that two-thirds of all votes are required to amend the provisions of our charter regarding restrictions on the transfer and ownership of our stock. As permitted by the MGCL, our charter contains a provision permitting our directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock of any class or series that we have authority to issue. Our charter provides that our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and make new bylaws.

Dissolution of Our Company

        The dissolution of our company must be declared advisable by the board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Special Meetings of Stockholders

        Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer or, in the case of a stockholder requested special meeting, by our secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that:

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  with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon, including nominations of persons for election to our board of directors, will be those properly brought before the annual meeting:

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  pursuant to our notice of the meeting;

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  by, or at the direction of, our board of directors; or

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  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws;

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  with respect to a special meeting of stockholders, only the business specified in our company's notice of meeting may be brought before the meeting of stockholders; and

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  with respect to a special meeting of stockholders, nominations of persons for election to our board of directors may be made only:

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  by, or at the direction of, our board of directors; or

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  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

        Generally, in accordance with our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the prior year's annual meeting of stockholders. For a stockholder seeking to nominate a candidate for our board of directors, the notice must include all information regarding the nominee that would be required in connection with the solicitation for the election of such nominee, including name, address, occupation and number of shares held. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

No Stockholder Rights Plan

        We do not have, and we do not intend to adopt, a stockholder rights plan unless our stockholders approve in advance the adoption of a plan. If our board of directors adopts a plan for our company, we will submit the stockholder rights plan to our stockholders for a ratification vote within 12 months of adoption, without which the plan will terminate.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        The provisions restricting ownership and transfer of our stock in our charter, as well as the advance notice provisions of our bylaws could delay, deter or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders otherwise believe may be in their best interest. In addition, our board of directors has the power to increase the aggregate number of authorized shares and classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly-classified shares, and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deterring, or preventing a transaction or a change of control of us. See "Restrictions on Ownership and Transfer", "Description of Common Stock—Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock" and "Description of Preferred Stock—Power to Increase Authorized Stock and Issue Additional Shares of Our Preferred Stock. Further, our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees.

        If our charter were to be amended to avail the corporation of the business combination provisions of the MGCL or to remove or modify the provision in the charter opting out of the control share acquisition provisions of the MGCL, or if we elect to be subject to any of the other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        Our charter and the partnership agreement provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by Maryland law, as amended from time to time.

        Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

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  an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

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  was committed in bad faith; or

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  was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or on the director's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. These limitations of liabilities do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

        Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

        We have entered into indemnification agreements with our directors and executive officers that obligate us to indemnify our directors and executive officers, and advance expenses as described above.

        Our bylaws also obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above. Subject to the approval of our board of directors, we are also obligated, to the fullest extent permitted by Maryland law in effect from time to time, and to such further extent as we shall deem appropriate under the circumstances, to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company.

        The partnership agreement of our operating partnership provides that we, as the general partner, and our officers and directors are indemnified to the fullest extent permitted by law. See "Partnership Agreement—Exculpation and Indemnification of the General Partner."

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 PARTNERSHIP AGREEMENT

Management

        Ashford Hospitality Prime Limited Partnership, our operating partnership, has been organized as a Delaware limited partnership. One of our wholly-owned subsidiaries is the sole general partner of this partnership, and one of our subsidiaries holds limited partnership units in this partnership. As of January 27, 2015, we owned, through wholly-owned subsidiaries, approximately 73.0% of the partnership interests in our operating partnership, Ashford Trust OP owned 15.0% and the limited partners of Ashford Trust OP owned the remaining approximately 12.0% of the partnership interests in our operating partnership on a fully-diluted basis. In the future, we may issue additional interests in our operating partnership to third parties.

        Pursuant to the partnership agreement of our operating partnership, we, as the sole managing member of the general partner, generally have full, exclusive and complete responsibility and discretion in the management, operation and control of the partnership, including the ability to cause the partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties, borrowings and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of our operating partnership by virtue of being a holder of limited partnership units.

        Our subsidiary may not be removed as general partner of the partnership. Upon the bankruptcy or dissolution of the general partner, the general partner shall be deemed to be removed automatically.

        The limited partners of our operating partnership have agreed that in the event of a conflict in the fiduciary duties owed (i) by us to our stockholders and (ii) by us, as general partner of our operating partnership, to those limited partners, we may act in the best interests of our stockholders without violating our fiduciary duties to the limited partners of our operating partnership or being liable for any resulting breach of our duties to the limited partners.

Transferability of Interests

        General Partner.    The partnership agreement provides that we may not transfer our interest as a general partner (including by sale, disposition, merger or consolidation) except:

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  in connection with a merger of our operating partnership, a sale of substantially all of the assets of our operating partnership or other transaction in which the limited partners receive a certain amount of cash, securities or property; or

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  in connection with a merger of us or the general partner into another entity, if the surviving entity contributes substantially all its assets to our operating partnership and assumes the duties of the general partner under the operating partnership agreement.

        Limited Partner.    The partnership agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of the limited partnership units without our consent, which we may give or withhold in our sole discretion. However, an individual partner may donate his units to his immediate family or a trust wholly-owned by his immediate family, without our consent. The partnership agreement contains other restrictions on transfer if, among other things, that transfer:

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  would cause us to fail to comply with the REIT rules under the Code; or

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  would cause our operating partnership to become a publicly-traded partnership under the Code.

Capital Contributions

        The partnership agreement provides that if the partnership requires additional funds at any time in excess of funds available to the partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the partnership. Under the partnership agreement, we will be obligated to contribute the proceeds of any offering of stock as additional capital to our operating partnership. Our operating partnership is authorized to cause the partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in both the partnership's and our best interests.

        The partnership agreement provides that we may make additional capital contributions, including properties, to the partnership in exchange for additional partnership units. If we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of such additional capital contribution and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, the capital accounts of the partners will be adjusted upward or downward to reflect any unrealized gain or loss attributable to our properties as if there were an actual sale of such properties at the fair market value thereof. Limited partners have no preemptive right to make additional capital contributions.

        The operating partnership could also issue preferred partnership interests in connection with the acquisitions of property or otherwise. Any such preferred partnership interests have priority over common partnership interests with respect to distributions from the partnership, including the partnership interests that our wholly-owned subsidiaries own.

Redemption Rights

        Under the partnership agreement, we have granted to each limited partner holding common units (other than our subsidiary) the right to redeem its common units. This right may be exercised at the election of a limited partner by giving us written notice, subject to some limitations. The purchase price for the common units to be redeemed will equal the fair market value of our common stock. The purchase price for the common units may be paid in cash, or, in our discretion, by the issuance by us of a number of shares of our common stock equal to the number of common units with respect to which the rights are being exercised. However, no limited partner will be entitled to exercise its redemption rights to the extent that the issuance of common stock to the redeeming partner would be prohibited under our charter or, if after giving effect to such exercise, would cause any person to own, actually or constructively, more than 9.8% of our common stock, unless such ownership limit is waived by us in our sole discretion. The common units issued to the limited partners generally may be redeemed at any time after the first anniversary of their issuance.

        In all cases, however, no limited partner may exercise the redemption right for fewer than 1,000 partnership units or, if a limited partner holds fewer than 1,000 partnership units, all of the partnership units held by such limited partner.

        Certain of our executive officers may elect to receive a special class of partnership units in our operating partnership referred to as LTIP units pursuant to the 2013 Equity Incentive Plan. LTIP units vest over a number of years and whether vested or not, generally receive the same treatment as common units of our operating partnership, with the key difference being, at the time of the award, LTIP units do not have full economic parity with common units but can achieve such parity over time. The LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when our stock is trading at some level in excess of the price it was trading on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement, for our operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of partnership interests. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when the operating partnership's assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached. If such parity is reached, vested LTIP units become convertible into an equal number of common units and at that time, the holder will have the redemption rights described above. Until and unless such parity is reached, the LTIP units are not redeemable.

        As of January 27, 2015, the aggregate number of shares of common stock issuable upon exercise of the redemption rights by holders of common units is 8,367,875. The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.

Conversion Rights

        The holders of the LTIP units will have the right to convert vested LTIP units into ordinary common units on a one-for-one basis at any time after such LTIP units have achieved economic parity with the common units. As of January 27, 2015, there were 354,951 LTIP units outstanding, none of which have reached full economic parity with the common units. No other limited partners have any conversion rights.

Operations

        The partnership agreement requires the partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to minimize any excise tax liability imposed by the Code and to ensure that the partnership will not be classified as a "publicly-traded partnership" taxable as a corporation under Section 7704 of the Code.

        In addition to the administrative and operating costs and expenses incurred by the partnership, the partnership pays all of our administrative costs and expenses. These expenses are treated as expenses of the partnership and generally include:

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  all expenses relating to our continuity of existence;

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  all expenses relating to offerings and registration of securities;

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  all expenses associated with the preparation and filing of any of our periodic reports under federal, state or local laws or regulations;

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  all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

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  all of our other operating or administrative costs incurred in the ordinary course of its business on behalf of the partnership.

Distributions

        The partnership agreement provides that the partnership will make cash distributions in amounts and at such times as determined by us in our sole discretion, to us and other limited partners in accordance with the respective percentage interests of the partners in the partnership.

        Upon liquidation of the partnership, after payment of, or adequate provisions for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.

Allocations

        Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the other limited partners in accordance with the respective percentage interests of the partners in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder.

Amendments

        Generally, we, as sole managing member of the sole general partner of our operating partnership, may amend the partnership agreement without the consent of any limited partner to clarify the partnership agreement, to make changes of an inconsequential nature, to reflect the admission, substitution or withdrawal of limited partners, to reflect the issuance of additional partnership interests or if, in the opinion of counsel, necessary or appropriate to satisfy the Code with respect to partnerships or REITs or federal or state securities laws. However, any amendment which alters or changes the distribution or redemption rights of a limited partner (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the partnership agreement), changes the method for allocating profits and losses, imposes any obligation on the limited partners to make additional capital contributions or adversely affects the limited liability of the limited partners requires the consent of holders of at least two-thirds of the limited partnership units. Other amendments require approval of the general partner and holders of 50% of the limited partnership units.

        In addition, the partnership agreement may be amended, without the consent of any limited partner, in the event that we or any of our subsidiaries engages in a merger or consolidation with another entity and immediately after such transaction the surviving entity contributes to our operating partnership substantially all of the assets of such surviving entity and the surviving entity agrees to assume our subsidiary's obligation as general partner of the partnership. In such case, the surviving entity will amend the partnership agreement to arrive at a new method for calculating the amount a limited partner is to receive upon redemption or conversion of a partnership unit (such method to approximate the existing method as much as possible).

Exculpation and Indemnification of the General Partner

        The partnership agreement of our operating partnership provides that neither the general partner, nor any of its directors and officers will be liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if the general partner acted in good faith.

        In addition, the partnership agreement requires our operating partnership to indemnify and hold the general partner and its directors, officers and any other person it designates, harmless from and against any and all claims arising from operations of our operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

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  the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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  the indemnitee actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

        No indemnitee may subject any partner of our operating partnership to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of the partnership.

Term

        The partnership has a perpetual life, unless dissolved upon:

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  the general partner's bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership);

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  the passage of 90 days after the sale or other disposition of all or substantially all the assets of the partnership;

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  the redemption of all partnership units (other than those held by us, if any); or

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  an election by us in our capacity as the sole owner of the general partner.

Tax Matters

        The general partner is the tax matters partner of the operating partnership. We have the authority to make tax elections under the Code on behalf of the partnership. The net income or net loss of the operating partnership is generally allocated to us and the limited partners in accordance with our and their respective percentage interests in the partnership, subject to compliance with the provisions of the Code.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of the material federal income tax considerations that may be relevant to a prospective holder of our common stock. Supplemental material federal income tax considerations relevant to the ownership of certain securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. The discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as:

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  insurance companies;

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  financial institutions or broker-dealers;

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  tax-exempt organizations (except to the limited extent discussed in "—Taxation of Tax-Exempt Stockholders");

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  foreign corporations;

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  persons who are not citizens or residents of the United States (except to the limited extent discussed in "—Taxation of Non-U.S. Holders of Stock");

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  investors who hold or will hold our common stock as part of hedging or conversion transactions;

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  investors subject to federal alternative minimum tax;

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  investors that have a principal place of business or "tax home" outside the United States;

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  investors whose functional currency is not the United States dollar;

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  U.S. expatriates;

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  persons who mark-to-market our common stock;

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  subchapter S corporations;

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  regulated investment companies and REITs; and

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  persons who receive our common stock through the exercise of employee stock options or otherwise as compensation.

        This summary assumes that stockholders will hold our common stock as capital assets.

        The statements of law in this discussion are based on current provisions of the Code, existing temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any tax consequences described below.

        We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our common stock and of our election to be taxed as a REIT. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.

Taxation of Our Company

        We have elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended December 31, 2013. We believe that, commencing with such taxable year, we have been organized and operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. Additionally, under applicable Treasury Regulations, if Ashford Trust failed to qualify as a REIT in any of its 2009 through 2013 taxable years, unless Ashford Trust's failure to qualify as a REIT was subject to relief as described below under "—Failure to Qualify," we would be prevented from electing to qualify as a REIT prior to the fifth calendar year following the year in which Ashford Trust failed to qualify. This section discusses the laws governing the federal income tax treatment of a REIT and its investors. These laws are highly technical and complex.

        In connection with this prospectus, Gibson, Dunn & Crutcher LLP will issue an opinion to us to the effect that, commencing with our short year ended December 31, 2013, we have been organized and operated in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2015 and thereafter. Investors should be aware that Gibson, Dunn & Crutcher LLP's opinion will be based upon customary assumptions, will be conditioned upon the accuracy of certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and is not binding upon the IRS or any court. Gibson, Dunn & Crutcher LLP's opinion will be further conditioned upon an opinion we receive from Andrews Kurth LLP, upon which Gibson, Dunn & Crutcher LLP will be entitled to rely, that Ashford Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for its five taxable years ending December 31, 2009 through December 31, 2013. In addition, Gibson, Dunn & Crutcher LLP's opinion is based on existing federal income tax law governing qualification as a REIT as of the date of the opinion, which is subject to change either prospectively or retroactively. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests include the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Gibson, Dunn & Crutcher LLP will have reviewed those matters in connection with its opinion, Gibson, Dunn & Crutcher LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. Gibson, Dunn & Crutcher LLP's opinion will not foreclose the possibility that we may have to use one or more REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify."

        If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

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  We will pay federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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  Under certain circumstances, we may be subject to the alternative minimum tax on items of tax preference.

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  We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

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  We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under "—Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amount by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability.

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  If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% nondeductible excise tax on the excess of this required distribution over the sum of the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder, as defined below under "—Taxation of Taxable U.S. Holders of Stock," would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

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  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation's basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during a specified period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of: (1) the amount of gain that we recognize at the time of the sale or disposition; or (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

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  We will incur a 100% excise tax on transactions with a TRS that are not conducted on an arm's-length basis.

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  If we fail to satisfy certain asset tests, described below under "—Asset Tests" and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax of the greater of $50,000 or at the highest corporate rate on the income generated by the non-qualifying assets.

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  We may be subject to a $50,000 tax for each failure if we fail to satisfy certain REIT qualification requirements, other than income tests or asset tests, and the failure is due to reasonable cause and not willful neglect.

        In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS in which we own an interest will be subject to federal and state corporate income tax on its taxable income.

Requirements for REIT Qualification

        A REIT is a corporation, trust, or association that meets the following requirements:

  1.
  it is managed by one or more trustees or directors;

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  its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;

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  it would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws;

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  it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

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  at least 100 persons are beneficial owners of its shares or ownership certificates;

  6.
  no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include certain entities, during the last half of each taxable year;

  7.
  it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

  8.
  it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws;

  9.
  it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

  10.
  it has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

        We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year, must meet requirement 10 at the close of each taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of our stock in proportion to their actuarial interests in the trust for purposes of requirement 6. Requirements 5 and 6 will apply to us beginning with our taxable year ended December 31, 2014.

        After the issuance of common stock pursuant to the spin-off, we had issued sufficient common stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of the stock are described in "Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.

        If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.

        In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.

Qualified REIT Subsidiaries

        A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described in this section, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of that subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. Similarly, any wholly-owned limited liability company or certain wholly-owned partnerships that we own will be disregarded, and all assets, liabilities and items of income, deduction and credit of such limited liability company will be treated as ours.

Other Disregarded Entities and Partners

        An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (as described below under "—Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of our operating partnership and of any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own or will acquire an interest, directly or indirectly (each, a "Partnership" and, together, the "Partnerships"), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        We may in the future acquire interests in partnerships and limited liability companies that are joint ventures in which we do not own general partner or managing member interests. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT "savings" provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries

        Subject to restrictions on the value of TRS securities held by the REIT, a REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation. The TRS and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a TRS. A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated but is permitted to lease hotels from a related REIT as long as the hotels are operated on behalf of the TRS by an "eligible independent contractor." Overall, no more than 25% of the value of a REIT's assets may consist of TRS securities. A timely election has been made with respect to each of our TRSs. Each of our hotel properties is leased by one of our TRSs. Additionally, we may form or acquire one or more additional TRSs in the future. See the separate section entitled "—Taxable REIT Subsidiaries."

Income Tests

        We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

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  rents from real property;

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  interest on debt secured by mortgages on real property or on interests in real property;

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  dividends or other distributions on, and gain from the sale of, shares in other REITs;

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  gain from the sale of real estate assets;

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  income derived from the temporary investment of new capital or "qualified temporary investment income," that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital; and

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  income and gain derived from foreclosure property, as defined below under "Foreclosure Property."

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of any property that we hold primarily for sale to customers in the ordinary course of business and cancellation of indebtedness, or COD, income is excluded from both income tests. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests, as discussed below in "—Foreign Currency Gain." In addition, income and gain from "hedging transactions," as defined in the section below entitled "—Hedging Transactions," that we enter into will be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. Rules similar to those applicable to income from "hedging transactions" apply to income arising from transactions that we enter into primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). The following paragraphs discuss the specific application of the gross income tests to us.

        Rents from Real Property.    Rent that we receive from real property that we own and lease to tenants will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

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  First, the rent must not be based, in whole or in part, on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or gross sales.

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  Second, neither we nor a direct or indirect owner of 10% or more of our shares of stock may own, actually or constructively, 10% or more of a tenant, other than a TRS, from whom we receive rent. If the tenant is a TRS either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space or (ii) the TRS leases a qualified lodging facility or qualified health care property and engages an "eligible independent contractor" to operate such facility or property on its behalf.

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  Third, if the rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as "rents from real property." If rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property.

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  Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated, from whom we do not derive revenue, and who does not, directly or through its stockholders, own more than 35% of our shares of stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an "independent contractor," but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties. See "—Taxable REIT Subsidiaries."

        Pursuant to percentage leases, our TRSs lease each of our properties. The percentage leases provide that the our TRSs are obligated to pay to the Partnerships (1) a minimum base rent plus percentage rent based on gross revenue and (2) "additional charges" or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by revenues for each of the hotels. Both base rent and the thresholds in the percentage rent formulas may be adjusted for inflation.

        In order for the base rent, percentage rent, and additional charges to constitute "rents from real property," the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

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  the property owner's expectation of receiving a pre-tax profit from the lease;

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  the intent of the parties;

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  the form of the agreement;

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  the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement;

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  the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property;

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  the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease; and

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  the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties.

        In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:

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  the service recipient is in physical possession of the property;

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  the service recipient controls the property;

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  the service recipient has a significant economic or possessory interest in the property, or whether the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property;

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  the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

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  the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

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  the total contract price substantially exceeds the rental value of the property for the contract period.

        Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.

        We believe that our percentage leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts:

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  the Partnerships, on the one hand, and our TRSs, on the other hand, intend for their relationship to be that of a lessor and lessee, and such relationship is documented by lease agreements;

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  our TRSs have the right to the exclusive possession, use, and quiet enjoyment of the hotels during the term of the percentage leases;

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  our TRSs bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels and generally dictate how the hotels are operated, maintained, and improved;

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  our TRSs bear all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than, in certain cases, real estate taxes;

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  our TRSs benefit from any savings in the costs of operating the hotels during the term of the percentage leases;

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  our TRSs generally indemnify the Partnerships against all liabilities imposed on the Partnerships during the term of the percentage leases by reason of (1) injury to persons or damage to property occurring at the hotels, (2) our TRSs' use, management, maintenance, or repair of the hotels, (3) any environmental liability caused by acts or grossly negligent failures to act of our TRSs, (4) taxes and assessments in respect of the hotels that are the obligations of our TRSs, or (5) any breach of the percentage leases or of any sublease of a hotel by our TRSs;

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  our TRSs are obligated to pay, at a minimum, substantial base rent for the period of use of the hotels;

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  our TRSs stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

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  the Partnerships cannot use the hotels concurrently to provide significant services to entities unrelated to our TRSs;

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  the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases;

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  each lease, at the time we entered into it enabled the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases (and we expect that each lease, at any time it is subsequently renewed or extended, will do the same); and

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  upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

        Investors should be aware that there are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that the Partnerships receive from our TRSs may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. As described above, in order for the rent received by us to constitute "rents from real property," several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as "rents from real property" if it is based on percentages of gross receipts or gross sales and the percentages:

  •
  are fixed at the time the percentage leases are entered into;

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  are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

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  conform with normal business practice.

        More generally, the percentage rent will not qualify as "rents from real property" if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from the hotels that are established in the percentage leases, and we believe (and have represented to Gibson, Dunn & Crutcher LLP in connection with its opinion) that the percentages (1) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (2) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we anticipate (and have represented to Gibson, Dunn & Crutcher LLP in connection with its opinion) that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.

        Another requirement for qualification of our rent as "rents from real property" is that we must not own, actually or constructively, 10% or more of the stock of any corporate lessee or 10% or more of the assets or net profits of any non-corporate lessee (a "related party tenant") other than a TRS. All of our hotels are leased to TRSs. In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

        As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an "eligible independent contractor" to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as "rents from real property" as long as the property is a "qualified lodging facility" and such property is operated on behalf of the TRS by a person from whom we derive no income who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified lodging facilities" for any person unrelated to us and the TRS lessee (an "eligible independent contractor"). A "qualified lodging facility" is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "qualified lodging facility" includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See "—Taxable REIT Subsidiaries."

        Our TRS lessees engaged Remington, Marriott, Hilton and Accor, and in the future may engage other independent third-party hotel managers, that qualify as "eligible independent contractors" to operate the related hotels on behalf of such TRS lessees.

        A third requirement for qualification of our rent as "rents from real property" is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the "personal property ratio"). With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 95% or 75% gross income test and thus lose our REIT status.

        A fourth requirement for qualification of our rent as "rents from real property" is that, other than within the 1% de minimis exception described above (i.e., we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property) and other than through a TRS, we cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because the Partnerships will not perform any services other than customary services for our TRSs. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform noncustomary services for our TRSs.

        If a portion of our rent from a hotel does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status. If, however, the rent from a particular hotel does not qualify as "rents from real property" because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee is a related party tenant other than a TRS, or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as "rents from real property."

        In that case, we likely would be unable to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. However, in either situation, we may still qualify as a REIT if the relief described below under "—Failure to Satisfy Gross Income Tests" is available to us.

        In addition to the rent, our TRSs are required to pay to the Partnerships certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that the Partnerships are obligated to pay to third parties or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that such charges represent interest that is accrued on the late payment of the rent or additional charges, such charges will not qualify as "rents from real property," but instead should be treated as interest that qualifies for the 95% gross income test.

        Interest.    The term "interest," as defined for purposes of both the 75% and 95% gross income tests, generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person.

However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision," income attributable to such participation feature will be treated as gain from the sale of the secured property.

        Dividends.    Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends or other distributions received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

        COD Income.    From time-to-time, we and our subsidiaries may recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

        Foreign Currency Gain.    Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of the assets owned by the Partnerships is held primarily for sale to customers and that a sale of any such asset would not be to a customer in the ordinary course of the owning entity's business. There are safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that the Partnerships will avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. "Foreclosure property" is any real property, including interests in real property, and any personal property incident to such real property:

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  that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

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  for which the related loan or lease was acquired by the REIT at a time when the REIT had no intent to evict or foreclose or the REIT did not know or have reason to know that default would occur; and

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  for which such REIT makes a proper election to treat such property as foreclosure property.

        However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

  •
  on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

  •
  which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

        As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee's leasehold interest, and we are unable to find a replacement lessee for the hotel within 90 days of such foreclosure, gross income from hotel operations conducted by us from such hotel would cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor to manage and operate the hotel. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.

        Hedging Transactions.    From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, floors, options to purchase such items, futures and forward contracts. To the extent that we enter into hedging transactions, income arising from "clearly identified" hedging transactions that are entered into by the REIT in the normal course of business, either directly or through certain subsidiary entities, to manage the risk of interest rate movements, price changes, or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by the REIT to acquire or carry real estate assets is excluded from the 95% income test and the 75% income test. In general, for a hedging transaction to be "clearly identified," (A) the transaction must be identified as a hedging transaction before the end of the day on which it is entered into, and (B) the items or risks being hedged must be identified "substantially contemporaneously" with the hedging transaction, meaning that the identification of the items or risks being hedged must generally occur within 35 days after the date the transaction is entered into. Rules similar to those applicable to income from hedging transactions, discussed above, apply to income arising from transactions that are entered into by the REIT primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. The REIT income and asset rules may limit our ability to hedge loans or securities acquired as investments.

        We may enter into derivative transactions to protect against risks not specifically associated with debt incurred to acquire qualified REIT assets. The REIT provisions of the Code limit our income and assets in each year from such derivative transactions. Failure to comply with the asset or income limitations within the REIT provisions of the Code could result in penalty taxes or loss of our REIT status. We may contribute non-qualifying derivatives into our TRSs to preserve our REIT status, which may result in any income from such transactions being subject to federal income taxation.

        Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

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  our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

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  following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% or 95% gross income tests is set forth in a schedule for such taxable year filed as specified by Treasury regulations.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

        To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

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  First, at least 75% of the value of our total assets must consist of:

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  cash or cash items, including certain receivables;

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  government securities;

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  interests in real property, including leaseholds and options to acquire real property and leaseholds;

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  interests in mortgages on real property;

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  stock in other REITs; and

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  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

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  Second, except with respect to a TRS, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets.

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  Third, except with respect to a TRS, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities, or the 10% vote test or the 10% value test, respectively.

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  Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

        For purposes of the second and third asset tests, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership.

        For purposes of the 10% value test, the term "securities" does not include:

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  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

  •
  a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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  a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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  Any loan to an individual or an estate.

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  Any "section 467 rental agreement," other than an agreement with a related party tenant.

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  Any obligation to pay "rents from real property."

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  Certain securities issued by governmental entities.

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  Any security issued by a REIT.

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  Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

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  Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Income Tests."

        For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        We monitor the status of our assets for purposes of the various asset tests and seek to manage our assets to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we have to value our investment in our other assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

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  we satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        In the event that we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury and (iii) pay a tax equal to the greater of $50,000 or the highest rate of federal corporate income tax (currently 35%) of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements

        Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

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  the sum of (1) 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

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  the sum of certain items of non-cash income.

        We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration. Any dividends declared in the last three months of the taxable year, payable to stockholders of record on a specified date during such period, will be treated as paid on December 31 of such year if such dividends are distributed during January of the following year.

        We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year;

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  95% of our REIT capital gain income for such year; and

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  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See "—Taxation of Taxable U.S. Holders of Stock—Distributions." If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

        It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses, and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, under some of the percentage leases, the percentage rent is not due until after the end of the calendar quarter. In that case, we still would be required to recognize as income the excess of the percentage rent over the base rent paid by the lessee in the calendar quarter to which such excess relates. In addition, we may not deduct recognized net capital losses from our "REIT taxable income." Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.

        We may satisfy the REIT annual distribution requirements by making taxable distributions of our stock. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We currently do not intend to pay taxable dividends payable in cash and stock.

        In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

        To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of stock. We intend to comply with such requirements.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Income Tests" and "—Asset Tests."

        If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax on our taxable income at regular corporate rates and any applicable alternative minimum tax. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as regular corporate dividends. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and individual and certain non-corporate trust and estate stockholders may be eligible for a reduced maximum U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Holders of Stock

        The term "U.S. holder" means a holder of our common stock that for U.S. federal income tax purposes is a "U.S. person." A U.S. person means:

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  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

Distributions

        As long as we qualify as a REIT, (1) a taxable U.S. holder of our common stock must report as ordinary income distributions that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain, and (2) a corporate U.S. holder of our common stock will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. holder generally will not qualify for a maximum federal income tax rate of 20% for "qualified dividend income." Qualified dividend income generally includes dividends from most U.S. corporations but does not generally include REIT dividends. As a result, our ordinary REIT dividends generally will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual federal income tax rate on ordinary income is 39.6%. However, the maximum federal income tax rate of 20% for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (2) attributable to income upon which we have paid corporate federal income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.

        A U.S. holder generally will report distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our stock. A corporate U.S. holder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay federal income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such holder. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. holder to the extent that it does not exceed the adjusted tax basis of the U.S. holder's stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder's adjusted tax basis in its stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the stock has been held for one year or less. The IRS has ruled that if total distributions for two or more classes of stock are in excess of current and accumulated earnings and profits, dividends must be treated as having been distributed to those stockholders having a priority under the corporate charter before any distribution to stockholders with lesser priority. If we declare a dividend in October, November, or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such dividend shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the dividend during January of the following calendar year.

        Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income generally. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the stock generally will be treated as investment income for purposes of the investment interest limitations.

        We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Disposition of Common Stock

        In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. holder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. holder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. holder previously has characterized as long-term capital gain. All or a portion of any loss that a

U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.

Capital Gains and Losses

        A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder's adjusted tax basis. A U.S. holder's adjusted tax basis generally will equal the U.S. holder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. In general, the maximum federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum federal income tax rate on long-term capital gain from the sale or exchange of "section 1250 property," or depreciable real property, is 25% to the extent that such gain, not otherwise treated as ordinary, would have been treated as ordinary income if the property were "section 1245 property." In addition, individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our common stock. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% federal income tax rate. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay federal income tax on its net capital gain at ordinary corporate federal income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

        We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

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  comes within certain exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. See "—Taxation of Non-U.S. Holders of Stock."

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of our stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, if we are a "pension-held REIT," a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. That percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:

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  the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

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  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see "—Taxation of Our Company—Requirements for Qualification"); and

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  either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Holders of Stock

        The rules governing U.S. federal income taxation of non-U.S. holders of our common stock are complex. A "non-U.S. holder" means a holder that is not a U.S. holder, as defined above, and is not an entity treated as a partnership for U.S. federal income tax purposes. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our common stock, including any reporting requirements.

        The portion of a distribution that is received by a non-U.S. holder that we cannot designate as a capital gain dividend and that is payable out of our current or accumulated earnings and profits will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such distribution paid unless either:

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  a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

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  the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        If a distribution is treated as effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed with respect to such distributions. A non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax with respect to a distribution treated as effectively connected with its conduct of a U.S. trade or business, unless reduced or eliminated by a tax treaty.

        Except as described in the following paragraph, a non-U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we will treat the entire amount of any distribution as a taxable dividend. However, a non-U.S. holder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        If our stock constitutes a United States real property interest, as defined below, unless (1) we are a "domestically-controlled REIT," as defined below or (2) the distribution is with respect to a class of our stock regularly traded on an established securities market located in the United States and is made to a non-U.S. holder that did not own more than 5% of such class of stock at any time during the one-year period ending on the date of distribution, the distribution will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below and, we must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

        For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable (or deemed so attributable pursuant to applicable Treasury regulations) to gain from our sale or exchange of "United States real property interests" under special provisions of the federal income tax laws referred to as "FIRPTA." The term "United States real property interests" includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. holder is taxed on distributions attributable (or deemed attributable) to gain from sales of United States real property interests as if such gain were effectively connected with a United States business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal rates, including applicable capital gains rates, applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Except as described below with respect to regularly traded stock, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount we withhold. Any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States, will not be treated as gain recognized from the sale or exchange of a United States real property interest if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period preceding the date of the distribution. As a result, non-U.S. holders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our common stock has been regularly traded on an established securities market in the United States since the completion of the spin-off. If our common stock is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 5% of our common stock at any time during the one-year period preceding the date of the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above. Moreover, if a non-U.S. holder disposes of our common stock during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

        Any distribution that is made by a REIT that would otherwise be subject to FIRPTA because the distribution is attributable to the disposition of a United States real property interest shall retain its character as FIRPTA income when distributed to any regulated investment company or other REIT, and shall be treated as if it were from the disposition of a United States real property interest by that regulated investment company or other REIT.

        Non-U.S. holders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT's assets are United States real property interests, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, if we are a United States real property holding corporation, a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our stock as long as we are a "domestically-controlled REIT." A domestically-controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders. We cannot assure you that that test will be met. However, a non-U.S. holder that owned, actually or constructively, 5% or less of our stock at all times during a specified testing period will not incur tax under FIRPTA with respect to any such gain if the stock is "regularly traded" on an established securities market. As noted above, our common stock has been regularly traded on an established securities market since immediately following the separation and distribution. If the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, and if shares of the applicable class of our common stock were not "regularly traded" on an established securities market, the purchaser of such common stock would be required to withhold and remit to the IRS 10% of the purchase price. If the gain on the sale of the stock were taxed under FIRPTA, a non-U.S. holder would be taxed in the same manner as U.S. holders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. holder's U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.

        If we are a domestically controlled qualified investment entity and a non-U.S. holder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder shall be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

Information Reporting Requirements and Backup Withholding

        Generally, information reporting will apply to payments of distributions on our stock, and backup withholding may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of our stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. holder of our stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. holder's foreign status and has no actual knowledge to the contrary. Any amount withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against such stockholder's U.S. federal income tax liability (which might entitle such stockholder to a refund), provided that the required information is furnished to the IRS.

        Applicable Treasury Regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury Regulations varies depending on the stockholder's particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Foreign Accounts Tax Compliance Act Withholding

        Pursuant to the Foreign Account Tax Compliance Act, or FATCA, foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with registration and information reporting rules with respect to their U.S. account holders and investors or be subject to a new withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or other foreign entity that does not comply with the FATCA registration and reporting requirements will generally be subject to a new 30% withholding tax on "withholdable payments." For this purpose, withholdable payments generally include U.S.-source payments (including U.S.-source dividends), as well as the entire gross proceeds from a sale of equity or debt instruments of issuers who are considered U.S. issuers under the FATCA rules. The FATCA withholding tax applies even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Applicable Treasury regulations and IRS administrative guidance defer the FATCA withholding obligation for gross proceeds from dispositions of our common stock until January 1, 2017. We will not pay additional amounts in respect of amounts withheld. Investors should consult their tax advisors regarding FATCA.

Tax Aspects of Our Investments in the Partnerships

        The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in the Partnerships. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

        Classification as Partnerships.    We are entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

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  is treated as a partnership under Treasury regulations relating to entity classification (the "check-the-box regulations"); and

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  is not a "publicly-traded" partnership.

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Each Partnership intends to be classified as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

        A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership's gross income for such year consists of certain passive-type income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception").

        Treasury regulations (the "PTP regulations") provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the "private placement exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We anticipate that each Partnership will qualify for the private placement exclusion.

        We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership or a disregarded entity, for federal income tax purposes, we likely would not be able to qualify as a REIT. See "—Taxation of Our Company—Income Tests" and "—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Taxation of Our Company—Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would not be deductible in computing such Partnership's taxable income.

Income Taxation of the Partnerships and Their Partners

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income, gains, losses, deductions, and credits among partners, such allocations will be disregarded for federal income tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gains, losses, deductions, and credits are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to Partnership Properties.    Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the "704(c) Allocations"). The amount of the unrealized gain or unrealized loss ("built-in gain" or "built-in loss") is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In connection with the separation and distribution, appreciated property was acquired by our operating partnership or one of its subsidiaries in exchange for common units. Our operating partnership has a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we will have a lower adjusted tax basis with respect to that portion of our operating partnership's assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This will result in lower depreciation deductions with respect to the portion of our operating partnership's assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition.

        The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. We have elected to use the "traditional method" to account for book-tax differences. Under the traditional method, the carryover basis of contributed properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

        Basis in Partnership Interest.    Our adjusted tax basis in our partnership interest in the operating partnership generally is equal to:

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  the amount of cash and the basis of any other property contributed by us to the operating partnership;

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  increased by our allocable share of the operating partnership's income and gains and our allocable share of indebtedness of the operating partnership; and

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  reduced, but not below zero, by our allocable share of the operating partnership's losses, deductions and credits and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the operating partnership.

        If the allocation of our distributive share of the operating partnership's loss would reduce the adjusted tax basis of our partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the operating partnership's distributions, or any decrease in our share of the indebtedness of the operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Depreciation Deductions Available to our Operating Partnership.    To the extent that our operating partnership acquires its hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally was or will be equal to the purchase price paid by our operating partnership. Our operating partnership's initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor's basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.

Sale of a Partnership's Property

        Generally, any gain realized by us or a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

        Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See "—Taxation of Our Company—Income Tests." We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership's trade or business.

Taxable REIT Subsidiaries

        We own 100% of the stock of one TRS, which has nine subsidiaries, one of which is a TRS, and an indirect interest in another TRS that has TRS subsidiaries. A TRS is a fully taxable corporation for which a TRS election is properly made. A TRS may lease hotels from us under certain circumstances, provide services to our tenants, and perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other assets that are not qualifying assets for purposes of the 75% asset test.

        A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. However, rents received by us from a TRS pursuant to a hotel lease will qualify as "rents from real property" as long as the hotel is operated on behalf of the TRS by a person who satisfies the following requirements:

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  such person is, or is related to a person who is, actively engaged in the trade or business of operating "qualified lodging facilities" for any person unrelated to us and the TRS;

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  such person does not own, directly or indirectly, more than 35% of our stock;

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  no more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our stock; and

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  we do not directly or indirectly derive any income from such person.

        A "qualified lodging facility" is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "qualified lodging facility" includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and us or our tenants that are not conducted on an arm's-length basis. We intend that all of our transactions with any TRS that we form will be conducted on an arm's-length basis, but there can be no assurance that we will be successful in this regard.

        We have formed and made a timely election with respect to our TRSs, which lease each of our properties not owned by a TRS. Additionally, we may form or acquire additional TRSs in the future.

State and Local Taxes

        We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common stock.

 PLAN OF DISTRIBUTION

        We may offer and sell the securities described in this prospectus:

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  through agents;

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  through one or more underwriters or dealers;

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  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  directly to one or more purchasers (through a specific bidding or auction process or otherwise);

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  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act;

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  through a combination of any of these methods of sale; or

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  at a fixed exchange ratio in return for other of our securities.

        The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices relating to the prevailing market prices; or

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  at negotiated prices.

        Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        If we offer and sell securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

        If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        We may solicit offers to purchase the securities directly and we may sell the securities directly to institutional or other investors. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

        We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of business.

        If the applicable prospectus supplement so indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commissions payable for solicitation of those contracts.

        We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our "offering agent." If we reach an agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an underwriter, as that term is defined in the Securities Act with respect to any sales effected through an "at the market" offering.

        Unless indicated in the applicable prospectus supplement, any series of securities issued under this prospectus, other than common stock, will be a new issue of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the NYSE. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

        In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

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  Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

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  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

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  Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

        We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet (sometimes referred to as the "world wide web") or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of "basis points" above an index treasury note. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

 LEGAL MATTERS

        Certain legal matters, including our status as a REIT for U.S. federal income tax purposes, will be passed upon for us by Gibson, Dunn & Crutcher LLP. Certain Maryland law matters, including the validity of the securities offered hereby, will be passed upon for us by Hogan Lovells US LLP or others named in the applicable prospectus supplement. If the securities offered hereby are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Ashford Hospitality Prime, Inc. appearing in Ashford Hospitality Prime, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

290,850 Shares

Series B Preferred Stock

PROSPECTUS SUPPLEMENT

FBR

                        , 2016